SOURCE SCIENTIFIC, INC.

                   NOTICE OF A SPECIAL MEETING OF SHAREHOLDERS
                                   TO BE HELD

                      Wednesday, April 30, 1997, 11:00 a.m.

TO THE SHAREHOLDERS OF SOURCE SCIENTIFIC, INC.:

         You are cordially invited to attend the Special Meeting of Shareholders of SOURCE SCIENTIFIC, INC. (the "Company"), which will be held at 7390 Lincoln Way, Garden Grove, California, on Wednesday, April 30, 1997, at 11:00 a.m., local time (the "Special Meeting"), for the following purposes, all of which are more fully described in the accompanying Proxy Statement:

         (1) To consider and vote upon a proposal (a) to approve the Asset Purchase Agreement, for the acquisition of substantially all of the assets of Source Scientific, Inc. (the "Company"), by BBI - Source Scientific, Inc. (the "Buyer"), a wholly-owned subsidiary of Boston Biomedica, Inc. and the related transactions contemplated thereby, including the assumption by the Buyer of substantially all of the Company's liabilities and a cash payment to the Company, all as more fully described in the accompanying Proxy Statement and the Asset Purchase Agreement, a copy of which is attached as Exhibit A to the Proxy Statement; and (b) thereafter to dissolve the Company and distribute its net remaining assets in cash to the Company's shareholders of record on the date of dissolution of the Company.

         (2) To transact such other business as may properly come before the Special Meeting or any adjournments thereof.

         The Board of Directors of the Company (the "Board") has unanimously approved the Asset Purchase Agreement and the other transactions, including a dissolution of the Company, as set forth in the first proposal, above, believes that the Asset Purchase Agreement and such related transactions and subsequent dissolution are in the best interests of the Company and its shareholders, and unanimously recommends that you vote FOR its approval and adoption.

         The Board has fixed the close of business on March 7, 1997, as the record date ("Record Date") for the determination of shareholders entitled to notice of and to vote at the Special Meeting and any adjournments or postponements thereof. Only shareholders of record at the close of business on the Record Date will be entitled to vote at the Special Meeting or any adjournments thereof. A list of the Company's shareholders entitled to vote at the Special Meeting will be available for examination, during regular business hours at the Company's offices during the 10 days prior to the Special Meeting.

THE MATTERS DISCUSSED IN THE ENCLOSED PROXY STATEMENT ARE OF EXTREME IMPORTANCE. YOU ARE URGED TO CONSIDER CAREFULLY THE PROPOSALS BEING PRESENTED TO SHARE-HOLDERS.

         This Proxy Statement and the accompanying Proxy were mailed to Shareholders of Source Scientific, Inc., by American Stock Transfer and Trust Company, commencing April 7, 1997. The executive offices of the Company are located at 7390 Lincoln Way, Garden Grove, California 92841. The telephone number is (714) 898-9001.

         WHETHER OR NOT YOU EXPECT TO ATTEND THE SPECIAL MEETING IN PERSON, PLEASE DATE, SIGN AND RETURN THE ACCOMPANYING PROXY WITHOUT DELAY IN THE ENCLOSED POSTAGE PREPAID ENVELOPE. YOU ARE CORDIALLY INVITED TO ATTEND AND YOUR PROXY WILL NOT BE USED IF YOU ARE PRESENT AND PREFER TO VOTE IN PERSON.



                                         BY ORDER OF THE BOARD OF DIRECTORS
7390 Lincoln Way                           Catherine Curtis
Garden Grove, California 92841             Secretary         March 31, 1997

                                TABLE OF CONTENTS


                                                                           Page
Summary                                                                      iii
         The Parties                                                         iii
         The Acquisition                                                     iii
         The Special Meeting                                                 iii

Purpose of the Special Meeting                                               1
Exchange Act Filings; Forward Looking Statements                             1
The Parties to the Acquisition and Dissolution                               2
         Source Scientific, Inc.                                             2
         BBI - Source Scientific, Inc.                                       2
Background of the Acquisition and Dissolution                                2
         Uncertainties Regarding Continued Viability of the Company          2
         Material Differences in the Rights of Security Holders              3
Approval of the Agreement and Dissolution                                    4
Dissenters' Rights                                                           4
Information About the Acquisition and Dissolution                            5
         Summary of the Terms of the Asset Purchase Agreement                5
         Related Transactions                                                6
         Appraisal                                                           7
         Anticipated Accounting Treatment; Certain Federal Income
            Tax Consequences to the Company                                  7
         Certain Federal Income Tax Consequences
            to the Company's Shareholders                                    7
         Federal and State Regulatory Requirements                           7
         Pending Material Contracts                                          7
         Market Price Data                                                   7
Interest of Certain Persons                                                  8
Principal Shareholders                                                       8
Certain Information Concerning the Company                                   9
         Product Applications                                                9
         Services                                                            9
         Properties                                                          10
         Patents and Regulatory Affairs                                      10
         Employees                                                           10
Selected Financial Data                                                      11
Source Scientific, Inc. Consolidated Financial Statements for the
   Years Ended June 30, 1996 and 1995 Including Auditors' Report Thereon     12
Management's Discussion and Analysis of Financial Condition and
   Results of Operations                                                     23
Other Matters                                                                26
Expenses                                                                     26
Annual Report to Shareholders                                                26

Appendix A - The Asset Purchase Agreement

Appendix B - Sections 1301 through 1304 of the California
             General Corporation Law

                                     SUMMARY


         The following is a brief summary of certain information contained in the Proxy Statement. Certain terms not defined in the summary are defined in the Proxy Statement. This summary is not intended to be complete and is qualified in all respects by reference to the more detailed information appearing in the Proxy Statement. Shareholders are urged to review carefully the entire Proxy Statement, including the appendices.

The Parties
         Source Scientific, Inc. (the "Company") designs, manufactures and markets devices used in hospital, clinical, and analytical laboratories worldwide. Additionally, the Company offers for sale its expertise in manufacturing instruments using optical detection methods, robotics, fluidics and software development to companies that need those technologies integrated into state-of-the-art instrumentation systems that are resold to laboratories. The Company's current sustaining business, the manufacture and service of clinical diagnostic instruments, was founded in 1981.

         BBI - Source Scientific, Inc. (the "Buyer"), a wholly-owned subsidiary of Boston Biomedica, Inc., a Massachusetts corporation ("BBI"), was incorporated in Massachusetts in 1997 for the purpose of effecting the acquisition and acting as the owner of all the purchased assets and assumed liabilities of the Company.

The Acquisition

         Terms of the Acquisition and Dissolution. On March 26, 1997, the Asset Purchase Agreement was executed by the Company and the Buyer, providing for the acquisition of substantially all of the assets of the Company, by the Buyer. Following the Closing of the transaction with the Buyer (the "Acquisition"), the Company will be dissolved (the "Dissolution") and its net remaining assets in cash will be distributed to its shareholders of record on the date of dissolution. The cash component of the purchase price is $2,144,000, less certain adjustments (to a maximum of $250,000) and unassumed liabilities currently estimated to be $70,000. Accordingly, management currently estimates the aggregate per share distribution to be between $0.53 and $.056. The Company's transfer agent will commence distribution of approximately $1,824,000 of the Purchase Price to such shareholders as soon as practicable after the Company's certificate of dissolution is filed with the California Secretary of State. Pursuant to the terms of the Asset Purchase Agreement, the remainder of the funds held in escrow will be released after March 31, 1998, less any amounts held in escrow that may be paid to Buyer, up to $250,000, as a result of the Company's failure to meet $500,000 book value on the Closing Date, or as a result of the fulfillment of certain indemnity requirements.

         Closing Date. It is anticipated that the Acquisition will close on May 5, 1997, or as promptly as practicable thereafter.

         Certain Federal Income Tax Consequences. A shareholder will recognize gain (or loss) in the amount by which the cash received by the Shareholder pursuant to the Dissolution is greater (or less) than the Shareholder's tax basis in the shares of Company common stock held. Recognized gain or loss will be capital gain or loss, assuming such shares are held as a capital asset, and will be long-term capital gain or loss if such shares were held for more than one year and short-term capital gain or loss if such Shares were held for one year or less. (See "Information About the Acquisition and Dissolution -- Certain Federal Income Tax Consequences to the Company's Shareholders.")

         Dissenters' Rights. There will be no dissenters' rights under California law available to shareholders of the Company in connection with the Acquisition unless the holders of at least 5% of the issued and outstanding shares of common stock file demands for payment in accordance with Chapter 13 of the California General Corporation Law. (See "Dissenters' Rights.")

The Special Meeting

         Date, Time and Place. A Special Meeting of Shareholders (the "Special Meeting") is to be held on April 30, 1997, at 11:00 a.m., local time, at 7390 Lincoln Way, Garden Grove, California.

         Purpose of the Special Meeting.     The purposes of the Special Meeting
are:

         (1) To consider and vote upon a proposal (a) to approve the Asset Purchase Agreement, for the acquisition of substantially all of the assets of Source Scientific, Inc. by BBI - Source Scientific, Inc., a wholly-owned subsidiary of Boston Biomedica, Inc., and the related transactions contemplated thereby, including the assumption by the Buyer of substantially all of the Company's liabilities and a cash payment to the Company, all as more fully described in the accompanying Proxy Statement and the Asset Purchase Agreement, a copy of which is attached as Exhibit A to the Proxy Statement; and (b) thereafter to dissolve the Company and distribute its net remaining assets in cash to the Company's shareholders of record on the date of dissolution of the Company.

         (2) To transact such other business as may properly come before the Special Meeting or any adjournments thereof.

         Record Date; Principal Shareholders. Only holders of record of the outstanding shares of common stock at the close of business on March 7, 1997 are entitled to vote at the Special Meeting. On that date, 34,540,004 shares were outstanding, of which an aggregate of 162,111 shares were held by the Executive Officers and Directors of the Company.

         Vote Required. The affirmative vote of the holders of a majority of the outstanding Shares of the Company is required to approve the Asset Purchase Agreement, the transactions contemplated thereby, and the subsequent dissolution of the Company and distribution of its net remaining assets to its shareholders of record on the date of dissolution.

         Recommendation of the Board of Directors of the Company. The Board has unanimously concluded that the Acquisition is fair and in the best interests of the Company and its shareholders and unanimously recommends that Shareholders vote FOR the approval and adoption of the Asset Purchase Agreement and related transactions. In reaching this conclusion, the Board considered a number of factors, including, among other things, the historical and recent market prices of the Common Stock and the business and prospects of the Company. (See
"Background of the Acquisition and Dissolution--Uncertainties Regarding Continued Viability of the Company.")

                             SOURCE SCIENTIFIC, INC.

                                 PROXY STATEMENT
                         SPECIAL MEETING OF SHAREHOLDERS
                          To be held on April 30, 1997


         This Proxy Statement is furnished in connection with the solicitation of Proxies by the Board of Directors of SOURCE SCIENTIFIC, INC., a California corporation, for use at a Special Meeting of the Shareholders of the Company to be held at 7390 Lincoln Way, Garden Grove, California, at 11:00 a.m., local time (the "Special Meeting"). A Proxy for the Special Meeting is enclosed, by means of which you are requested to direct your vote as to each of the proposals described in this Proxy Statement. All references to the "Company" are to Source Scientific, Inc. and its two wholly-owned subsidiaries, Alton Instruments Corporation and Source Scientific Systems, Inc.

         All Proxies which are properly completed, signed and returned to the Company prior to the Special Meeting, and which have not been revoked, will be voted. A Shareholder may revoke his or her Proxy at any time before it is exercised by filing with the Secretary of the Company at its executive office in Garden Grove, California, a written notice of revocation or a duly executed Proxy bearing a later date, or by appearing in person at the Special Meeting and expressing a desire to vote his or her shares in person.

         The date of March 7, 1997, has been fixed as the record date (the "Record Date") for the determination of Shareholders entitled to notice of and to vote at the Special Meeting or any adjournment of the Special Meeting. As of that date, the outstanding voting securities of the Company consisted of 34,540,004 shares of Common Stock (the "Common Stock"). Holders of Common Stock are entitled to one vote for each share of Common Stock upon all matters to be considered at the Special Meeting. Unless the context otherwise requires, the term "Shareholder," when used in this Proxy Statement, refers to holders of shares of the Common Stock on the Record Date.

PURPOSE OF THE MEETING

         At the Special Meeting, Shareholders will consider and vote upon a proposal (a) to approve the Asset Purchase Agreement (the "Agreement"), described herein, for the acquisition of substantially all of the assets and assumption of ssubstantially all of the liabilities of the Company by BBI - Source Scientific, Inc., a Massachusetts corporation (the "Buyer") and wholly-owned subsidiary of Boston Biomedica, Inc. ("BBI"), and the related transactions contemplated thereby; and (b) thereafter to dissolve the Company and distribute its net remaining assets in cash to the Company's shareholders of record on the date of dissolution of the Company. A summary of the Agreement and related transactions is provided herein. The Agreement (as it may be amended, modified, or supplemented from time to time) provides, subject to the satisfaction or waiver of certain conditions, that Buyer will purchase the assets of the Company in consideration of its assumption of substantially all of the liabilities of the Company and a cash payment in the amount of $2,144,000 (the "Purchase Price"), which payment is subject to certain adjustments and escrow provisions of the Agreement. Subsequent to the Closing, Buyer will file a certificate of dissolution with the State of California for the dissolution of the Company, and a cash distribution to the shareholders of record on the date of the dissolution of the Company thereafter will occur based on the net Purchase Price, less adjustments or retainer for contingent or unassumed liabilities, divided by the total number of shares of common stock then issued and outstanding.

         Corbin  &  Wertz,  the  Company's  independent  accountants,   will  be
represented at the Special Meeting, and are expected to be available to respond to appropriate questions.

EXCHANGE ACT FILINGS; FORWARD LOOKING STATEMENTS

         The Company and BBI are subject to the informational reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith file periodic reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC"). Copies of such reports, proxy statements and other information can be obtained, upon payment of prescribed fees, at the Public Reference Room of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. Such reports, proxy statements and other information can also be inspected at the SEC's facilities referred to above and at the SEC's Regional Offices at Suite 1400, 500 West Madison Street, Chicago, Illinois 60621-2511, and at Room 1228, 75 Park Place, New York, New York 10007. Electronic copies of all such reports are also available on the World Wide Web at http://www.sec.gov/edgarhp.htm. BBI common stock is listed and traded on the Nasdaq National Market under the trading symbol, "BBII" and such reports, proxy statements and other information concerning BBII should be available for inspection and copying at the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006.

         All information contained or incorporated by reference in this Proxy Statement relating to the Company and its subsidiaries has been supplied by the Company, and all such information relating to Buyer and its parent has been supplied by such parent. Certain statements contained herein, attributable to the Company, constitute managements' and directors' evaluations based upon the performance and financial condition of the Company, and information available at the time. Such statements involve known and unknown risks, uncertainties, or other factors. The making of a modifying or superseding statement shall not be deemed an admission that the modified or superseded statement, when made, constituted an untrue statement of a material fact, an omission to state a material fact necessary to make a statement not misleading, or the employment of a manipulative, deceptive or fraudulent device, contrivance, scheme, transaction, act, practice, course of business or artifice to defraud, as those terms are used in the Securities Act of 1933, as amended (the "Securities Act"), the Exchange Act or the rules and regulations thereunder. The delivery of this Proxy Statement shall not, under any circumstances, create any implication that there has been no change in the information set forth herein or in the affairs of the Company or Buyer since the date hereof.

THE PARTIES TO THE ACQUISITION AND DISSOLUTION

Source Scientific, Inc.

         The Company designs, manufactures and markets devices used in hospital, clinical, and analytical laboratories worldwide. Additionally, the Company offers for sale its expertise in manufacturing instruments using optical detection methods, robotics, fluidics and software development to companies that need those technologies integrated into state-of-the-art instrumentation systems that are resold to laboratories. The Company also markets instruments that can be easily customized to meet the requirements of companies that are willing to purchase a large number of such customized instruments. The Company's current sustaining business, the manufacture and service of clinical diagnostic instruments, was founded in 1981 as Ocean Scientific, Inc. The Company's technologies can be applied in several different specialized applications, such as clinical diagnostics, detection and quantification of environmental pesticides, testing for food and beverage pathogens (toxins) and other related value-added applications. A significant amount of the Company's design components are transferable from one product line to another.

         Ocean Scientific, Inc. was acquired in 1986 by Quixote Corporation, a diverse holding company and in 1989 the corporate name was changed in 1989, to Source Scientific Systems, Inc. It became a subsidiary of MicroProbe Corporation in 1991, manufacturing clinical diagnostic instruments and biomedical (OEM) products, and was acquired by the Company in 1994.

         In June 1991, the Company acquired Alton  Instruments  Corporation (the
"Alton Subsidiary") and commenced the design, manufacture and marketing of custom and proprietary electro-optic instrument products for diagnostic and optical analysis applications in biomedical, industrial process control applications and environmental monitoring. In January 1995, active design, sales and marketing efforts for the line of optical analysis products ceased, with resulting head count and cost reductions.

         Until the Company's recapitalization in 1991 and the acquisition of Velotec (the former name of the Alton Subsidiary), the Company's primary business had been to manufacture and market a line of computer peripherals under the name Wespercorp (the "Wespercorp Business"). In November 1992, the Company sold the Wespercorp Business to a third party, although the Company continued to manufacture and market the Wespercorp Business under a license agreement until May 1994.

BBI - Source Scientific, Inc.

          The Buyer is a Massachusetts corporation and a wholly-owned subsidiary of Boston Biomedica, Inc., a worldwide provider of proprietary quality control products for use with in vitro diagnostic test kits ("test kits") for the detection, analysis and monitoring of infectious diseases, including AIDS, hepatitis and lyme disease. These products are used to develop test kits, to permit the monitoring of laboratory equipment and personnel, and to help ensure the accuracy of test results. BBI's products are derived from human plasma and serum using proprietary manufacturing processes. BBI also manufactures diagnostic test kit components and provides specialty laboratory services, including clinical trials. To date, BBI has sold its products primarily to test kit manufacturers and regulatory agencies, but it has recently begun selling Quality Control Products directly to the emerging end-user market for quality control products for infectious disease test kits.

          Currently, BBI's products are used in connection with the detection of more than 15 infectious diseases, and its specialty laboratory services are used in connection with the detection of over 100 diseases. BBI's specialty clinical laboratory services include both routine and sophisticated infectious disease testing in microbiology, immunology and molecular biology.

          The name and address of the Buyer is: BBI - Source Scientific, Inc., 375 West Street, West Bridgewater, Massachusetts 02379. Its telephone number is
(508) 580-1900, and fax number is (508) 580-2202.

BACKGROUND OF THE ACQUISITION AND DISSOLUTION

          BBI first contacted the Company in May 1996, to explore strategies to merge with a public corporation. Preliminary discussions at that time between executive officers of the Company and Buyer yielded no agreement to acquire or merge the parties. BBI became a NASDAQ-traded public corporation in November 1996 through its public offering of 1.6 million shares of common stock. In mid-January 1997, the Company and BBI again contacted each other, and reviewed the Company's current business information and financial status. Following further contact between executive officers of the parties, BBI presented a letter of intent for acquisition of the Company's assets by Buyer, and for extension of a loan to the Company by BBI.

Uncertainties Regarding Continued Viability of the Company

         Financial Condition of the Company at December 31, 1996. During the quarter ended December 31, 1996, net revenues declined by approximately 32.5% compared to the quarter ended December 31, 1995. Revenues also declined for the 6-month period ended December 31, 1996, by approximately 15.5% compared to the 6-month period ended December 31, 1995. For both the 3-month and 6-month periods, revenues declined due to delayed renewals of several manufacturing contracts, extended commencement dates for product service contracts and a less profitable mix of products shipped and services provided by the Company. Because average profit margins are greater on service contract revenues than on sales of manufactured products, the overall cost of goods sold for the periods ended December 31, 1996, reflects an overall higher cost associated with the types of manufactured products sold during the period. (See "Selected Financial Data.")

         Lack of Working Capital. The Company's working capital decreased from $1,237,000 at June 30, 1996, to approximately $679,000 at December 31, 1996, and the Company requires additional operating capital for its current operations. The loan facility provided by the Company's primary lender, Concord Growth Corporation ("Concord") has been inadequate to overcome the capital deficiency. In addition, the Company's relationship with its suppliers has deteriorated due to extended payment schedules, resulting in surcharges and cash advance payments for orders, further hampering the Company's ability to procure materials to meet production schedules or manufacture products with a reasonable profit margin. (See "Selected Financial Data.")

         BBI's Loans to the Company. On February 6, 1997, the Company borrowed the sum of $500,000 from BBI and executed a demand note (the "BBI Demand Note") therefor. The Company's payment obligations thereunder are secured by certain of the Company's assets, which, previously, had served as security for the Company's obligations to Concord. Concurrently with the execution of the BBI Demand Note and the related security instruments, the Company paid in full one promissory note to Concord, who partially subordinated its security interest in certain of the Company's assets securing the Company's remaining obligations to Concord. The BBI Demand Note, payable on demand, is payable at the rate of fifteen percent (15%) per annum, and is secured by all of the Company's inventory and equipment. On March 17, 1997, BBI advanced an additional $150,000 to the Company under the same terms and conditions as the BBI Demand Note. BBI has discussed with the Company the possibility that, on or before the Closing Date, BBI might lend additional funds to the Company for its operating capital purposes. The terms under which such additional funds might be lent have not been negotiated and there can be no assurances that any additional funds will be lent to the Company. (See "Information About the Acquisition and Dissolution -- Related Transactions.")

         Further Transactions Between BBI and the Company. In the event that the Agreement is not consummated, BBI may be unwilling to provide any further financings to the Company or to enter into any further relationships with the Company in respect of developing markets and product lines. In addition, BBI has stated that it will probably demand immediate repayment of the BBI Demand Note and any other demand obligations of the Company in favor of BBI if the Agreement and the transactions contemplated thereby are not consummated. (See "Information About the Acquisition and Dissolution -- Related Transactions.")

         Shareholder Value. On February 26, 1997, the Boston Stock Exchange ("BSE") delisted the Company's Common Stock. BSE claims that the Company does not currently meet the BSE's listing requirements related to shareholders' equity and market value of the float. The trading price of the Company's common stock from September 1996, to January 16, 1997 (the day of the trade prior to the announcement of the Agreement), was $0.03125 per share. (See "Information About the Acquisition and Dissolution -- Market Price Data.")

          Delinquency in Rent. In February 1996, a claim against the Company (the "Action"), for delinquency in rents was satisfied by a settlement agreement between the Company and its landlord, the terms of which included reinstatement of the Company's lease, a repayment schedule, the deferral of a portion of each month's rent for a six-month period, the stipulation to waive all periods of limitation to bringing the Action to trial following any occurrence of an uncured default, and the authorization for possession of the premises with a 24-hour notice provided by facsimile to the Company. The stipulation also provided that in the event of default, the landlord could demand immediate payment of all deferred rent. The Company paid approximately one-third of its rent due for the month of December 1996, and was delinquent in paying the rent due for the month of January 1997. On January 31, 1997, the Company received a 24-hour notice for possession of the premises due to delinquent rents. On February 3, 1997, the landlord agreed to a 24-hour extension of the notice, on the condition that all rents would be brought current immediately upon the funding of the BBI Demand Note. (See "Information About the Acquisition and Dissolution -- Related Transactions -- BBI Demand Note.") All lease payments were brought current on February 6, 1997, and the Company continues to be current on lease payments.

Material Differences in the Rights of Security Holders as a Result of This Tran-saction

         Dissolution. Following approval of the Agreement by the Shareholders, the Company will pay all outstanding liabilities and thereafter the remaining net Purchase Price ("Remaining Purchase Funds") will be distributed to the Company's shareholders of record as of the date of the dissolution of the Company. Management currently estimates the aggregate per share distribution to be between $0.053 and $.056.

          Method of Distribution of the Remaining Purchase Funds. The Company has agreed to employ its transfer agent, American Stock Transfer and Trust Company (the "Transfer Agent"), for the distribution of the Remaining Purchase Funds to the shareholders of record of the Company as of the date of dissolution. Shareholders with fewer than 500 shares will be required to sign a letter of acknowledgment in order to receive a distribution. Shareholders owning more than 500 shares will be required to surrender their stock certificate(s) prior to receipt of distribution. The Transfer Agent will commence distribution of approximately $1,824,000 of the Purchase Price to such shareholders as soon as practicable after the Company's certificate of dissolution is filed with the California Secretary of State. Pursuant to the terms of the Agreement, the Remainding Purchase funds held in escrow will be released after March 31, 1998, less any amounts held in escrow that may be paid to Buyer, up to $250,000, as a result of the Company's failure to meet $500,000 in book value on the Closing Date, or as a result of the fulfillment of certain indemnity requirements. Shareholders should not send any stock certificates until they receive the letter of transmittal and related instructions from the Transfer Agent.

APPROVAL OF THE AGREEMENT AND DISSOLUTION

         During the past two years, the Company's negotiations with entities for the purpose of merging with or being acquired by a financially supportive company which presented synergy with the Company's product lines and technologies failed to achieve any viable agreement and solution for the Company's financial needs. The Board pursued, and instructed the executive officers of the Company to pursue, various potential opportunities. During this period, no proposal (other than the current proposal) to acquire or recapitalize the Company successfully completed the Company's preliminary evaluations and due diligence.

         At a special meeting held on January 28, 1997, the Board considered the current financial constraints facing the Company. As a result of implementation of the Company's business combination transaction strategies during the preceding two years, the Board has determined that the terms and conditions of the proposed Acquisition, and resultant dissolution of the Company, are fair and equitable to, and in the best interest of, the Company's shareholders. Thus, the Board has determined not to obtain either a fairness opinion or an appraisal of the proposed Acquisition. The Board unanimously recommends that Shareholders vote to approve the Agreement and the transactions contemplated, as follows:

         (1) To consider and vote upon a proposal (a) to approve the Asset Purchase Agreement, for the acquisition of substantially all of the assets of Source Scientific, Inc., by BBI-Source Scientific, Inc., a wholly-owned subsidiary of Boston Biomedica, Inc. and the related transactions contemplated thereby, including the assumption by the Buyer of substantially all of the Company's lia-bilities and a cash payment to the Company, all as more fully described in this Proxy Statement and the Asset Purchase Agree-ment, a copy of which is attached as Exhibit A hereto; and (b) thereafter to dissolve the Company and distribute its net re-maining assets in cash to the Company's shareholders of record on the date of dissolution of the Company.

         (2) To transact such other business as may properly come before the Special Meeting or any adjournments thereof.

         APPROVAL OF THE ASSET PURCHASE AGREEMENT ALSO IS AN APPROVAL OF THE DISSOLUTION OF THE COMPANY. AFTER THE CLOSING OF THE ACQUISITION, ONE OR
MORE CASH DISTRIBUTIONS WILL BE SENT TO THE SHAREHOLDERS OF RECORD ON THE DATE OF DISSOLUTION OF THE COMPANY.

DISSENTERS' RIGHTS

         Under Chapter 13 of the California General Corporation Law, shareholders of the Company will not have dissenters' rights and the right to receive the appraised value of their Common Stock, unless demands for payment in accordance with Section 1300 of Chapter 13 are filed with respect to at least 1,727,000 Shares (5% of the outstanding Shares). Notwithstanding the limitation provided by the California General Corporation law, a condition precedent of the Buyer is that holders of not more than one-half percent of the shares of the Common Stock shall have taken steps to preserve their rights as dissenting shareholders. (See Exhibit B - Section 6.2.)

         The following is a summary of the procedural requirements of Sections 1301 through 1304 of Chapter 13:

          Dissenting shareholders may receive a cash payment equal to the fair market value of their shares, determined exclusive of any appreciation or depreciation of value arising from accomplishment or expectations of the Agreement, but adjusted for any stock split, reverse stock split or share dividend which becomes effective thereafter. To be entitled to such cash payment if the Acquisition is consummated, a shareholder (i) must not vote his or her shares in favor of the Agreement and (ii) must deliver a written demand for appraisal of his or her shares not later than the date of the Special Meeting. The written demand must state the number of shares held by the shareholder and statement of the price such shareholder deems to be the fair value of the shares as of March 7, 1997. The fair value statement will constitute an offer to sell the shares at that price. Written demands must be filed with the Company, attention: Catherine Curtis, Secretary, 7390 Lincoln Way, Garden Grove, California 92841. Within 10 days after the shareholder approval of the Agreement, the Company is required to give notice of such approval to shareholders who have made written demands, and provide them with a copy of Sections 1300 through 1304 of Chapter 13, a brief description of the procedure to be followed, and a statement of the price the Company deems to be the fair value of the Shares, which statement will constitute an offer to buy the Shares at that price.

         Within 30 days after the notice of shareholder approval is mailed, a dissenting shareholder must submit the certificates for the Common Stock that the shareholder demands that the Company purchase, to be identified, by stamp or legend, as dissenting shares. If the Company agrees that the Common Stock constitutes dissenting shares and agrees with the dissenting shareholder about the fair value of the Common Stock, then within 30 days after the Agreement or within 30 days after any statutory or contractual conditions to the Agreement are satisfied, which is later, the Company shall pay the dissenting shareholder the agreed price with interest from the date of the Agreement.

         If the Company denies that the Common Stock constitutes dissenting shares, or fails to agree with the dissenting shareholder on the fair value thereof, then within six months after the notice of shareholder approval is mailed, such shareholder or the Company may file an action in Superior Court of the proper county, seeking a determination of whether the Common Stock are Dissenting Shares or a determination of the value of the shares. If no such action if filed within six months after the date on which notice of shareholder approval is mailed, the right of appraisal of all dissenting shareholders will terminate. Regardless of whether an appraisal proceeding is instituted, any dissenting shareholder has the right, with the consent of the Company, to withdraw his or her demand for appraisal.

         Under California law, only holders of record of the Common Stock are entitled to appraisal rights as described above, and the procedures to perfect such rights must be carried out by and in the name of holders of record. Persons who are beneficial but not record owners of the Common Stock and who wish to exercise appraisal rights with respect to the Agreement should consult promptly with the record holders of such shares as to the exercise of such rights.

         Any shareholder who is given dissenters' rights is prohibited from attacking the Agreement at law or in equity in any other respect, except to test whether the required number of shares were legally voted in favor of the Agreement. This prohibition does not apply if one of the parties is controlled by or is under common control with another party to the Agreement. In that case, a shareholder can attack the validity of the Agreement; if he or she does, his or her appraisal rights will have been waived, but the controlling parties will have the burden of proving that the transaction is just and reasonable as to the Shareholders of any controlled party.

         The foregoing does not purport to be a complete statement of the provisions of Chapter 13 of the California General Corporation Law and is qualified in its entirety by reference to that Chapter Sections 1301 through 1304 of which are reproduced in full as Appendix B to this Proxy Statement.

INFORMATION ABOUT THE ACQUISITION AND DISSOLUTION

         The following summary of the Agreement, Acquisition and Dissolution is qualified in its entirety by reference to the full text of the Asset Purchase Agreement, a copy of which is attached as Exhibit A to this Proxy Statement.

Summary of the Terms of the Asset Purchase Agreement

     1. Purchase and Sale. Buyer will purchase and the Company will sell all of the assets and business of the Company (the "Company Assets"), and Buyer will assume the following liabilities (collectively, the "Assumed Liabilities"): (i) those liabilities as derived from the Company's unaudited balance sheet as of December 31, 1996, and liabilities arising in the ordinary course of business thereafter and through the Closing Date and (ii) such other liabilities Buyer agrees in writing to assume, to the extent the Assumed Liabilities remain unpaid and outstanding as of the Closing Date.

     2. Consideration. The Purchase Price for the Company Assets shall consist of (i) $2,144,000, paid by Buyer in the form of certified check or by federal funds wire transfer (the "Purchase Funds") and (ii) the assumption by Buyer of the Assumed Liabilities. The Purchase Funds, less remaining liabilities, will be deposited with the Transfer Agent for distribution to the shareholders of record of the Company on the date of dissolution. (See "Material Differences in the Rights of Shareholders--Method of Distribution of the Remaining Purchase Funds", and "Purchase Price Adjustment; Escrow Account.")

     3. Purchase Price Adjustment; Escrow Account. The Purchase Funds are subject to adjustment on the basis of an audit of the Company's balance sheet to be conducted as of the date of the Closing by the Buyer's auditors, Coopers & Lybrand L.L.P. If the Company's tangible book value, as determined by reference to the balance sheet audit, is less than $500,000, the Purchase Price will be reduced on a dollar-for-dollar basis accordingly. For the purpose of such adjustment, or any indemnity claims, $250,000 of the cash portion of the Purchase Funds shall be deposited at the Closing into an interest-bearing escrow account. Any balance remaining in such escrow account at March 31, 1998, shall be distributed to the Shareholders of the Company by the transfer agent.

     4. Conduct of Business. Until the Closing, the Company is required to (i) conduct the Company's business only in the ordinary course, consistent with prior practices and use its best efforts to preserve the good-will of all parties having business relations with it; (ii) refrain from paying any dividend, making any extraordinary distribution or granting any executive salary adjustment or bonus other than pursuant to compensation programs existing on March 26, 1997; (iii) refrain from making any capital expenditures, any material sale or other disposition of assets or encumbering any of its properties or assets; (iv) refrain from incurring any obligations except in the ordinary course of business; and (v) keep the Company's assets insured under the terms of its current insurance.

     5. The Agreement. Pursuant to the terms of the Agreement, the Company is required, among other things, to: (i) perfect Buyer's title to the Company Assets, (ii) disclose any liens and encumbrances, litigation or threatened claims; (iii) complete the preparation and filing of all required Federal and state income and other tax returns and proper payment of taxes in accordance therewith; (iv) indemnify Buyer against damages and expenses relating to breach of representations, warranties, and covenants and other liabilities; and (v) comply with such other terms and conditions as are customary in a transaction of this type and/or are reasonably requested by Buyer and the Company. The Company has provided Buyer with usual and customary representations and warranties, including those related to its (a) legal status and capitalization; (b) compliance with laws and regulations; (c) ownership and condition of tangible, intangible, and intellectual properties; (d) inventories; (e) contracts and employee relations; and (f) financial statements and conditions.

     6. Conditions. Consummation of the Acquisition transactions is subject to satisfaction or waiver by Buyer of certain conditions precedent: (i) employment and non-competition agreements shall have been signed by the Company's key personnel, all existing employment contracts to which the Company is a party shall have been terminated, and no new or revised compensation plans with respect to any and all management personnel shall have been entered; (ii) there shall not be any litigation of any nature pending, or threatened to be filed or initiated, which in the opinion of counsel for Buyer is likely to result in the restraint or prohibition of the consummation of the Agreement transactions;
(iii) the lease with respect to the Company's facility shall have been reduced to reflect a decrease in the amount of space leased to 25,000 square feet and the payments due thereunder shall have been proportionately reduced; (iv) a satisfactory report from the Buyer's auditors, Coopers & Lybrand L.L.P.
regarding the Company's business and financial condition shall have been obtained, as well as approval of the transaction by the Buyer's Board of Directors and BBI's lending bank, The First National Bank of Boston; (v) the Company shall have complied with California bulk sales law provisions; (vi) the Company shall suspend transactions involving a) capital stock, b) new debt, c) contracts, d) capital expenditure, e) disposal of any asset, except in the normal course of business, without the Buyer's prior knowledge and consent;
(vii) Shareholders of the Company shall have approved the Agreement and holders of not more than one-half percent (.5%) of the outstanding securities shall have exercised any dissenter's appraisal rights (See "Dissenters' Rights."); and
(viii) Buyer shall have obtained an opinion from a recognized investment banking firm to the effect that the purchase price is fair to BBI's stockholders from a financial point of view.

     7. Indemnification by the Company. The Company has agreed to indemnify the Buyer and BBI from and against all losses, damages, liabilities, payments and obligations resulting from any breach of any of the Company's representations, warranties, covenants and related issues. Such right to indemnification shall terminate unless Buyer or BBI provides notice of such breach not later than March 31, 1998. The maximum of such indemnification is $250,000.

     8. Non-Solicitation. The Company is required not to, directly or indirectly, encourage, solicit, initiate, engage or participate in discussions or negotiations with any person or entity (other than the Buyer) concerning any merger, consolidation, sale of material assets, proxy solicitation or other business combination, or provide any nonpublic information concerning the business, properties or assets of the Company or any subsidiary to any person or entity (other than the Buyer) other than in connection with the sale of product in the ordinary course of business.

     9. The Closing. The Closing of the Agreement (the "Closing") will be held at the offices of Brown, Rudnick, Freed & Gesmer, counsel to the Buyer, at its offices at One Financial Center, Boston, Massachusetts, on or before May 5, 1997 (the "Closing Date").

     10. Fees and Expenses. All fees and expenses incurred in connection with the Agreement and the transactions contemplated thereby shall be paid by the party incurring such fees or expenses, whether or not the Acquisition is consummated. Further, Buyer and the Company will make cross-representations and warranties, and each will hold the others harmless for any brokerage fee arising on its account with respect to the transactions described herein.

     11. Termination; Termination Fees. Notwithstanding approval by the Company's shareholders, the Agreement may be terminated by mutual consent of the Company and the Buyer, or by either such party if there has been a material misrepresentation, breach of warranty or covenant, or if the conditions precedent to Closing have not been satisfied have not been satisfied at or prior to the Closing. The Company shall pay to the Buyer, upon demand, a termination fee if (i) after the Agreement is executed, the Company's shareholders do not approve the Acquisition by the requisite vote; (ii) the conditions to the Acquisition are not satisfied (other than regulatory approvals and breach by the Buyer); (iii) the Company materially breaches the Asset Purchase Agreement; or
(iv) the Company terminates for any reason, other than as a result of a willful and material breach of the Agreement by the Buyer. The termination fee shall be an amount equivalent to the Buyer's expenses. In addition, if, on or before March 26, 1998, the Company (or any affiliate) enters into an acquisition with a person other than the Buyer, the Company is obligated to pay a $250,000 termination fee to the Buyer.

Related Transactions

         Concord Growth Corporation. In contemplation of the Agreement, Concord agreed to reduce the minimum interest payment under the terms and conditions of the Company's line of credit agreements with Concord to $2,500 per month, in return for an increase in the interest rate to prime rate plus five percent (5%), and a reduction in advancement to seventy percent (70%). Upon repayment of the line of credit and accrued interest thereon, by April 30, 1997, Concord has represented that it will waive its right to prepayment penalties of any kind.

         BBI Demand Note. On February 6, 1997, the Company received a loan of $500,000 from BBI, secured by all of the Company Assets, including a first priority security position in all of the Company's inventory and equipment. The BBI Demand Note, bearing an interest rate of fifteen percent (15%) per annum, is payable on demand. Concord subordinated its security interest in the Company's inventory and equipment, in exchange for payment from the proceeds of the BBI Demand Note of its Accommodation Note dated October 1, 1996 (the "Accommodation Note") of $200,000. On March 17, 1997, BBI advanced an additional $150,000 to the Company under the same terms and conditions as the BBI Demand Note.

         Cancellation of Certain Stock-related Transactions. Pursuant to the exercise of stock options in 1994 and acquisition of shares of Common Stock in the Company's 1990 reorganization, Mr. John Karsten (Director and former Chief Financial Officer of the Company) acquired 323,875 shares of Common Stock. As payment for the shares, Mr. Karsten issued notes to the Company in the aggregate amount of $161,937.50. The notes were collateralized under a security agreement between Mr. Karsten and the Company by the 323,875 shares. The Board has determined that collectibility of the notes is doubtful and that a condition incident to the Agreement requires the Company to retain funds incident to the costs of collection. Therefore, the Board approved the cancellation of the notes and the return of 323,875 shares of Common Stock to the Company. The funds which would otherwise have been distributed to Mr. Karsten upon dissolution of the Company related to such returned shares will be distributed among the remaining shares.

Appraisal

         The Company is not intending to obtain an appraisal. (See "Approval of the Agreement and Dissolution.")


Anticipated Accounting Treatment; Certain Federal Income Tax Consequences to the Company

         The Company will account for the Acquisition as a purchase and sale of its assets. The sale of the Company Assets to the Buyer will be a taxable transaction, and the Company will recognize gain or loss with respect to each asset measured by the difference between the sales price allocable to the asset and the basis of the asset. It is anticipated that the Company will have sufficient net operating losses to offset any net gain on sale. Accordingly, no income tax liabilities should be incurred by the Company with respect to the sale. Sales tax may be incurred with respect to the sale of tangible personal property which is not held by Buyer for resale or is not otherwise exempt from sales tax.

Certain Federal Income Tax Consequences to the Company's shareholders

         The following is a summary of the Federal income tax consequences that an individual shareholder who is a U.S. citizen or resident alien may incur in connection with the dissolution of the Company and the resultant distribution. Such summary is based on the presently applicable Internal Revenue Code (the "Code"), and the related regulations, rulings and decisions currently in effect. The summary does not reflect any tax laws (whether related to income, property, transfer or other forms) of any jurisdiction other than the Federal income tax laws of the United States.

         A shareholder will recognize gain (or loss) in the amount by which the cash received by the shareholder pursuant to the Dissolution is greater (or less) than the shareholder's tax basis in the shares held. Recognized gain or loss will be capital gain or loss, assuming the shares are held as a capital asset, and will be long-term capital gain or loss if the Shares were held for more than one year and short-term capital gain or loss if the Shares were held for one year or less.

         Each shareholder should seek advice from his or her respective tax advisor as to the particular tax consequences of the Agreement and the distribution of the Remaining Purchase Funds, including the application of state, local and foreign tax laws and possible future changes in Federal Income Tax Laws and the interpretation thereof, which can have retroactive effects.

Federal and State Regulatory Requirements

         No federal or state regulatory requirements or approvals are applicable to the transactions contemplated by the Agreement between Buyer and the Company. The Dissolution will be in accordance with California law. Following approval of the Agreement and the transactions contemplated thereby, the Company will make arrangements for its remaining liabilities and will thereafter file such documents with the California Franchise Tax Board and the Secretary of State's office as are required to dissolve the Company.

Pending Material Contracts

         BBI has discussed with the Company the possibility that, on or before the Closing Date, BBI might lend additional funds to the company for its operating capital purposes. The terms under which such additional funds might be lent have not been negotiated and there can be no assurances that any additional funds will be lent to the Company.

Market Price Data

         The Company's Common Stock has been traded on the Boston Stock Exchange under the trading symbol "SSF" and quoted on the Electronic Bulletin Board under the trading symbol "SSFE". Due to the Company's apparent inability to maintain minimum listing requirements associated with its shareholder equity and market value of the Common Stock, the BSE delisted the Company's Common Stock effective February 26, 1997. The following table sets forth, for the periods indicated, the high and low closing prices per share of Common Stock, combined as reported by the BSE and OTC trades reported as the result of the quotes on the Electronic

Bulletin Board. The quotations shown below, to the extent that they are not reported by the BSE, represent interdealer prices without adjustment for retail markups, markdowns or commissions, and do not necessarily reflect actual transactions. On January 16, 1997, the day that the Company's stock was traded before the Company announced the proposed Acquisition, the closing price of the Company's common stock was $0.031. As of March 7 1997, the Company had approximately 738 shareholders of record and approximately 900 beneficial holders.


          Fiscal Year                                High                       Low

          1994             First Quarter             $1.50                      $0.50
                           Second Quarter            $1.25                      $0.75
                           Third Quarter             $1.75                      $1.00
                           Fourth Quarter            $1.50                      $0.75

          1995             First Quarter             $0.75                      $0.72
                           Second Quarter            $0.59                      $0.34
                           Third Quarter             $0.44                      $0.31
                           Fourth Quarter            $0.56                      $0.31

          1996             First Quarter             $0.94                      $0.50
                           Second Quarter            $0.56                      $0.44
                           Third Quarter             $0.22                      $0.17
                           Fourth Quarter            $0.75                      $0.06

          1997             First Quarter             $0.25                      $0.06
                           Second Quarter            $0.05                      $0.03
                           Third Quarter, to 2/28/97 $0.20                      $0.03


INTEREST OF CERTAIN PERSONS

         As a condition precedent to the transactions contemplated by the Agreement, each senior executive employee of the Company has waived performance of his or her respective employment agreement with the Company. Employment agreements and non-competition agreements may be signed by BBI and selected senior management of the Company.

         BBI has represented to the Company that, effective upon the Closing or shortly thereafter, employees of the Company who become employees of BBI or its subsidiaries will be immediately eligible for stock options under BBI's employee stock option plan, subject to registration of the stock underlying the options. No proportional or other exchange of options for options between the Company's and BBI's stock option plans is intended. BBI has not indicated any plan to nominate any of the Company's directors to BBI's Board of Directors.

         The Agreement does not provide for consideration or exchange of unexercised stock options granted to employees of the Company under its incentive stock option plan. The Buyer has informed the employees of the Company that BBI's stock plan will provide eligibility for all individuals who become employees of BBI or its subsidiaries. No consideration or exchange of any of the currently outstanding warrants or options, including not yet vested or exercised directors' and consultants' non-qualified stock options granted under the Company's incentive stock option plan, is required under the terms of the Agreement.

The Company's Directors and Officers are as follows:

           Name (1)                                                     Capacity                         Director Since
           Jerry Gallwas                                                Director                              1996
           John A. Karsten                                              Director                              1975
           Barry Plost                                                  Director                              1996
           Bruce Popko                                                  Director                              1996
           Susan L. Preston (2)                                Director, General Counsel                      1994
           Richard A. Sullivan (2)                     President, CEO, and Chairman of the Board              1994
           Thomas J. White                                              Director                              1996
           Mokhtar A. Shawky                                              CFO
           Catherine Curtis                                            Secretary

(1) No director or executive officer has any arrangement or understanding whereby he or she has been or will be selected as a director. Further, no director is related to any other director or executive officer. All outside directors received or are entitled to per meeting fees of $500.00 per director, and directors' grants of 30,000 stock options per director per annum, vesting quarterly, under the Company's stock option plan.

(2) Employees of the Company who are also directors are not entitled to and did not receive compensation for attending meetings of the Board of Directors, nor received directors' stock option grants.

PRINCIPAL SHAREHOLDERS

         The following table sets forth certain information with respect to beneficial ownership of the Company's outstanding Common Stock as of February 28, 1997, assuming the exercise of all exerciseable outstanding warrants and options, (a) by each person who is known by the Company to own beneficially more than five percent of the shares of the Company's Common Stock; (b) by each director and/or executive officer of the Company; and (c) by all directors and officers as a group.

                                           Number of Common Shares Beneficially Owned (1)

              Shareholder Name                                       Number of Shares         Percent
              John E McConnaughy Jr (2)                                   5,800,000             16.64
              Stanley Becker (3)                                          2,515,416              7.21
              Rompos Ltd (4)                                              2,000,000              5.74
              Richard Sullivan (5)                                          375,590              1.08
              John Karsten (6)                                              172,739              *
              Susan Preston (7)                                              89,990              *
              Thomas White (8)                                              15,000               *
              Bruce Popko (8)                                               15,000               *
              Jerry Gallwas (8)                                             15,000               *
              Barry Plost (8)                                               15,000               *
              All officers and directors as a group (7                      977,748              2.80
              persons) (9)

*   Less than one percent
1.  Includes all vested options at the date of this Proxy Statement.
2. Includes 5,800,000 shares of common stock issued February 1, 1997, upon the conversion of 1996 Debentures and accrued interest thereon to January 31, 1997. Mr. McConnaughy's address is 1011 High Ridge Road, Stanford, CT 06905.
3. Includes 400,000 shares of common stock issued February 1, 1997, upon the conversion of 1996 Debentures and accrued interest thereon to January 31, 1997. Mr. Becker's address is 55 East End Avenue, Apt.7, New York, NY 10028.
4. Includes 2,000,000 shares of common stock issued February 1, 1997, upon the conversion of 1996 Debentures and accrued interest thereon to January 31, 1997. Rompos Ltd.'s address is Chateau Routaf, Rouvier Place, SARL Chateau Vert, 83149 BRAS, France.
5. Includes 27,430 shares of stock owned of record by Mr. Sullivan, 11,830 of which resulted from the exercise of options granted under the ISO Plan; and 348,160 shares reserved for the exercise of additional options granted to such individual under the ISO Plan. Mr. Sullivan's address is c/o the Company at 7390 Lincoln Way, Garden Grove, CA 92841.
6. Includes 45,000 shares reserved for the exercise of options that have vested pursuant to the July 1994 and July 1995 grants to such individual, each such grant consisting of 30,000 Directors Options. Mr. Karsten's address is c/o the Company at 7390 Lincoln Way, Garden Grove, CA 92841.
7. Includes shares reserved for the exercise of options granted to such in-dividual under the ISO Plan., which options will be canceled as discussed above. Ms. Preston's address is c/o the Company at 7390 Lincoln Way, Garden Grove, California 92841.
8. Includes shares reserved for the exercise of options that have vested pursuant to grants of Directors Options to each such individual. The address of each such individual is c/o the Company at 7390 Lincoln Way, Garden Grove, California 92841.
9. Includes all shares referenced in notes 5 through 8, inclusive, and shares reserved for the exercise of options granted under the ISO Plan to two individuals who are executive officers, but not directors, of the Company.


CERTAIN INFORMATION CONCERNING THE COMPANY

     The Company's products and services are offered to the medical, industrial, environmental and other technology-related businesses, which have a broad range of detection requirements to perform measurements critical to their industrial processes within legal and regulatory restrictions or requirements. The
Company's  sales are  generated  via  strategic  alliances,  OEM  relationships, contract manufacturing, service contracts, and contract research and development. The Company's OEM manufacturing agreements are with major corporations established in the marketing of medical-related products. The Company manufactures all of its products at its facility in Garden Grove, California. Systems are assembled from component parts and high-level sub-assemblies in a minimum amount of time, utilizing completed surface mount boards and electronic components purchased from a number of electronic component distributors.

     The Company uses a common hardware technology platform for its multiple product lines, expanding its ability to apply the Company's technologies into several different specialized applications, such as clinical diagnostics, detection and quantification of environmental pesticides, testing for food and beverage pathogens (toxins) and other related value-added applications. A significant amount of the Company's design components are transferable from one product line to another.

Product Applications

     The Company's current products have been commercialized since 1985, with the newest being available for production in late 1996. The Company's product line includes two photometers (MicroChem(TM) and ChemStat(TM)), a luminometer (E/LUMINA(TM)), a pre-testing sample preparation system (EXEC-WASH(TM)), a fluorescence polarization analyzer (Focus(TM)), a fluorometer (FluoroStat(TM)) and a microwell plate reader (PlateMate(TM)).

Services

     Design, Development and Manufacturing Services
     The  Company  offers  design,  development  and  manufacturing  services to companies seeking to market biomedical products manufactured under government-approved manufacturing practices. The Company's OEM services range in complexity from contract manufacturing to full system development and distribution. Source's manufacturing facility is approved by governmental agencies as an FDA/GMP facility, and was registered by TUV Reinland for ISO 9001 certification in April 1996. (See "Patents and Regulatory Affairs".)

     After-Sales-Service
     Management believes that after-sales service is a major marketing advantage in various of the Company's market segments, since many of the Company's customers do not maintain their own full service departments. A key element in the Company providing service is Servi-Trak(TM), a proprietary software tracking program. The Company's Service department is located in the same facility as its research and development and manufacturing operations. A fully functional service center located in Giessen, Germany, is contracted by the Company to provide European service and support.

     Technical Support Services
     The Company's Technical Services department develops and distributes mat-erials and training programs for operation of its products and provides train-ing and updates for the Company's independent manufacturer's representatives and international distributors. The Technical Services department also pro-vides technical support to its customers, and is responsible for the opening and closing of customer complaint files for FDA purposes.

Properties

     The location of the facility, in Garden Grove, California, is comprised of 41,645 square feet of total space which includes a "wet applications" laboratory and several secure areas for proprietary development of customer projects. The Company has contracted with a real estate services company for the purpose of subletting some excess office and open area space in its facility.

Patents and Regulatory Affairs

     The Company currently has five issued U.S. patents, and one U.S. patent application on file, covering significant aspects of the Company's core technology techniques, as well as several electronic and mechanical designs employed in the Company's existing products.

     In April 1996, the Company obtained registration of its manufacturing procedures and policies with the International Standards Organization ("ISO"). The Company's ISO-9001 certification, registered by TUV Rheinland, encompasses the established international standards and requirements that measure quality principals and practices, including all aspects of Design, Manufacturing and Service. Such certification of the Company's processes will enable the Company's products to be sold in over 90 countries globally, and management believes will be an advantage for the Company to attract new prospective OEM customers seeking manufacturing and servicing facilities. In order to be made available for sale in the United States, the Company's products require approval by governmental agencies, primarily the FDA. The Company's facility is an FDA Good Manufacturing Practices ("FDA/GMP") facility.

Employees

     The Company has a total of 45 full-time employees with an average of six years of service, one part-time employee, one temporary employee and one consultant. The Company is not a party to any collective bargaining agreements and believes it has a good relationship with its employees.

SELECTED FINANCIAL DATA

         The following tables present selected consolidated financial data of the Company, incorporated from the Company's Annual Reports for 1993 through 1996, and the six months ended December 31, 1995 and 1996.


                                                                            (In thousands, except per share data)
                                                                       Year Ended June 30                     Six Months Ended
                                                    -------------------------------------------------    -------------------------
                                                                                                         December 31,  December 31
                                                         1993(*1)     1994(*2)     1995       1996      1995         1996
                                                    -------------    -----------   --------   --------   ------------  -----------
Consolidated Statement of Operations Data:Revenue:
    Product sales................................         $1,089       $3,131      $3,018     $3,630      $1,333       $1,223
    Research contract sales......................                         230         189         97          34           42
    Services.....................................            135          514       1,670      1,597         857          615
        Total revenue............................          1,224        3,875       4,877      5,324       2,224        1,880

Costs and Expenses:
    Cost of product sales........................            682        2,254       2,268      2,364         938          987
    Cost of research contract sales..............              -          161         113         52          16           24
    Cost of services.............................             67          176         818        921         434          391
    Research and development.....................            210          734         839        821         406          375
    Selling general and administrative...........            646        1,623       1,647      1,158         630          640
    Lease obligation cost........................              -          300           -          -           -            -
        Operating income (loss)..................           (381)      (1,373)       (808)         8        (200)        (537)
    Interest expense, net........................             32           52         132         80          11           42
    Income (loss) on discontinued operations.....            211          (15)          -          -           -            -
    Loss on disposal of discontinued operations..              -          (66)          -          -           -            -
    Extraordinary item - gain from reduction
     of lease obligation     ..................                -            -         309          -           -            -
                Net income (loss)................         ($ 202)     ($1,506)     ($ 631)     ($ 72)     ($ 211)      ($ 579)
Net income (loss) per share......................         ($0.06)      ($0.25)     ($0.06)      $0.00     ($0.01)      ($0.01)
Weighted average common and common
  equivalent shares outstanding..................          3,276        5,947      10,659     20,111      15,401       20,220

                                                                            (In thousands, except per share data)
                                                                       Year Ended June 30                     Six Months Ended
                                                    -------------------------------------------------   -------------------------
                                                                                                        December 31,  December 31
                                                         1993(*1)      1994(*2)     1995       1996     1995         1996
                                                    -------------    -----------   --------   --------  ------------ -----------
Consolidated Balance Sheet Data:

Cash and cash equivalents........................          $28          $64         $35       $162          $4          $44
Total Current Assets.............................          457        2,494       1,933      2,431       1,876        1,636
Current Liabilities..............................          672        2,869       1,491      1,194       1,445          957
Deferred rent, Notes payable, Lease obligation (9)
  (10) (11)                                                352         512        230         859          240          851
Total liabilities................................        1,024        3,381       1,721      2,053       1,685        1,808
Redeemable Series C Preferred Stock..............           15           15          23          -          26            -
Total shareholders' equity.......................        ($188)          419         469        568         374          (1)

 (*1)The Financial Statements for June 30, 1993 are for the then business and operations of Alton Group, Inc., the former name of Source Scientific, Inc., and its wholly-owned subsidiary, Alton Instruments Corporation.

(*2) Alton Group  acquired  Source  Scientific  Systems,  Inc.  in January 1994.
     The Financial Statements are for the then combined business and operations of Alton Group, Inc. and its wholly-owned subsidiaries, Source Scienti-fic Systems, Inc. and Alton Instruments Corporation.

     Going Concern Considerations and Management's Plans: For June 30, 1993, 1994 and 1995, the Company's financial statement included the following statement: The Company has incurred net operating losses and deficiencies in working capital in 1993 and 1994 which raise substantial doubt about the Company's ability to continue as a going concern.

     Acquisition: On January 21, 1994, the Company acquired from MicroProbe all of the issued and outstanding shares of common stock of Source Scientific Systems, Inc. for total consideration of $2,450,000 plus acquisition expenses of approximately $104,000. A total of $1,500,000 was paid in cash and the balance was to be paid under the terms of a $950,000 Notes payable on March 27, 1995. The Company also assumed $360,000 of a formerly joint MicroProbe and Source revolving loan obligation to Silicon Valley Bank.

     Business Disposition: In November 1992, the Company sold all the common stock of Wespercorp International which consisted of assets and liabilities of the Company's Peripheral Group business with an approximate net book value of $40,000. For additional information refer to the Company's Registration Statement on Form SB2, effective October 21, 1994.

     Lease Obligation: At June 30, 1994, the remaining cost, net of sublease income, of $517,000 of the lease on the Company's prior premises in Irvine, resulted from moving the corporate offices to the Source Scientific Systems, Inc. facility in Garden Grove.

Source Scientific, Inc. Consolidated Financial Statements for the Years Ended June 30, 1996 and 1995 with Independent Auditors' Report thereon


                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

SOURCE SCIENTIFIC, INC.                                          PAGE

Report of Independent Accountants, Corbin & Wertz                F-1
Report of Independent Accountants, Coopers & Lybrand, L.L.P.     F-2
Consolidated Balance Sheets - June 30, 1996 and 1995             F-3
Consolidated Statements of Operations for the Years
   Ended June 30, 1996 and 1995                                  F-4
Consolidated Statements of Shareholders' Equity for the Years
   Ended June 30, 1996 and 1995                                  F-5
Consolidated Statements of Cash Flows
   Ended June 30, 1996 and 1995                                  F-6


                          INDEPENDENT AUDITORS' REPORT

Board of Directors
Source Scientific, Inc.


We have audited the accompanying consolidated balance sheet of Source Scientific, Inc. and its subsidiaries (the "Company") as of June 30, 1996, and the related consolidated statements of operations, shareholders' equity and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Source Scientific, Inc. and its subsidiaries at June 30, 1996, and the results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.

CORBIN & WERTZ

Irvine, California

September 13, 1996, except for Note 17 as to which the date is October 9, 1996.

                                      F-1

REPORT OF INDEPENDENT ACCOUNTANTS

To Board of Directors and Shareholders
Source Scientific, Inc.

We have audited the consolidated financial statements of Source Scientific, Inc. (formerly Alton Group, Inc.; the "Company") as of June 30, 1995, and for the year then ended listed in the index on page 15 of this Form 10-KSB. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is the express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as will as evaluation the overall financial statement presentation. We believer that our audit provides a reasonable basis for our opinion. In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated results of operations and cash flows of Source Scientific, Inc. for the year ended June 30, 1995, in conformity with generally accepted accounting principles.

COOPERS & LYBRAND L.L.P.

Newport Beach, California
December 14, 1995
                                            F-2

                                              SOURCE SCIENTIFIC, INC.
                                            CONSOLIDATED BALANCE SHEETS
                                              June 30, 1996 and 1995

ASSETS                                         1996            1995
                                            ----------      ----------
Current assets:
  Cash and cash equivalents                 $  162,000      $  35,000
  Accounts receivable, net of allowance
   for doubtful accounts of $13,000 and
   $20,000 at June 30, 1996 and 1995,
   respectively                                791,000        449,000
  Inventories                                1,263,000      1,269,000
  Other current assets                         215,000        180,000
                                            ----------      ---------
                                             2,431,000      1,933,000

Property and equipment, net                     72,000        121,000
Goodwill, less accumulated amortization
 of $24,000 and $12,000 at June 30,
 1996 and 1995, respectively                    66,000         78,000
Other assets, net                               52,000         81,000
                                            ----------      ---------

                                           $ 2,621,000    $ 2,213,000
                                            ==========      =========

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
  Accounts payable                         $   691,000    $   868,000
  Accrued expenses                             239,000        204,000
  Convertible debentures                           ---         60,000
  Notes payable and bank line of credit        228,000        327,000
  Deferred rent                                 36,000          2,000
  Lease obligation                                 ---         30,000
                                             ---------      ---------
                                             1,194,000      1,491,000

Convertible debentures                         629,000            ---
Deferred rent, net of current portion          230,000        230,000
                                             ---------      ---------
     Total liabilities                       2,053,000      1,721,000
                                             ---------      ---------

Commitments and contingencies

Redeemable Series C convertible
 preferred stock                                   ---         23,000

Shareholders' equity:
  Common stock; no par value, authorized
   75,000,000 shares, issued and
   outstanding 20,152,919 shares and
   14,739,434 shares at June 30, 1996
   and 1995, respectively                   20,754,000     20,744,000
  Accumulated deficit                      (20,024,000)   (19,952,000)
  Shareholder notes receivable from the
   sale of common stock                       (162,000)      (323,000)
                                           -----------    -----------
     Total shareholders' equity                568,000        469,000
                                           -----------    -----------

                                          $  2,621,000    $ 2,213,000
                                             =========      =========

     See accompanying notes to these consolidated financial statements
                                       F-3

                             SOURCE SCIENTIFIC, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                   For The Years Ended June 30, 1996 and 1995

                                               1996            1995
                                            ---------       ---------
Revenues:
  Product sales                           $ 3,630,000     $ 3,018,000
  Research contracts                           97,000         189,000
  Service contracts                         1,597,000       1,670,000
                                            ---------       ---------
                                            5,324,000       4,877,000
                                            ---------       ---------
Cost of revenues:
  Cost of product sales                     2,364,000       2,268,000
  Cost of research contracts                   52,000         113,000
  Cost of service contracts                   921,000         818,000
                                            ---------       ---------
                                            3,337,000       3,199,000
                                            ---------       ---------

     Gross profit                           1,987,000       1,678,000
                                            ---------       ---------
Operating expenses:
  Selling, general and administrative       1,158,000       1,647,000
  Research, development and engineering       821,000         839,000
                                            ---------       ---------
                                            1,979,000       2,486,000
                                            ---------       ---------

     Operating income (loss)                    8,000        (808,000)

Interest expense, net                          80,000         132,000
                                            ---------       ---------

Loss before extraordinary item                (72,000)       (940,000)

Extraordinary item - gain from
 reduction of lease obligation                    ---         309,000
                                            ---------        --------

Net loss                                 $    (72,000)    $  (631,000)
                                            =========       =========

Per common share amounts:
  Loss before extraordinary item         $      (0.00)    $     (0.09)
  Extraordinary item                              ---            0.03
                                            ---------       ---------

  Net loss                               $      (0.00)    $     (0.06)
                                           ==========       =========
Weighted average number of common
 shares outstanding                        20,110,501      10,658,540
                                          ===========     ===========


      See accompanying notes to these consolidated financial statements
                                       F-4

                             SOURCE SCIENTIFIC, INC.
                 CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
                   For The Years Ended June 30, 1996 and 1995

                                                                                                      SHAREHOLDER
                                                                                                   NOTES RECEIVABLE       TOTAL
                                                           COMMON STOCK             ACCUMULATED     FROM THE SALE OF   SHAREHOLDERS'
                                                       SHARES           AMOUNT        DEFICIT         COMMON STOCK        EQUITY
                                                     ---------       ----------
Balances, June 30, 1994                              9,788,738      $20,000,000    $(19,320,000)       $(283,000)         $ 397,000

Issuance of common stock for note receivable
 from shareholder                                       81,375           40,000             ---          (40,000)               ---
Exercise of common stock purchase options                  575              300             ---              ---                300
Exercise of common stock purchase warrants
 and conversion of debentures                        4,868,746          772,700             ---              ---            772,700
Additional costs incurred in connection with
 issuance of common stock in 1994                          ---          (69,000)            ---              ---            (69,000)
Accretion of redeemable preferred stock                    ---              ---          (1,000)             ---             (1,000)
Net loss                                                   ---                         (631,000)             ---           (631,000)
                                                     ---------       ----------      ----------         --------            -------

Balances, June 30, 1995                             14,739,434       20,744,000     (19,952,000)        (323,000)           469,000

Exercise of common stock purchase options
 under Company Plan                                     78,425           11,000             ---              ---             11,000
Exercise of other common stock
 purchase options                                      134,375            1,000             ---              ---              1,000
Exercise of common stock purchase warrants             658,667          118,000             ---              ---            118,000
Common stock issued for cancellation of anti-
 dilution provision                                  4,418,914              ---             ---              ---                ---
Issuance of common stock for convertible
 debentures and interest                               345,504           41,000             ---              ---             41,000
Issuance of common stock for capital
 raising activity                                      100,000              ---             ---              ---                ---
Cancellation of common stock issued for
 shareholder note receivable forgiven                 (322,400)        (161,000)            ---          161,000                ---
Net loss                                                   ---              ---         (72,000)             ---            (72,000)
                                                     ---------        ---------         -------         --------            -------
Balances, June 30, 1996                             20,152,919      $20,754,000    $(20,024,000)       $(162,000)         $ 568,000
                                                    ==========       ==========      ==========         ========            =======


        See accompanying notes to these consolidated financial statements
                                       F-5

                                              SOURCE SCIENTIFIC, INC.
                                       CONSOLIDATED STATEMENTS OF CASH FLOWS
                                    For The Years Ended June 30, 1996 and 1995

                                                1996               1995
                                             ----------         ----------

Cash flows from operating activities:
  Net loss                                  $   (72,000)       $  (631,000)
  Adjustments to reconcile net loss to
   net cash used in operating activities:
    Extraordinary item                              ---           (309,000)
    Depreciation and amortization               124,000            147,000
    Gain on sale of property and
     equipment                                   (2,000)               ---
    Changes in operating assets and
     liabilities:
      Accounts receivable, net                 (342,000)           273,000
      Inventories                               (28,000)           373,000
      Other assets                              (23,000)           (66,000)
      Accounts payable                          (94,000)           132,000
      Accrued expenses                            7,000            189,000)
      Customer deposits, deferred revenue
       and lease obligation                     (35,000)          (322,000)
      Deferred rent                              34,000             28,000
                                              ---------           --------

  Net cash used in operating activities        (431,000)          (564,000)
                                              ---------            -------
Cash flows from investing activities:
  Capital expenditures                          (12,000)           (31,000)
  Proceeds from sale of property and
   equipment                                      2,000                ---
                                              ---------           --------

  Net cash used in investing activities         (10,000)           (31,000)
                                              ---------           --------

Cash flows from financing activities:
  Proceeds from issuance of convertible
   debentures                                   629,000                ---
  Proceeds from issuance of note payable        180,000                ---
  Repayment of notes payable                    (57,000)           (84,000)
  Net borrowings on bank line of credit        (305,000)            26,000
  Proceeds from exercise of common stock
   purchase options                               3,000                300
  Proceeds from exercise of common stock
   purchase warrants                            118,000            692,700
  Stock issuance costs                              ---            (69,000)
                                              ---------           --------
  Net cash provided by financing
   activities                                   568,000            566,000
                                              ---------          ---------

Net change in cash and cash equivalents      $  127,000         $  (29,000)

Cash and cash equivalents, beginning of
  year                                           35,000             64,000
                                              ---------          ---------

Cash and cash equivalents, end of year       $  162,000         $   35,000
                                              =========           ========

Supplemental disclosure of cash flow
 information -
  Cash paid during the year for:
    Interest                                 $   83,000         $  141,000
                                              =========           ========
    Income taxes                             $    2,000         $      ---
                                              =========           ========

Supplemental schedule of non-cash investing and financing activities:

1996

During 1996, the Company issued 345,504 shares of common stock for conversion of debentures totaling $40,000 and accrued interest totaling $1,000.

During 1996, the Company issued notes payable in satisfaction of accounts payable amounting to $83,000.

During 1996, the Company issued 66,093 shares of common stock through the exercise of options for accrued vacation in the amount of $9,000.

During 1996, the Company canceled a note receivable from a shareholder amounting to $161,000 for the return of 322,400 shares of common stock. In addition, the Company concurrently canceled a $20,000 convertible debenture which was outstanding at June 30, 1995.

        See accompanying notes to these consolidated financial statements
                                       F-7


         The following are the Notes to the Consolidated Financial Statements for the Years June 30, 1995 and 1996, as stated on the Company's Annual Report for the fiscal year ended June 30, 1996:

NOTE 1 - ORGANIZATION AND NATURE OF OPERATIONS: In January 1994, Source Scientific, Inc. ("Source"), a Delaware corporation, then operating as Alton Group, Inc. ("Alton"), acquired from MircoProbe Corporation ("MicroProbe") all of the issued and outstanding shares of common stock of Source Scientific Systems, Inc. for total consideration of $2,450,000 plus acquisition expenses of approximately $104,000. A total of $1,500,000 was paid in cash and the balance was to be paid under the terms of a $950,000 noninterest-bearing ($865,000 net of imputed interest), subordinated promissory note due to MicroProbe.

As part of the acquisition, Alton assumed a $360,000 joint MicroProbe and Source revolving line of credit due to Silicon Valley Bank. In addition, Alton issued to MicroProbe a five-year warrant to purchase 50,000 shares of Alton's common stock at an exercise price of $0.50 per share and a five-year warrant to purchase an additional 50,000 shares of Alton's common stock at an exercise price of $1.00 per share.

In November 1994, Alton and MicroProbe entered into an agreement to settle outstanding issues between them in connection with the acquisition and a supply agreement executed concurrent with the acquisition. As part of such settlement, Alton's promissory note due to MicroProbe was canceled and the note balance of $883,000 was recorded as a reduction to goodwill. Also pursuant to this agreement, outstanding warrants to purchase 100,000 shares of Alton's common stock were canceled.

In February 1995, Alton changed its name to Source.

Source designs, manufactures and markets devices and instrumentation used worldwide in hospitals and laboratories for biomedical and industrial applications. Source's instrument systems integrate various detection technologies (photometry, fluorescence, luminescence), robotics, fluidics and custom-designed software, into complete systems or special purpose modules. As an original equipment manufacturer (OEM), Source offers for sale its expertise in developing and manufacturing instruments to other companies for resale to end-user customers. Revenues are generated from products sold and services rendered through diagnostic systems suppliers (other instrument companies and reagent companies), distribution networks, tradeshows and in-house representatives.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation The accompanying consolidated financial state-ments include the accounts of Source and its wholly-owned subsidiaries (collectively the "Company"). All material intercompany transactions have been eliminated in consolidation.

Use of Estimates       The  preparation  of financial  statements  in conformity
with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported periods. Actual results could materially differ from those estimates.

Fair Value of Financial Instruments The consolidated financial statements con-tain financial instruments whereby the fair market value of the financial instruments could be different than those recorded on a historical basis in the accompanying consolidated financial statements. The Company's financial instruments consist of cash and cash equivalents, accounts receivable, accounts payable, convertible debentures and notes payable. The carrying amounts of the Company's financial instruments approximate their fair values at June 30, 1996.

Concentrations of Credit Risk     The Company, at times, maintains cash balances
at certain financial institutions in excess of amounts insured by Federal agencies.

The Company sells its products throughout the United States and worldwide. The Company extends credit to its customers and performs ongoing credit evaluations of such customers. The Company does not obtain collateral to secure its accounts receivable. The Company maintains allowances for potential credit losses and, historically, such losses have been within management's estimates.

Two customers each accounted for approximately 22% of net sales for the year ended June 30, 1996. Such customers accounted for 16% and 14%, respectively, of accounts receivable at June 30, 1996. The Company had one customer which accounted for approximately 37% of revenues for the year ended June 30, 1995. Such customer accounted for approximately 22% of accounts receivable at June 30, 1995.

The Company predominately sells its products in the biomedical and analytical instruments industry. The Company's international sales were approximately 10% and 12% of total revenues for the years ended June 30, 1996 and 1995, respectively.

Cash and Cash Equivalents     The Company considers all highly liquid short-term
investments with a remaining maturity, when purchased, of three months or less, to be cash equivalents.

Inventories   Inventories are stated at the lower of cost  (first-in, first-out)
or estimated net realizable value.

The carrying value of Source's inventory represents management's estimate of its net realizable value. Such value is based on forecasts for sales in the ensuing years. The industry in which Source operates is characterized by rapid technological advancement and change. Should demand for Source's products prove to be significantly less than anticipated, the ultimate realizable value of such products would be substantially less than the amount shown in the accompanying consolidated balance sheet.

Property and Equipment Property and equipment are stated at cost, less accum-ulated depreciation and amortization, and are being depreciated on a straight-line basis over their estimated useful lives, which range from three to ten years. Leasehold improvements are being amortized using the straight-line method over the life of the asset or the term of the lease, whichever is shorter. Major betterments and renewals are capitalized, while routine repairs and maintenance are charged to expense when incurred.

Software Development Costs Software development costs incurred subsequent to establishing technological feasibility are capitalized and amortized based on the anticipated units to be shipped for the related products, with minimum annual amortization equal to the straight-line amortization over the remaining economic life of the related product not exceeding three years. The Company evaluates capitalized software amounts by comparing such amounts to their estimated net realizable value, i.e., future revenues reduced by the cost, if any, of completing and disposing of the product. Amounts in excess of net realizable value are charged to operations.

Goodwill Goodwill, which represents the excess of cost over fair value of net assets acquired, is being amortized on the straight-line method over ten years. The Company assesses the recoverability of this intangible asset by determining whether the amortization of the goodwill balance over its remaining life can be recovered through projected undiscounted cash flows. The amount of goodwill impairment, if any, is measured based on projected undiscounted cash flows and is charged to operations in the period in which goodwill impairment is determined by management. Management believes no impairment has occurred as of June 30, 1996.

Warranty Costs The Company provides a warranty against defects in materials and workmanship for one year following the date of sale. Estimated costs of product warranties are charged to operations during the year the products are sold.

Patents The Company capitalizes the cost of its patents and amortizes such costs over the useful life of the patents not to exceed 17 years. At June 30, 1996, no carrying value remains in the accompanying balance sheet for unexpired patents.

Income Taxes The Company accounts for income taxes in accordance with State-ment of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("Statement No. 109"). Under the asset and liability method of Statement No. 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under Statement No. 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. A valuation allowance is provided for a portion or all of deferred tax assets if it is more likely than not that such deferred tax assets will not be realized through future operations.

Revenue Recognition        Revenues from the sale of the Company's  products are
recognized at the time of shipment to its customers, while revenue on service contracts and research and development contracts are recognized as the service and research and development activities are performed under the terms of the related agreements.

Research and Development Costs    Research and development costs are expensed as
incurred.

Per Common Share Information Per common share amounts are computed based on weighted average number of common shares outstanding during each period. Common stock equivalents and other potentially dilutive securities were excluded from the per common share calculations as their effect would have been antidilutive or in the case of the extraordinary item per share, such amount would not be significant.

Reclassifications      Certain  amounts in the 1995  financial  statements  have
been  reclassified  to conform to the 1996 presentation.

NOTE 3 - ACCOUNTS RECEIVABLE FACTORING In February 1995, the Company entered into an accounts receivable factoring agreement with a bank for a one-year term. The initial advance to the Company by the bank was 80% of the accounts receivable factored. The remaining 20%, less administrative and finance charges as defined in the agreement, was remitted to the Company by the bank upon the bank's collection of the factored accounts receivable balance above and beyond the initial advance. During 1995, under the terms of the agreement, the Company sold with recourse accounts receivable totaling approximately $1,242,000, of which approximately $194,600 remained uncollected by the bank at June 30, 1995 and represented the Company's maximum exposure under the recourse provisions of the agreement. A finance fee of 2.5% was charged monthly on the average outstanding accounts receivable balance as defined by the agreement. An administrative fee of 1% was charged on the face amount of each factored receivable. Interest expense for the year ended June 30, 1995 was approximately $48,000. The Company ceased factoring accounts receivable under this agreement in October 1995.

Subsequent to the termination of the previous agreement, in December 1995, the Company entered into two accounts receivable factoring agreements with a bank, both for one-year terms. The initial advance under each agreement was 80% of the accounts receivable factored. Under each agreement, in no event shall the aggregate amount of all purchased receivables outstanding at anytime exceed $150,000 and $250,000, respectively. The remaining 20%, less administrative and finance charges, as defined by the agreement, is remitted to the Company by the bank upon the bank's collection of the factored accounts receivable balance. During 1996, under the terms of each agreement, the Company sold, with recourse, accounts receivable totaling approximately $1,085,000. At June 30, 1996, all amounts have been collected by the bank. A finance fee under each agreement of 1.5% and 2.25%, respectively, is charged monthly on the average outstanding accounts receivable balance as defined by the agreement. An administration fee of 1.0% is charged on the face amount of each factored receivable under each agreement. The Company ceased factoring accounts receivable under these agreements in February 1996. Interest expense for the year ended June 30, 1996 amounted to approximately $67,000.

NOTE 4 - INVENTORIES

Inventories consist of the following at June 30:

                                           1996               1995
                                        ----------         ----------
     Raw materials                     $   860,000        $    18,000
     Work in process                       332,000            180,000
     Finished goods                         71,000            171,000
                                         ---------          ---------
                                       $ 1,263,000        $ 1,269,000
                                         =========          =========

NOTE 5 - OTHER CURRENT ASSETS

Other current assets consist of the following at June 30:

                                           1996               1995
                                        ----------         ----------
     Reimbursable development
      costs                            $   126,000        $   139,000
     Supplies and inventory                 68,000             23,000
     Insurance                               8,000              6,000
     Other                                  13,000             12,000
                                         ---------          ---------
                                       $   215,000        $   180,000
                                         =========          =========

Reimbursable development costs are capitalized as incurred to the extent such amounts are believed to be recoverable. The Company is reimbursed upon the billing of units shipped. During the year ended June 30, 1996, collections of approximately $13,000 were recorded as a reduction to such amounts to be reimbursed. No amounts were collected in fiscal 1995.

NOTE 6 - PROPERTY AND EQUIPMENT

Property and equipment consist of the following at June 30:

                                           1996               1995
                                        ----------         ----------
     Machinery, equipment and tooling   $  285,000         $  330,000
     Computer equipment and software        36,000             36,000
     Furniture and fixtures                 17,000             17,000
                                         ---------          ---------
                                           338,000            383,000

     Less accumulated deprecIation
      and amortization                    (266,000           (262,000)
                                         ---------          ---------
                                        $   72,000         $  121,000
                                         =========          =========

Depreciation and amortization expense for the years ended June 30, 1996 and 1995, amounted to $95,000 and $147,000, respectively, of which $39,000 and $36,000, respectively, is included in cost of product sales in the accompanying statements of operations.

NOTE 7 - OTHER ASSETS

Other assets consist of the following at June 30:

                                           1996               1995
                                        ----------         ----------
     Software development costs        $   106,000        $   106,000
     Less accumulated amortization         (97,000)           (80,000)
                                        ----------         ----------
                                             9,000             26,000

     Deposits                               38,000             48,000
     Other                                   5,000              7,000
                                        ----------         ----------
                                       $    52,000        $    81,000
                                        ==========         ==========

Amortization of software development costs was $17,000 and $21,000 for the years ended June 30, 1996 and 1995, respectively.

NOTE 8 - ACCRUED EXPENSES

Accrued expenses consist of the following at June 30:

                                           1996               1995
                                        ----------         ----------
     Professional fees                 $    30,000        $    30,000
     Accrued payroll, vacation
      and commissions                       93,000            109,000
     Interest                                8,000              8,000
     Warranties                             18,000             18,000
     Customer deposits                      25,000                ---
     Accrued redemption of redeemable
      Series C convertible preferred
      stock                                 23,000                ---
     Other                                  42,000             39,000
                                        ----------         ----------
                                       $   239,000        $   204,000
                                        ==========         ==========

NOTE 9 - NOTES PAYABLE AND BANK LINE OF CREDIT

Notes payable consist of the following at June 30:

                                           1996           1995
                                        ----------     -------
Notepayable to Biopool  International
    bearing  interest  at 7% per annum
    until March 1996,  at which time
    the rate increased to 8% per annum,
    unsecured, principal payments of
    $20,000 on each 15th day of the
    months July through November 1996;
    with a final principal payment of
    $30,000 together with interest of
    $6,034, due on December 15, 1996.   $  130,000         ---

Bankline of credit with a maximum
    amount of $600,000, or 65% of the
    Company's qualifying  receivables,
    collateralized  by  all  assets of
    the  Company, interest at 4% over
    the bank's  reference  rate (an
    effective  rate of 9% at June 30,
    1995), paid in December 1995.
    Additionally,  the Company issued
    to the bank warrants to purchase
    50,000 shares of its common stock.         ---      304,000


                                           1996               1995
                                        ----------         ----------
Notes payable, unsecured, noninterest
     bearing and interest bearing at
     rates up to 10% per annum, with
     due dates  ranging  from  July
     1996 to April  1997, certain of
     which are past due and are in
     technical default.                    98,000              23,000
                                        ---------            --------

                                       $  228,000          $  327,000
                                        =========           =========

NOTE 10 - CONVERTIBLE DEBENTURES

Convertible debentures consist of the following at June 30:

                                           1996               1995
                                        ----------         ----------
Convertible  debentures  payable to
     a former officer and two
     unaffiliated individuals in the
     face amount of $20,000  each,
     convertible at any time into
     shares of the Company's common
     stock at the conversion price
     of $0.75 per share or as adjusted
     in accordance with the agreement,
     with warrants attached to purchase
     one share of the Company's common
     stock for each $10 of debentures
     at the amended price of $0.75
     per share,  exercisable any time
     through May 3, 1998, principal
     and interest at 9.75% per annum,
     satisfied $40,000 by issuance
     of 345,504 shares of common
     stock and $20,000 satisfied
     through an offset of amounts
     due the Company in 1996 from
     a former officer (see Note 15).           ---            60,000

                                           1996               1995
                                        ----------         ----------
Convertible debentures payable to
     three unaffiliated individuals,
     convertible at any time into
     shares of the Company's common
     stock at the conversion price
     of $0.053  per share at the
     option of the Company, subject
     to a downward adjustment in
     the event the underlying common
     stock is not registered with
     the Securities and Exchange
     Commission within ten (10)
     months from the date of issuance
     to a floor of $0.05 per share,
     with  warrants  attached  to
     purchase  one share of the
     Company's  common stock at
     $0.25 per share (see Note 13),
     interest at 12% per annum payable
     annually, principal due on
     January 31, 1998 (see Note 15).       310,000                ---

Convertible debentures payable to six
     unaffiliated   individuals  and
     one individual owning more than
     10% of the Company's common stock,
     who is not an officer or director,
     convertible  at any  time  into
     shares  of the Company's common
     stock at the  conversion  price
     of $0.08 per share at the option
     of the Company, subject to a down-
     ward  adjustment  in the event the
     underlying  common stock is not
     registered with the Securities
     and Exchange Commission  within
     ten (10)  months from the date of
     issuance to a floor of$0.05 per
     share,  with  warrants  attached
     to  purchase  one share of the
     Company's  common  stock at $0.25
     per share (see Note 13),  interest
     at 12% per annum payable annually,
     principal due on January 31, 1998
     (see Note 15).                        319,000             ---
                                         ---------        --------
                                           629,000          60,000

                                           1996               1995
                                        ----------         ----------
Less current portion                           ---            (60,000)
                                        ----------         ----------
                                       $   629,000        $       ---
                                        ==========          =========

The convertible debentures issued in 1996 were issued at their estimated fair value. Such estimate is based on the stated interest rate and the related conversion price into the Company's common stock. The Board of Directors estimated the fair value of the Company's common stock at the date of issuance to be approximately $0.06 per share.

NOTE 11 - COMMITMENTS AND CONTINGENCIES

Lease Obligation and Extraordinary Item       Lease  obligation,   amounting  to
approximately $30,000 at June 30, 1995, represents the remaining cost, net of sublease income, of the lease on the Company's prior premises. Subsequent to the acquisition of Source, the Company vacated such premises and moved all operations to the Source facility. During 1995, the Company negotiated a termination of the lease, in consideration of the termination and all obligations thereunder, the Company paid its former landlord approximately $150,000 and surrendered a claim to approximately $20,000 of deposit and offsets. A remaining balance of $30,000 was owed to the Company's former landlord at June 30, 1995 and was included in current liabilities. The settlement reduced the Company's previously accrued lease obligation by $309,000, and accordingly, an extraordinary gain of this amount is reflected in the accompanying 1995 statement of operations.

Lease Commitments        The Company leases its office and warehouse  facilities
under an operating lease which expires in January 2002. The following is a schedule of future annual minimum lease payments under all noncancellable operating lease agreements as of June 30, 1996:

                  Years Ending
                    June 30,

                    1997                $     339,000
                    1998                      349,000
                    1999                      350,000
                    2000                      366,000
                    2001                      390,000
                    Thereafter                227,000
                                           ----------
                                        $   2,021,000
                                           ==========

Rent expense was $316,000 and $324,000 for the years ended June 30, 1996 and 1995, respectively.

Employment Contracts The Company entered into two and three-year employment contracts with certain officers, directors of the Company and key management of the Company, commencing July 1, 1995. Prior to this date, the Company had certain employment agreements which were in effect. The contracts effective July 1, 1995 provide for annual compensation ranging from $52,000 to $124,000. Total compensation charged to operations for the years ended June 30, 1996 and 1995, under agreements in effect during such years amounted to $481,201 and $407,869, respectively. Future annual compensation under all management agreements for fiscal years ending June 30, 1997 and 1998 are $521,619 and $103,021, respectively.

NOTE 12 - INCOME TAXES        The Company has not  incurred  significant  income
taxes during the years ended June 30, 1996 and 1995.

The tax effect of temporary differences that give rise to significant portions of the deferred tax assets and liabilities are as follows:

                                                 June 30,
                                        -------------------------
                                           1996           1995
                                        ----------     ----------
Deferred tax assets:
  Inventory reserve                    $    86,000    $    89,000
  Warranty reserve                           6,000          8,000
  Vacation accrual                          21,000         46,000
  Allowance for bad debts                    5,000          9,000
  Credits                                  642,000        642,000
  Other                                        ---          2,000
  Net operating loss carryforwards       8,393,000      8,345,000
                                        ----------     ----------
                                         9,153,000      9,141,000

Valuation allowance                     (9,120,000)    (9,103,000)
                                        ----------     ----------
     Net deferred tax assets                33,000         38,000

Deferred tax liability -
  Property and equipment                   (33,000)       (38,000)
                                        ----------     ----------
     Net deferred income taxes          $      ---     $      ---
                                         =========      =========

A reconciliation of the actual income tax expense to expected income tax benefit computed by applying the Federal statutory income tax rate of 34% to net loss for the year ended June 30, 1996 is as follows:

                                         Amount       %

Income tax benefit computed at
 Federal statutory tax rate            $ (24,000)    (34)%
State income taxes                         5,000       7
Other                                      2,000       3
Increase in the valuation allowance
 for deferred tax assets                  17,000      24
                                       ---------    ----
Income taxes                          $      ---      -- %
                                       =========    ====

The difference between the federal statutory rate of 34% and the Company's effective tax rate of 0% in 1995 is the result of incurring net operating losses without current tax benefit.

As of June 30, 1996, the Company had net operating loss carryforwards for federal and state purposes of approximately $24,000,000 and $2,600,000, respectively. In addition, the Company had general business and research and development tax credit carryforwards of approximately $642,000. These carryforwards generally expire through 2011. As a result of common stock transactions of the Company, certain of its tax loss carryforwards are subject to restrictions which place a maximum annual limitation on the utilization of loss carryforwards arising prior to a change in ownership, as defined in the Internal Revenue Code.

NOTE 13 - COMMON STOCK PURCHASE OPTIONS AND WARRANTS

Stock Option Plan        The Company  amended its stock option plan (the "Plan")
during 1995 whereby the Board of Directors may grant options to employees, officers, outside directors and consultants to purchase up to an aggregate of 3,500,000 shares of the Company's common stock. Options to be granted under the Plan may be incentive stock options intended to qualify under Section 422 of the Internal Revenue Code and/or options other than incentive stock options (nonstatutory options). The exercise price of incentive stock options may not be less than 100% of the fair value market value of the common stock on the date of grant, and the exercise price for nonstatutory options must be at least 99% of such fair market value. The incentive stock options vest ratably over five years. No incentive stock options shall be exercisable after the earlier of the expiration date of the Plan or three months after termination of employment. Nonstatutory options must be exercised prior to the expiration date of the Plan or within a specified term ranging from one to five years.

A summary of common stock purchase option activity is as follows during the years ended at June 30:

                                           1996               1995
                                        ----------         ----------
Outstanding at beginning of year           628,250            749,116
  Granted                                2,036,000            150,000
  Canceled                                 (38,250)          (456,416)
  Exercised                                (78,425)           (81,950)
  Reissued                                     ---            267,500
                                        ----------         ----------
Outstanding at end of year               2,547,575            628,250
                                        ----------         ----------

In March 1996, the Board of Directors approved that all outstanding grants of common stock purchase options, vested and non-vested, for current employees, officers and directors, be re-priced to reflect the exercise price of $0.14. During 1996, the Board of Directors granted options to purchase 2,036,000 shares of common stock. Options to purchase 38,250 shares of common stock were canceled.

At June 30, 1996, options to purchase 1,405,313 shares of common stock were exercisable under the plan described above. Such options expire at various dates through December 1999.

Other Options and Warrants        In addition to options  issued under the Plan,
the Company issued common stock purchase options to nonaffiliated entities. These options are exercisable at $0.008 to $0.75 per share over the terms ranging from one to five years and vested at the date of grant. From time to time, the Company issued warrants in connection with its financings (see Notes 9 and 10), expiring at various dates through February 2000. During 1996, the activity of other common stock purchase options and warrants was as follows:

                                   Shares        Price Range
                                 Available        Per Share

Balances, June 30, 1995           6,382,332       $0.008-$0.75

 Warrants issued in connection
  with convertible debentures     3,920,000       $0.25
 Warrants canceled or expired      (186,050)      $0.75
 Warrants exercised                (658,667)      $0.45
 Other options exercised           (134,375)      $0.008
 Canceled through issuance
  of common stock (Note 15)      (4,747,140)      $0.45
                                 ----------
Balances, June 30, 1996           4,576,100       $0.25-$0.75
                                 ==========

At June 30, 1995, options to purchase 394,375 had been granted, of which 134,375 were exercised during 1996, and the remaining balance of options to purchase 260,000 shares of common stock were outstanding as of June 30, 1996, all of which are exercisable at $0.75 per share.

In connection with the Company's private placement of convertible debentures totaling $629,000 in January and February 1996 (see Note 10), warrants to purchase 3,920,000 shares of common stock were granted with an exercise price of $0.25 per share and expire in January and February 1999. No value was ascribed to such warrants since management believes the exercise price was substantially in excess of fair value at the time of issuance.

During fiscal 1996, warrants to purchase 4,747,140 common shares, subject to certain anti-dilution provisions, exercisable at $0.45 per share (subject to a reduction of the exercise price to $0.30 per share), were canceled through the issuance of 4,418,914 shares of common stock (see Note 15). During the current year, warrants to purchase 646,667 shares of common stock, previously exercisable at $0.45 per share, were exercised at $0.18 per share and 12,000 shares, previously exercisable at $0.45 per share, were exercised at $0.14 per share. All remaining common stock purchase warrants outstanding at June 30, 1996 were exercisable.

     The Financial Accounting Standards Board has issued Statement of Financial Accounting Standards No. 123 "Accounting for Stock Based Compensation" ("Statement No. 123"). Statement No. 123 is primarily a disclosure standard for the Company because the Company will continue to account for employee stock options under Accounting Principles Board Opinion No. 25. The disclosure requirements for the Company required by Statement No. 123 will be effective for the Company's fiscal 1997 financial statements.

NOTE 14 - PREFERRED STOCK       The  Company was  required  to redeem the shares
of Series C Preferred Stock on September 1, 1995 at $15.4666 per share. The holders of Series C Preferred Stock were notified by the Company on November 3, 1995, (the "Notice"), that under the terms of the redemption rights of Series C Preferred Stock, the delay in redeeming the preferred shares caused an increase in the price per share by $4.00 per annum, based on a quarterly proration, to $18.93. The Notice also indicated the Company's intent to establish a redemption date of January 3, 1996. Dividends accrue on the Series C Preferred Stock at $0.53 per share per annum.

On January 26, 1996, the Company notified holders of its Series C Preferred Stock that the Redemption Date was changed to June 28, 1996 at a Redemption Price of $17.93 in accordance with the terms of these stock certificates. As of June 30, 1996, the holders of the stock certificates had not completed a required acceptance and release agreement, nor had the certificates been tendered to the Company. As a result, no payment was made for the redemption of the Series C Preferred Stock as of June 30, 1996. Since the notice of redemption on June 28, 1996 was tendered, such preferred shares are no longer validly issued and outstanding. Such investors must claim their redemption monies within two years from the date of redemption. Accordingly, $23,000, plus accrued interest of $4,000, is included in accrued liabilities in the accompanying 1996 consolidated balance sheet.

NOTE 15 - COMMON STOCK During 1995, certain debentures in the aggregate amount of $228,706, plus accrued interest of $10,218 were converted into 1,195,013 shares of common stock. With the issuance of certain debentures sold in 1995 in the aggregate amount of $414,712, and to the purchasers of such debentures, the Company issued an aggregate of 172,050 warrants, each to purchase one share of common stock at an exercise price of not less than $0.75 per shares. The Company temporarily reduced the warrant exercise price of such warrants from $0.60 to $0.15 and $0.18, in February and June of 1995, respectively, raising aggregate funds of $318,425 from the exercise of 2,122,833 warrants into an equal number of shares of common stock. Certain of the warrant holders, who were also debenture holders in the aggregate amount of $200,354, plus accrued interest of $14,997, used their debenture holdings for the exercise of their warrants into aggregate amount of 1,423,500 shares of common stock during the reduced exercise price periods.

In addition, in fiscal 1995, a retiring employee, who remains a director of the Company, exercised options at $0.75 per share for 81,375 shares of common stock, collateralized by a note.

In July 1995, the Company issued 646,667 shares of common stock in connection with the exercise of warrants at an exercise price of $0.18 per share. In addition, in June 1996, the Company issued 12,000 shares of common stock in connection with the exercise of warrants at an exercise price of $0.14 per share. Aggregate proceeds received in connection with these transactions, as reflected in the accompanying consolidated statement of shareholders' equity, totaled $118,000 (also see Note 13).

As discussed in Note 13, in February 1996, the Company issued 4,418,914 shares of its common stock for the cancellation of certain warrants (see Note 13) exercisable at $0.45 per share (subject to a reduction of the exercise price of $0.30 per share). These warrants contained an anti-dilution provision which enabled the holders the right to purchase additional shares at the then exercise price per share in the event the Company issued any additional shares of its common stock in any unrelated transactions. The common stock issued in the transactions discussed above were effected to cancel the anti-dilution provision contained in the underlying warrants. No value was ascribed to common stock issued to cancel these warrants at the time of issuance in February 1996.

During fiscal 1996, the Company issued 345,504 shares of the Company's common stock valued at prices ranging from $0.10 to $0.14 upon conversion of debentures issued in 1993. The aggregate reduction of convertible debentures in 1996 totaled $40,000, plus accrued interest of $1,000 (see Note 10).

In April 1996, the Company reached an agreement with a former officer of the Company regarding the disposition of mutual interests and obligations between the parties which resulted in the cancellation of a note receivable from the sale of common stock totaling $161,000, as well as 332,400 shares of common stock which collateralized the note receivable. In addition, the Company canceled $20,000 of convertible debentures, plus accrued interest due to this former officer (also see Note 10) offset by approximately $24,000 of accrued interest on the note receivable referred to above.

In June 1996, the Company issued 100,000 shares of common stock to an unaffiliated entity in connection with certain capital raising activities. The holder of the shares were granted "piggy-back" registration rights with respect thereto.

NOTE 16 - RETIREMENT SAVINGS PLAN During 1991, Source established a profit-sharing plan (the "401(k) Plan"), which is intended to qualify under Section 401(k) of the Internal Revenue Code of 1986. The 401(k) Plan allows eligible employees to contribute up to 15% of their salary. Effective February 1, 1995, the Company adopted the 401(k) Plan. At its discretion, the Company may make matching contributions to the 401(k) Plan. No employer contributions have been made since adoption of the 401(k) Plan.

NOTE 17 - SUBSEQUENT EVENTS

On October 9, 1996, the Company entered into a financing arrangement with a commercial lender to borrow up to $1,000,000. This line will allow the Company to borrow up to 80% of its eligible receivables, as defined, at an interest rate of prime plus 2.75% (subject to a 12% add-on in the event of default). The line contains certain financial covenants and is secured by substantially all of the Company's assets.


MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPER-ATIONS FOR THE COMPANY

The Company's Results of Operations, for the 3-month and 6-month periods ended December 31, 1996, and for the year ended June 30, 1996 are presented below:

Results of Operations

Comparison of 1996 to 1995, 3-month and 6-month periods ended December 31

     The following table shows the changes in operations between the 3-month and 6-month periods ended December 31, 1995 and December 31, 1996. During the second quarter ended December 31, 1996, sales declined by approximately 32.5% compared to the second quarter ended December 31, 1995. Sales also declined for the 6-month period ended December 31, 1996, by approximately 15.5% compared to the 6-month period ended December 31, 1995. For both the 3-month and 6-month periods, revenues declined due to delayed renewals of several manufacturing contracts and extended commencement dates for product service contracts with two major customers. The total back log of services and products were $2.7 million at December 31, 1995. During the period from 10/10/96 through 2/28/97, the Company generated sales orders of approximately $2.4 million, and the backlog was approximately $2.4 million as of February 28, 1997.


                                            3 MONTHS ENDED            3 MONTHS ENDED           CHANGE FROM
                                           DECEMBER 31, 1995        DECEMBER 31, 1996     DEC. 1995 TO DEC. 1996
                                       -----------------------   ---------------------    ----------------------
                                         (000's)       % of        (000's)      % of     (000's)        %
                                         Amount        Sales       Amount      Sales     Amount       Change
                                       -----------------------   ---------------------    ----------------------
Net sales                              $1,121         100.0      $  757        100.0       ($364)       -32.5
Cost of goods sold                        701          62.5         565         74.6        (136)       -19.4
                                        -----         -----        ----        -----        ----        -----
      Gross profit                        420          37.5         192         25.4        (228)       -54.3
                                        -----         -----        ----        -----        ----        -----

Selling, general and administration       332          29.6         334         44.1           2          0.6
Research and  development                 208          18.6         185         24.4         (23)       -11.1
                                        -----         -----        ----        -----        ----        -----
      Total operating expenses            540          48.2         519         68.6         (21)        -3.9
                                        -----         -----        ----        -----        ----        -----

      Operating income (loss)            (120)        -10.7        (327)       -43.2        (207)      -172.5

Interest, net                              10           0.9          26          3.4          16        160.0
                                        -----         -----        ----        -----        ----        -----
      Net income (loss)                 ($130)        -11.6       ($353)       -46.6       ($223)       171.5
                                        =====         =====        ====        =====        ====        =====

                                            6 MONTHS ENDED            6 MONTHS ENDED           CHANGE FROM
                                           DECEMBER 31, 1995        DECEMBER 31, 1996     DEC. 1995 TO DEC. 1996
                                       -----------------------   ---------------------    ----------------------
                                         (000's)       % of        (000's)      % of     (000's)        %
                                         Amount        Sales       Amount      Sales     Amount       Change
                                       -----------------------   ---------------------    ---------------------
Net sales                              $2,224        100.0        1,880       100.0        ($344)     -15.5
Cost of goods sold                      1,388         62.4        1,402        74.6           14        1.0
                                        -----         -----        ----        -----        ----      -----
      Gross profit                        836         37.6          478        25.4         (358)     -42.8
                                        -----         -----        ----        -----        ----      -----

Selling, general and administration       630         28.3          645        34.3           15        2.4
Research and  development                 406         18.3          375        19.9          (31)      -7.6
                                        -----         -----        ----        -----        ----      -----
      Total operating expenses          1,036         46.6        1,020        54.3          (16)      -1.5
                                        -----         -----        ----        -----        ----      -----

      Operating income (loss)            (200)        -9.0         (542)      -28.8         (342)     171.0

Interest, net                              11          0.5           37         2.0           26      236.4
                                        -----         -----        ----        -----        ----      -----
      Net income (loss)                  $211)        -9.5        ($579)      -30.8        ($368)     -174.4
                                        =====         =====        ====        =====        ====      ======


Net Revenues. Net revenues decreased by 32.5% during the quarter ended December 31, 1996 compared to the quarter ended December 31, 1995. Revenues also declined by 15.5% for the six-month period ended December 31, 1996 compared to the six-month period ended December 31, 1995. At the date of this Report, the recently obtained sales orders and resulting increase in the current backlog will commence generating revenues for the Company in the third and fourth fiscal quarters, although there can be no assurance that overall revenues will result in profitability for any specific quarter. On an ongoing basis, the Company has an average of 20 quotes submitted to potential customers to provide research and development, manufacturing and product service contracts, although there is no assurance such contracts will be awarded to the Company, or that in the event any such contracts are awarded, sufficient economic value will be realized to make a significant difference in the Company's profitability.

Cost of Revenues. The increase of cost of revenues as a percentage of revenues for the three-month period ending December 31, 1996, to 74.6%, compared to 62.5% for the three-month period ending December 31, 1995, was due to delayed commencement dates of new and renewal service and manufacturing contracts. The increase of cost of revenues as a percentage of revenues for the six-month period ending December 31, 1996, to 74.6%, compared to 62.4% for the six-month period ending December 31, 1995, was due to a large portion of raw materials and finished goods of the Alton Subsidiary's Lamda product line sold at standard cost as part of a settlement agreement with a previous customer; and due to the lower sales volume and a less profitable mix of products shipped and services provided by the Source Subsidiary, resulting in under-absorption of manufacturing overhead. Because average profit margins are greater on service contract revenues than on sales of manufactured products, the overall cost of goods sold for the quarter ended December 31, 1996, reflects an overall higher cost associated with the types of manufactured products sold during the period.

Operating Expenses. Total operating expenses increased as a percentage of revenues from 48.2% for the three month period ended December 31, 1995, to 68.6% for the three month period ended December 31, 1996, and from 46.6% for the six month period ended December 31, 1995, to 54.3% for the six month period ended December 31, 1996. Research and development costs for the six month period ended December 31, 1996, reflect costs to develop the Company's new product, PlateMate(TM). Of the three major clinical chemistry trade shows and exhibits attended by the Company in the calendar year 1996, expenses for the two largest exhibits were incurred early in the six month period ended December 31, 1996. In addition, international travel related to major new business contributed to the higher costs.

Interest Expense. Interest costs increased in the three- and six-month periods ended December 31, 1996, compared to the same period last year due to the utilization of the new credit facility provided by Concord effective in October 1996.

Comparison of 1996 to 1995 fiscal years ended June 30

     For the second consecutive year, the Company improved its overall financial condition, and the last two consecutive quarters of fiscal year 1996 were profitable, although such improvements or profitability were not repeated in the two subsequent periods. During the fiscal year ended June 30, 1996, the Company completed several transactions that improved the financial operating condition and operations of the Company. In the 1996 fiscal year, the Company sold convertible debentures totaling $629,000 and received an additional $130,014.50 from the exercise of Warrants and Options. The Company retired all remaining A Warrants, Dealer Warrants and underlying warrants through the issuance of Common Stock of the Company. Two of the remaining convertible debentures previously sold in 1993, in the aggregate principal amount of $40,000, were converted into Common Stock of the Company. The remaining debenture was included in a settlement of mutual obligations between the Company and a former executive of the Company.

     The following table shows the results of operations between the 1996 and 1995 fiscal years. Amounts shown in the table below are in 000's.


                                               YEAR ENDED               YEAR ENDED              CHANGE FROM
                                             JUNE 30, 1996            JUNE 30, 1995        JUNE 1995 TO JUNE 1996
                                         ------------------------  ----------------------  --------------------------
                                             Amount    % of Sales    Amount    % of Sales       Amount      % Change
                                         -----------    ---------  ----------------------  -------------    ---------
Net sales                                     5,324        100.0      4,877         100.0         447          9.2
Cost of goods sold                            3,337         62.7      3,199          65.6         138          4.3
                                              -----         ----      -----          ----         ---          ---
      Gross profit                            1,987         37.3      1,678          34.4         309         18.4
                                              -----         ----      -----          ----         ---         ----

Selling, General & Admin                      1,158         21.8      1,647          33.8        (489)       -29.7
Research and  development                       821         15.4        839          17.2         (18)        -2.1
      Total operating expenses                1,979         37.2      2,486          51.0        (507)       -20.4
                                              -----         ----      -----          ----        -----       -----

      Operating income (loss)                     8          0.2       (808)        -16.6         816       -101.0

Interest, net                                    80          1.5        132           2.7         (52)       -39.4
                                                 --          ---        ---           ---         ----       -----
Loss before extraordinary items                 (72)        -1.4       (940)        -19.3         868        -92.3

Extraordinary item - gain from                    0           -        (309)         -6.3        (309)          -
       reduction of lease obligation           ----          --       -----          ----        -----         --

      Net loss                                 ($72)        -1.4      ($631)        -12.9        $559        -88.6
                                               =====                  ======                     ====

Net Revenues. The increase in revenues of approximately 9% from the 1995 fiscal year to the 1996 fiscal year was due to the increase in customer orders, introduction of a new product line and the Company's ability to acquire materials needed to manufacture and fulfill customer purchase orders through infusion of cash from convertible debentures. On an ongoing basis, the Company has an average of 20 quotes submitted to potential customers to provide research and development, manufacturing and product service contracts, although there is no assurance any such contracts will be achieved by the Company, or that in the event any of such contracts are awarded, sufficient economic value will be realized to make a significant difference in the Company's profitability.

Cost of Goods Sold. The decrease in cost of goods sold as a percentage of sales of 63% in 1996 compared to 66% in 1995, was due to a decrease in manufacturing labor and overhead, increase in manufacturing absorption, and a more favorable product mix. The gross profit in 1996 compared to 1995, improved by approxi-mately 3% for the 12-month period.

Operating Expenses. Selling, general and administrative expenses declined as a percentage of revenues from 34% for the fiscal year ended June 30, 1995, to 22% for the fiscal year ended June 30, 1996. The decline was due to the management's implementation of a cost reduction plan which included reduced salary rates for all employees, a workforce reduction, renegotiation of lease and service related contracts, and operating cost controls. For the fiscal year ended June 30, 1996, the Company recognized approximately 30% reduction in selling, general and administrative expenses, and a 2% decrease in research and development expenses compared to the fiscal year ended June 30, 1995. Research and development costs for the fiscal year 1996 reflect costs to develop the Company's new product, PlateMate(TM), costs of the Company's successful effort in obtaining the ISO9001 certification, as well as its qualification of the Company's major products for the CE quality mark (required for products sold in the countries belonging to European Free Trade Association). Management believes the achievement of such certification will enhance the Company's ability to manufacture and sell its products worldwide, although there can be no assurance that such certification will result in profitable contracts for the Company.

Liquidity and Capital Resources and Plan of Operation

         The Company significantly improved its liquidity during the fiscal year ended June 30, 1996, due to convertible debentures issued by the Company in the aggregate amount of $629,000. Consistent with the repayment terms of the debentures, such amounts were considered long-term in the three- and six-month periods ended December 31, 1996. Effective February 1, 1997, the debentures were converted to shares of Common Stock of the Company. Management continues to seek improvement of the Company's liquidity by: (i) restructuring old trade payables;
(ii) offering discounts in exchange for progress payments; and (iii) negotiating facility cost reductions with a suitable tenant, or sub-leasing a portion of its space. Management continues to seek other cost reductions to enhance its operating income, although there can be no assurance that the Company will be successful in reducing costs through any of its intended methods for achieving improvements of the Company's liquidity.

         The Company's working capital decreased from $1,237,000 at June 30, 1996, to approximately $679,000 at December 31, 1996. The Company requires add-itional operating capital for its current operations.

         On October 10, 1996, the Company secured a line of credit with Concord at an initial variable interest rate of prime plus 2.75% for borrowings up to $1,000,000 based on 80% of the eligible accounts receivable. As of December 31, 1996, the Company had borrowed an aggregate of $259,000 against the line of credit and the Accommodation Note. Such funds were used to pay the balance of the principal and accrued interest of $75,589 on a promissory note due on March 28, 1996 (the "Biopool Note"), and provide operating capital.

         Pursuant to the terms and conditions of the 1996 A Debentures and 1996 B Debentures, their conversion price was adjusted downward from $0.053 and $0.08, respectively, to $0.05 per share of common stock issuable upon such conversion. The adjustment was due to the Company's inability to sustain profitability for the two consecutive quarters ended June 30 and September 30, 1996. On January 31, 1997, the debentures plus accrued interest to January 31, 1997, were converted to shares of common stock of the Company.

         The Company has continued its cost containment plan which included a further reduction in its workforce and a combination of certain job functions in the six month period ended December 31, 1996 and up to the date of this Proxy Statement. The Company is seeking a sub-lease tenant for unoccupied space in the Company's facility although there can be no assurance the Company will be successful in acquiring a sub-tenant suitable under the conditions of a sub-lease which includes acceptance by the owners and property managers of the facility.

         The Company did not have any material commitments for capital expenditures as of December 31, 1996, or as of the date of this Proxy Statement. The Company has no long term commitments other than an annual lease obligation of between $247,104 and $389,520 for its facility through January 31, 2002.

OTHER MATTERS

         The Board of Directors is not aware of any business which may be properly presented for action at the Special Meeting and which is required to be disclosed in this Proxy Statement except the matters set forth in the Notice and described in this Proxy Statement. Unless otherwise directed, all shares represented by the persons named in the accompanying Proxy will be voted in favor of the proposals described in this Proxy Statement. Any broker non-votes will be treated as abstentions by the beneficial owners thereof. If any other matters come before the Special Meeting, including matters incident to the conduct of the meeting and any Shareholder proposal omitted from the Proxy Statement and Proxy pursuant to the proxy rules of the SEC, the persons named in the accompanying Proxy will vote on those matters according to their best judgment.

EXPENSES

         The entire cost of preparing, assembling, printing and mailing this Proxy Statement and the enclosed form of Proxy and the cost of soliciting Proxies with respect to the Special Meeting will be borne by the Company. The
Company will request banks and brokers to solicit their customers who beneficially own shares listed of record in names of nominees, and will reimburse those banks and brokers for their reasonable out-of-pocket expenses of such solicitations. The original solicitation of Proxies by mail may be supplemented by telephone, facsimile and personal solicitation by officers and other regular employees of the Company, but no additional compensation will be paid to such individuals.

ANNUAL REPORT TO SHAREHOLDERS

         The Company's Annual Report to Shareholders which includes financial statements for the fiscal years ended June 30, 1995 and 1996, was sent to the Shareholders concurrently with mailing of the Proxy Statement for the Annual Meeting of Shareholders held November 26, 1996.

                                        BY ORDER OF THE BOARD OF DIRECTORS


Garden Grove, California                Catherine Curtis
March 31, 1997                           Secretary

Copies of the Company's Annual Report on Form 10-KSB filed with the Securities and Exchange Commission, including financial statements, can be obtained without charge by holders (including beneficial owners) of the Company's Common Stock, from Catherine Curtis, Corporate Secretary, 7390 Lincoln Way, Garden Grove, California 92841.

                                   APPENDIX A
                          THE ASSET PURCHASE AGREEMENT

         Following is the Asset Purchase Agreement, between Buyer and the Company, dated March 26, 1997. The Company has determined that the exclusion of the schedules from the Proxy Statement does not incur a material omission, nor inhibit the ability of the shareholders to make an informed decision.

Note: The Table of Contents of the Asset Purchase Agreement indicates the actual page number within the document, and not the page number of this Proxy Statement.

================================================================================

                            ASSET PURCHASE AGREEMENT

                ACQUISITION OF SUBSTANTIALLY ALL OF THE ASSETS OF

                             SOURCE SCIENTIFIC, INC.

                                       BY

                          BBI - SOURCE SCIENTIFIC, INC.
                            a wholly owned subsidiary

                                       OF

                             BOSTON BIOMEDICA, INC.

                              DATED: MARCH 26, 1997


================================================================================

                            ASSET PURCHASE AGREEMENT

                                TABLE OF CONTENTS
                                                                       Page
ARTICLE 1.  PURCHASE AND SALE OF ASSETS.                                1
   1.1 Sale of Assets.                                                  1
   1.2 Assumption of Liabilities.                                       1
   1.3 Purchase Price and Payment.                                      2
   1.4 Adjustment to Purchase Price.                                    3
   1.5 Time and Place of Closing.                                       4
   1.6 Delivery of Assumption of Liabilities.                           4
   1.7 Transfer of Subject Assets.                                      4
   1.8 Delivery of Records and Contracts.                               4
   1.9 Change of Name.                                                  4
   1.10 Further Assurances.                                             5
   1.11 Tax Returns.                                                    5
   1.12 Allocation of Purchase Price.                                   5

ARTICLE 2.  REPRESENTATIONS AND WARRANTIES OF SELLER.                   5
   2.1 Organization and Qualification of Seller.                        5
   2.2 Capitalization of Seller.                                        6
   2.3 Subsidiaries.                                                    6
   2.4 Authorization of Transaction.                                    6
   2.5 Present Compliance with Obligations and Laws.                    7
   2.6 No Conflict of Transaction With Obligations and Laws.            7
   2.7 Financial Statements.                                            7
   2.8 Absence of Undisclosed Liabilities.                              7
   2.9 Absence of Certain Changes.                                      8
   2.10 Payment of Taxes.                                               9
   2.11 Title to Properties; Liens; Condition of Properties.            9
   2.12 Collectibility of Accounts Receivable.                          10
   2.13 Inventories.                                                    10
   2.14 Intellectual Property Rights.                                   11
   2.15 Contracts and Commitments.                                      13
   2.16 Labor and Employee Relations.                                   13
   2.17 Employee Benefits and ERISA.                                    14
   2.18 Environmental Matters.                                          16
   2.19 Permits.                                                        18
   2.20 Warranty or Other Claims.                                       18
   2.21 Litigation.                                                     18
   2.22 Borrowings and Guarantees.                                      18
   2.23 Financial Service Relations and Powers of Attorney.             18
   2.24 Insurance.                                                      19
   2.25 Minute Books.                                                   19
   2.26 Finder's Fee.                                                   19
   2.27 Transactions with Interested Persons.                           19
   2.28 Absence of Sensitive Payments.                                  19
   2.29 Disclosure of Material Information.                             20
   2.30 SEC Filings.                                                    20

                              Page 1 of Appendix A

ARTICLE 3.  REPRESENTATIONS AND WARRANTIES OF BBI AND BUYER.            20
   3.1 Organization of BBI and Buyer.                                   21
   3.2 Authorization of Transaction.                                    21
   3.3 No Conflict of Transaction With Obligations and Laws.            21
   3.4 SEC Filings.                                                     21
   3.5 Litigation.                                                      22
   3.6 Finder's Fee.                                                    22

ARTICLE 4.  COVENANTS OF SELLER.                                        22
   4.1 Conduct of Business.                                             23
   4.2 Authorization from Others                                        23
   4.3 Breach of Representations and Warranties.                        23
   4.4 Consummation of Agreement.                                       23
   4.5 Compliance with Securities Laws                                  24

ARTICLE 5.  COVENANTS OF BBI AND BUYER.                                 24
   5.1 Authorization from Others.                                       24
   5.2 Consummation of Agreement.                                       24
   5.3 Disclosure of Adverse Change.                                    24

ARTICLE 6.  CONDITIONS TO OBLIGATIONS OF BBI AND BUYER.                 24
   6.1 Shareholder Authorization.                                       24
   6.2 Dissenting Stockholders.                                         25
   6.3 Representations; Warranties; Covenants.                          25
   6.4 No Material Adverse Change.                                      25
   6.5 Opinion of Seller's Counsel.                                     25
   6.6 Employment Contracts.                                            25
   6.7 Non-Competition Contracts.                                       25
   6.8 Approval of Board of Directors.                                  25
   6.9 Approval of Buyer's Counsel.                                     25
   6.10 Absence of Certain Litigation.                                  26
   6.11 FIRPTA Certificate.                                             26
   6.12 Consents and Waivers.                                           26
   6.13 Escrow Agreement.                                               26
   6.14 Convertible Debentures.                                         26
   6.15 Opinion of Auditors.                                            27
   6.16 Opinion of Investment Banking Firm.                             27
   6.17 Due Diligence.                                                  27
   6.18 Facility Lease.                                                 27
   6.19 Reduction of Interest Payments.                                 27
   6.20 Consents to Transactions.                                       27
   6.21 Authorization.                                                  27
   6.22 Bulk Sales Law.                                                 27

ARTICLE 7.  CONDITIONS TO OBLIGATIONS OF SELLER                         28
   7.1 Shareholder Authorization.                                       28
   7.2 Representations; Warranties; Covenants.                          28

ARTICLE 8.  TERMINATION OF AGREEMENT.                                   28
   8.1 Termination.                                                     28
   8.2 Right to Proceed.                                                28

ARTICLE 9.  RIGHTS AND OBLIGATIONS SUBSEQUENT TO CLOSING.               28
   9.1 Survival of Warranties.                                          28
   9.2 Collection of Assets.                                            28
   9.3 Payment of Debts.                                                29

ARTICLE 10.  INDEMNIFICATION.                                           29
   10.1 Definitions.                                                    29
   10.2 Indemnification by Seller.                                      30
   10.3 Indemnification by Buyer.                                       30
   10.4 Defense of Third Party Actions.                                 31
   10.5 Miscellaneous.                                                  32
   10.6 Payment of Indemnification.                                     32

ARTICLE 11.  MISCELLANEOUS.                                             32
   11.1  Fees and Expenses.                                             32
   11.2 Notices.                                                        33
   11.4 Publicity and Disclosures.                                      33
   11.5 Non-Solicitation.                                               34
   11.6 Confidentiality.                                                34
   11.7 Entire Agreement.                                               34
   11.8 Severability.                                                   34
   11.9 Assignability.                                                  34
   11.10 Amendment.                                                     34
   11.11 Attorney-in-Fact.                                              35
   11.12 Governing Law; Venue.                                          35
   11.13 Counterparts.                                                  35
   11.14 Effect of Table of Contents and Headings.                      35

                                                                iii
                              Page 2 of Appendix A

                            ASSET PURCHASE AGREEMENT

      AGREEMENT entered into as of the 26 day of March, 1997, among Boston Biomedica, Inc., a Massachusetts corporation with its principal place of business in West Bridgewater, Massachusetts ("BBI"), BBI - Source Scientific, Inc.Acquisition Corp. I, a Massachusetts corporation and wholly owned subsid-iary of BBI ("Buyer") and Source Scientific, Inc., a California corporation with its principal place of business in Garden Grove, California ("Seller").

                                    RECITALS:

      WHEREAS, Buyer wishes to acquire substantially all of the assets of Seller and assume certain liabilities and obligations of Seller, and Seller wishes to convey such assets to Buyer, subject to such liabilities and subject to the terms and conditions set forth in this Agreement;

      NOW, THEREFORE, in consideration of the mutual agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE 1.  PURCHASE AND SALE OF ASSETS.

          1.1      Sale of Assets. Assets.

                 (a) Subject to the provisions of this Agreement and except as expressly excluded in paragraph 1.1(b), Seller agrees to sell and Buyer agrees to purchase, at the Closing (as defined in Section 1.5 hereof), all of the properties, assets and business of Seller of every kind and description, tangible and intangible, real, personal or mixed, and wherever located, including without limitation all assets set forth on Schedule 1.1 hereto, all assets shown or reflected on the Base Balance Sheet (as defined in Section 2.7 hereof) of Seller and all assets acquired or created by Seller in the ordinary course of business and consistent with the terms hereof since the date of the Base Balance Sheet through the Closing, and all of Seller's good will and the exclusive right to use the name of Seller as all or part of a trade or corporate name. The assets, property and business of Seller to be sold to and purchased by Buyer under this Agreement are hereinafter sometimes referred to as the "Subject Assets."

                 (b) Seller's corporate franchise, stock record books, corporate record books containing minutes of meetings of directors and stockholders and such other records as have to do exclusively with Seller's organization or stock capitalization shall be excluded from the Subject Assets.

          1.2    Assumption of Liabilities.Assumption of Liabilities.

                 (a) Upon the sale and purchase of the Subject Assets, except as excluded in paragraph 1.2(b), Buyer shall assume and agree to pay or discharge when due the following:

                     (i) those liabilities of Seller listed on Schedule 1.2(a) hereto, as derived from the Base Balance Sheet;

                     (ii)  liabilities   for accrued  vacation and  unreimbursed
expenses for the employees and to the extent set forth in Schedule 1.2(a); and

                     (iii) all liabilities and obligations incurred by Seller in the ordinary course of business and consistent with the terms hereof since the date of the Base Balance Sheet which are outstanding at the time of the Closing.

The liabilities to be assumed by Buyer under this Agreement are hereinafter sometimes referred to as the "Assumed Liabilities."

                 (b) Except to the extent expressly assumed pursuant to Section 1.2(a) above, Buyer does not assume and shall not be liable for any debt, obligation, responsibility or liability of the Seller, or any Affiliate (as defined below), or any claim against any of the foregoing, whether known or unknown, contingent or absolute, or otherwise. Without limiting the foregoing sentence, Buyer shall have no responsibility with respect to the following, whether or not disclosed in the Base Balance Sheet or a Schedule hereto:

                     (i) liabilities and obligations related to or arising from any transactions with any officer, director or stockholder of Seller or any person or organization controlled by, controlling, or under common control with any of them (an "Affiliate");

                     (ii) liabilities and obligations for taxes of any kind re-sulting from the operation of Seller through the Closing and any liabilities and obligations for taxes of any kind related to or arising from the transfers contemplated hereby;

                     (iii) liabilities and obligations for damage or injury to person or property based upon events occurring prior to the date of Closing;

                     (iv) liabilities and obligations to employees of Seller, whether for accident, disability, or workers compensation insurance or benefits, benefits under employee benefit plans, back pay, accrued vacation, or obligations related to or resulting from severance of employment by Seller;

                      (v)  workmen's liens on any of the Subject Assets;

                      (vi) liabilities incurred by Seller in connection with this Agreement and the transactions provided for herein, including counsel and accountant's fees, filing fees and expenses related to Seller's proxy material, transfer and other taxes, and expenses pertaining to its liquidation or the performance by Seller of its obligations hereunder;

                      (vii) liabilities of Seller to its dissenting stock-holders, if any to the extent holders of in excess of one-half percent (0.5%) of the outstanding shares of capital stock of Seller exercise dissenting stockholder rights under the California General Corporation Law; and

                      (viii) liabilities of Seller with respect to any op-tions, warrants, agreements or convertible or other rights to acquire any shares of its capital stock of any class.

                 (c) The assumption of Assumed Liabilities by Buyer hereunder shall be treated as independent of Buyer's existing business and shall not enlarge any rights of third parties under contracts or arrangements with Buyer or Seller or any of their respective subsidiaries. Nothing herein shall prevent Buyer from contesting in good faith any of the Assumed Liabilities.

          1.3 Purchase Price and Payment. In consideration of the sale by Seller to Buyer of the Subject Assets, in addition to the assumption by Buyer of the Assumed Liabilities, Buyer agrees to pay to Seller and to the Escrow Agent, as provided hereafter, the aggregate amount of Two Million One Hundred Forty-Four Thousand Dollars ($2,144,000) (the "Purchase Price"), subject to adjustment as provided for in Section 1.4 of this Agreement, which shall be payable as follows:

                 (a) the sum of One Million Eight Hundred Ninety-Four Dollars ($1,894,000) shall be paid at the Closing to Seller in cash, by certified check or by federal funds wire transfer; and
                 (b) the sum of Two Hundred Fifty Thousand Dollars ($250,000.00) in cash, shall be deposited at the Closing into an interest bearing escrow account, and held pursuant to an Escrow Agreement, in substantially the form attached hereto as Exhibit 1.3 (the "Escrow Agreement").

          1.4 Adjustment to Purchase Price. The Purchase Price shall be re-duced by One Dollar ($1.00) for each One Dollar ($1.00) that Seller's tangible book value as of the Closing Date, in accordance with generally accepted

                              Page 3 of Appendix A
accounting principles, is less than Five Hundred Thousand Dollars ($500,000). Tangible book value shall be determined by Seller to be Seller's stockholders' equity minus all intangible assets and is subject to verification by Buyer, or, at the option of Buyer, by Buyer's independent accountants, Coopers and Lybrand L.L.P. ("Coopers & Lybrand") through an audit of certain procedures as deter-mined by Coopera & Lybrand. Buyer shall furnish to Seller, for Seller's review and comment, the results of any audit or procedures performed by Coopers & Lybrand. Any results from Coopers & Lybrand shall be final and binding on the parties hereto. In the event the Purchase Price is reduced as provided herein, the amounts of the reduction in the Purchase Price shall be paid to Buyerout of the funds held in escrow pursuant to the Escrow Agreement to the extent of the balance thereof, and shall then be paid by the Seller. Any amount payable to Buyer or a result of a Purchase Price adjustment shall be paid to Buyer within five business days of notice to Seller either of Buyer's verification of Seller's tangible book value or of Coopers & Lybrand's results of audit or cer-tain procedures performed in assessing the accuracy of Seller's calculation of the Seller's tangible book value as of the Closing Date.

          1.5 Time and Place of Closing. The closing of the purchase and sale provided for in this Agreement (herein called the "Closing") will be held at the offices of Brown, Rudnick, Freed & Gesmer, counsel to the Buyer, at its offices at One Financial Center, Boston, Massachusetts on or before May 5, 1997 (the "Closing Date") or at such other place, date or time as may be fixed by mutual agreement of the parties.

          1.6 Delivery of Assumption of Liabilities. At the Closing, Buyer shall deliver or cause to be delivered to Seller, among other things, an agreement to assume the Assumed Liabilities having substantially the provisions of Section 1.2 hereof and in substantially the form set forth as Exhibit 1.6 hereto.

          1.7 Transfer of Subject Assets. At the Closing, Seller shall deliver or cause to be delivered to Buyer good and sufficient instruments of transfer transferring to Buyer title to all the Subject Assets including a Bill of Sale in substantially the form set forth as Exhibit 1.7 hereto, and such other instruments of transfer as Buyer may require. Such instruments of transfer (a) shall be in the form and will contain the warranties, covenants and other provisions (not inconsistent with the provisions hereof) which are usual and customary for transferring the type of property involved under the laws of the jurisdictions applicable to such transfers, (b) shall be in form and substance satisfactory to counsel for Buyer, and (c) shall effectively vest in Buyer good and marketable title to all the Subject Assets, free and clear of all liens, restrictions and encumbrances except those specifically disclosed in the Schedule hereto or in the Base Balance Sheet and which Buyer has agreed herein may remain in place at and after Closing.

          1.8 Delivery of Records and Contracts. At the Closing, Seller shall deliver or cause to be delivered to Buyer all of Seller's leases, contracts, commitments and rights, with such assignments thereof and consents to assignments as are necessary to assure Buyer of the full benefit of the same. Seller shall also deliver to Buyer at the Closing all of Seller's business records, tax returns, books and other data relating to its assets, business and operations (except corporate records and other property of Seller excluded under Subsection 1.1(b) and Seller shall take all requisite steps to put Buyer in actual possession and operating control of the Subject Assets and business of Seller. After the Closing, Buyer shall afford to Seller and its accountants and attorneys reasonable access to the books and records of Seller delivered to Buyer under this Section 1.8 and shall permit Seller to make extracts and copies therefrom for the purpose of preparing such tax returns of Seller as may be required after the Closing and for other proper purposes approved by Buyer.

          1.9 Change of Name. Immediately following the Closing, Seller shall file with the California Secretary of State an amendment to its Charter (as hereafter defined) changing its name to a name which does not include the words "Source Scientific." At the Closing, Seller shall deliver to Buyera consent in form satisfactory to the Secretary of State of Massachusetts consenting to the use of the name "Source Scientific" by Buyer or any affiliate thereof.

          1.10 Further Assurances. Seller from time to time after the Clos-ing at the request of Buyer and without further consideration shall execute and deliver further instruments of transfer and assignment (in addition to those delivered under Section 1.7) and take such other action as Buyer may reasonably require to more effectively transfer and assign to, and vest in, Buyer all of its right, title and interest in and to the Subject Assets free and clear of all liens and encumbrances, except those expressly permitted hereby. To the extent that the assignment of any lease, contract, commitment or right shall require the consent of other parties thereto, this Agreement shall not constitute an assignment thereof; however, Seller shall obtain before the Closing any necessary consents or waivers to assure Buyer of the benefits of such leases, contracts, commitments or rights. Seller shall cooperate with Buyer to permit Buyer to enjoy Seller's rating and benefits under the workman's compensation laws and unemployment compensation laws of applicable jurisdictions, to the extent permitted by such laws. Nothing herein shall be deemed a waiver by Buyer of its right to receive at the Closing an effective assignment of each of the leases, contracts, commitments or rights of Seller.

          1.11 Tax Returns. Seller, with the assistance and approval of Buyer, shall promptly prepare and file on or before the due date or any extension thereof (together with Buyer's payment for the amount of taxes, if any, shown to be due thereon which constitute Assumed Liabilities) all required federal, state and local tax returns with respect to Seller's operations prior to the Closing. Unless Buyer otherwise requests, Seller shall also take all necessary steps to terminate its fiscal year for federal income tax purposes on the Closing date.

          1.12 Allocation of Purchase Price. The purchase price payable by Buyer for the Subject Assets pursuant to Section 1.3 and the face amount of the Assumed Liabilities assumed pursuant to Section 1.2 shall represent payment for the Subject Assets at the prices shown on a memorandum to be prepared and initialed by the parties and delivered at the Closing or as soon thereafter as required information is made available. The prices reflected in said memorandum shall represent the fair market values of the Subject Assets at the Closing, to the best of the knowledge and belief of the parties hereto, and the parties hereto agree that they will not take a position inconsistent with such allocation for Federal income tax purposes.


ARTICLE 2.  REPRESENTATIONS AND WARRANTIES OF SELLER.

Seller hereby represents and warrants to Buyer as follows:

          2.1 Organization and Qualification of Seller. Seller is a corpor-ation duly organized, validly existing and in good standing under the laws of the State of California, with full power and authority to own or lease its properties and to conduct its business in the manner and in the places where such properties are owned or leased or such business is conducted by it. The copies of Seller's Certificate of Incorporation or equivalent document as amended to date ("Charter"), certified by the California Secretary of State, and of Seller's by-laws as amended to date, certified by Seller's Secretary (or the equivalent), and previously delivered to Buyer's counsel, are complete and correct. Seller is duly qualified to do business as a foreign corporation in every jurisdiction in which such qualification is required. The states in which Seller is so qualified are listed on Schedule 2.1.

          2.2 Capitalization of Seller. The authorized capital stock of the Seller consists of 75,000,000 shares of common stock, no par value (the "Common Stock"), of which 34,540,004 shares are validly issued and outstanding, fully paid and non-assessable as of the date of this Agreement. Except as set forth on Schedule 2.2 hereto, there are no (a) outstanding warrants, options or other rights granted by Seller or, to Seller's knowledge, by any principal stockholders of Seller (the "Principal Stockholders"), to purchase or acquire, or pre-emptive rights with respect to the issuance or sale of, the capital stock of Seller, (b) other securities of Seller directly or indirectly convertible into or exchangeable for shares of capital stock of the Seller, or (c) restrictions on the transfer of Seller's capital stock. For purposes of this Agreement, Principal Stockholders shall include all stockholders of Seller who hold, of record or beneficially, five percent (5%) or more of the outstanding shares of Seller's Common Stock.

                              Page 4 of Appendix A

          2.3      Subsidiaries.

                 (a) Seller directly or indirectly owns the indicated amounts of the issued and outstanding capital stock of the corporations listed on Schedule
2.3 to this Agreement (hereinafter referred to as the "Subsidiaries" or individually as a "Subsidiary"). The Seller has good and marketable title to the shares of stock of each of the Subsidiaries which it owns, free of any adverse claim, lien or restriction, and there are no outstanding options, warrants or other rights of any kind to acquire any additional shares of stock of any of the Subsidiaries.

                 (b) Except as set forth on Schedule 2.3, each Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation, with full power and authority to own or lease its properties and to conduct its business in the manner and in the places where such properties are owned or leased or such business is conducted. The copies of the Charter and by-laws of each Subsidiary as amended to date, certified by the Secretary of State of the state of incorporation of such Subsidiary or its Secretary (or the equivalent) and previously delivered to Buyer's counsel are complete and correct. Each of the Subsidiaries is duly qualified to do business as a foreign corporation in every jurisdiction in which such qualification is required.

                 (c) Except as set forth on Schedule 2.3, neither Seller nor any of its Subsidiaries owns any securities issued by any other business organization or governmental authority, except U.S. Government securities. Neither Seller nor any of the Subsidiaries is a partner or participant in any joint venture or partnership of any kind.

          2.4 Authorization of Transaction. All necessary action, corporate or otherwise, has been taken by Seller and the Stockholders, if any such action is necessary, to authorize the execution, delivery and performance of this Agreement and the transactions contemplated hereby, and the Agreement is the valid and binding obligation of Seller, enforceable in accordance with its terms.

          2.5 Present Compliance with Obligations and Laws. Neither Seller nor any Subsidiary is: (a) in violation of its Charter or by-laws; (b) in default in the performance of any material obligation, agreement or condition of any material debt instrument which (with or without the passage of time or the giving of notice) affords to any person the right to accelerate any material indebtedness or terminate any material right; (c) in default or breach of (with or without the passage of time or the giving of notice) any other material contract to which it is a party or by which it or any of the Subject Assets are bound except as disclosed in Schedule 2.21; or (d) in violation of any law, regulation, administrative order or judicial order applicable to it or its business or the Subject Assets.

         2.6     No Conflict of Transaction With Obligations and Laws.

                 (a) Neither the execution, delivery or performance of this Agreement, nor the performance of the transactions contemplated hereby, will:
(i) constitute a breach or violation of the Charter or by-laws of Seller or any Subsidiary; (ii) conflict with or constitute (with or without the passage of time or the giving of notice) a breach of, or default under, any debt instrument to which Seller or any Subsidiary is a party, or give any person the right to accelerate any material indebtedness or terminate any material right; (iii) constitute (with or without the passage of time or giving of notice) a default under or breach of any other material agreement, instrument or obligation to which Seller or any Subsidiary is a party or by which it or any of the Subject Assets are bound; or (iv) result in a violation of any law, regulation, administrative order or judicial order applicable to Seller or any Subsidiary, or their businesses or the Subject Assets.

                 (b) The execution, delivery and performance of this Agreement and the transactions contemplated hereby by the Seller do not require the consent, waiver, approval, authorization, exemption of or giving of notice to any governmental authority.

          2.7 Financial Statements. Attached as Schedule 2.7 hereto are the following audited consolidated financial statements of Seller and its Subsidiaries and unconsolidated statements of such companies for the fiscal years ended June 30, 1996 and 1995 and unaudited consolidated financial statements for the six and three month periods ended December 31, 1996 all of which statements are complete and correct and fairly present the financial position of Seller and its Subsidiaries on a consolidated or unconsolidated basis, as the case may be, on the date of such statements and the results of their operations on the applicable basis for the periods covered thereby, and such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved and prior periods.

         The Seller's unaudited balance sheet as of December 31, 1996 included in the above financial statements is sometimes referred to hereinafter as the "Base Balance Sheet."

          2.8 Absence of Undisclosed Liabilities. As of the date of the Base Balance Sheet, Seller and its Subsidiaries had no material liabilities of any nature, whether accrued, absolute, contingent or otherwise (including without limitation liabilities as guarantor or otherwise with respect to obligations of others, or liabilities for taxes due or then accrued or to become due), except: (a) the Assumed Liabilities; (b) liabilities stated or adequately reserved against on the Base Balance Sheet; and (c) liabilities disclosed in Schedule 2.8 hereto. Since the date of the Base Balance Sheet, Seller and its Subsidiaries had no material liabilities of any nature, whether accrued, absolute, contingent or otherwise (including without limitation liabilities as guarantor or otherwise with respect to obligations of others, or liabilities for taxes due or then accrued or to become due) except (a) the Assumed Liabilities; (b) liabilities stated or adequately reserved against on the Base Balance Sheet; (c) liabilities in the aggregate not in excess of $5,000 arising in the ordinary course of business; and (d) liabilities disclosed in Schedule 2.8 hereto. There is no fact which materially adversely affects, or may in the future (so far as can now be reasonably foreseen) materially adversely affect, the business, properties, operations or condition of Seller and its Subsidiaries on a consolidated basis which has not been specifically disclosed herein or in a schedule furnished herewith.

          2.9      Absence of Certain  Changes.    Except as disclosed in Sched-
ule 2.9 hereto, since the date of the Base Balance Sheet there has not been:

                 (a) any change in the financial condition, properties, assets, liabilities, business or operations of the Seller or any Subsidiary which change by itself or in conjunction with all other such changes, whether or not arising in the ordinary course of business, has been materially adverse with respect to Seller or any Subsidiary;

                 (b) any contingent liability incurred by Seller or any Subsi-diary as guarantor or otherwise with respect to the obligations of others;

                 (c) any mortgage, encumbrance or lien placed on any of the properties of Seller or any Subsidiary which remains in existence on the date hereof or at the time of Closing;

                 (d) any obligation or liability incurred by Seller or any Sub-sidiary other than obligations and liabilities incurred in the ordinary course of business;

                 (e) any purchase, sale or other disposition, or any agreement or other arrangement for the purchase, sale or other disposition, of any of the properties or assets of Seller or any Subsidiary other than in the ordinary course of business;

                 (f) any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the properties, assets or business of Seller and its Subsidiaries on a consolidated basis;

                 (g) any declaration, setting aside or payment of any dividend on, or the making of any other distribution in respect of, the capital stock of Seller, or any Subsidiary other than a wholly-owned Subsidiary, or any direct or indirect redemption, purchase or other acquisition by Seller of its own capital stock or the stock of any such Subsidiary;

                              Page 5 of Appendix A

                 (h) any labor trouble or claim of unfair labor practices involving Seller or any Subsidiary; any change in the compensation payable or to become payable by Seller or any Subsidiary to any of their officers, employees or agents other than normal merit increases in accordance with compensation programs existing on the date of the Base Balance Sheet, or any bonus payment or arrangement made to or with any of such officers, employees or agents;

                 (i) any change with respect to the management or supervisory personnel of Seller or any Subsidiary;

                 (j) any payment or discharge of a material lien or liability of Seller or any Subsidiary which was not shown on the Base Balance Sheet or incurred in the ordinary course of business thereafter; or

                 (k) any obligation or liability incurred by Seller or any Subsidiary to any of their employees, officers, directors or shareholders or any loans or advances made by Seller or any Subsidiary to any of their employees, officers, directors or shareholders, except transactions between Seller and a Subsidiary and normal compensation and expense allowances payable to officers.

          2.10 Payment of Taxes. Except as disclosed on Schedule 2.10 hereto, the Seller and each of its Subsidiaries have filed all federal, state, local, and foreign government income, excise and franchise tax returns, real estate and personal property tax returns, sales and use tax returns and all other tax returns required to be filed by them, and they have paid all taxes owing by them except taxes which have not yet accrued or otherwise become due for which adequate provision has been made in the pertinent financial statements referred to in Section 2.7 above. All transfer, excise and other taxes payable to any jurisdiction by reason of the sale and transfer of the Subject Assets pursuant to this Agreement shall be paid or provided for by Seller after the Closing out of the consideration payable by Buyer hereunder. Except as disclosed on Schedule
2.10 hereto, the federal income tax returns of Seller and the Subsidiaries have never been examined by the Internal Revenue Service and no extension of time for the assessment of deficiencies for any year is in effect. The provisions for taxes reflected in the above-mentioned financial statements are adequate to cover any tax liabilities of Seller and any Subsidiary in respect of their respective businesses, properties and operations during the periods covered by said financial statements and all prior periods. Neither the Internal Revenue Service nor any other taxing authority is now asserting or threatening to assert against the Seller or any Subsidiary any deficiency or claim for additional taxes or interest thereon or penalties in connection therewith.

          2.11  Title to Properties; Liens; Condition of Properties.

                 (a) Set forth on Schedule 2.11 hereto is a listing of (i) all the real property owned by Seller or any Subsidiary at the date hereof, (ii) all leases under which Seller or any Subsidiary leases real property at the date hereof, (iii) a complete description of the machinery, equipment and other personal property used or owned by Seller or any Subsidiary as of the date hereof, and (iv) all leases under which Seller or any Subsidiary leases any personal property at the date hereof. Except as specifically disclosed in
Schedule 2.11 or in the Base Balance Sheet, Seller and its Subsidiaries have good and marketable title in fee simple to all of their real and personal property, including property described in said schedule as owned, and all of their leases are valid and subsisting and fully assignable by Seller or its Subsidiaries (as the case may be) and no default exists under any thereof.

                 (b) None of the real or personal property owned or used by Seller or any Subsidiary is subject to any mortgage, pledge, lien (other than for taxes not yet due and payable), conditional sale agreement, security title, encumbrance or other charge, except as specifically disclosed in Schedule 2.11 or in the Base Balance Sheet.

                 (c)    Except as otherwise specified in Schedule 2.11 hereto:

                        (i) all buildings, machinery and equipment of Seller and each Subsidiary are in good repair, have been well maintained, substantially conform with all applicable ordinances, regulations and zoning or other laws, and do not encroach on property of others, and such machinery and equipment is in good working order; and

                        (ii) as of the date hereof, there is no pending or threatened change of any such ordinance, regulation or zoning or other law and there is no pending or threatened condemnation of any such property.

          2.12 Collectibility of Accounts Receivable. All of the accounts receivable of Seller and its Subsidiaries shown or reflected on the Base Balance Sheet, less a reserve for bad debts in the amount shown on the Base Balance Sheet, are, and those existing at the time of Closing, less the reserve shown on the Base Balance Sheet, will be, (a) valid and enforceable claims which arose out of transactions with unaffiliated parties, (b) fully collectible within 90 days from invoice date through the Seller's normal means of collection, and (c) subject to no set-off or counterclaim.

          2.13 Inventories. Except as set forth in Schedule 2.13, all finished goods, work in process and raw materials contained in the inventories of Seller and its Subsidiaries reflected on the Base Balance Sheet are, and those existing at the Closing will be, of a quality and quantity saleable in the ordinary course of the business of Seller and its Subsidiaries at prevailing market prices without discounts. Except as set forth in Schedule 2.13, all inventory items shown on the Base Balance Sheet are, and those existing at the Closing will be, priced at lower of cost (FIFO) or market, and reflect write-downs to realizable values in the case of items which have become obsolete or unsaleable (except at prices less than cost) through regular distribution channels in the ordinary course of the business of Seller and its Subsidiaries. Subject to write-downs complying with the preceding sentence, the values of the inventories stated in the Base Balance Sheet reflect the normal inventory valuation policies of Seller and its Subsidiaries and were determined in accordance with generally accepted accounting principles, practices and methods, consistently applied. Purchase commitments for raw materials and parts are not in excess of normal requirements, and none are at prices materially in excess of current market prices. Sales commitments for finished goods are all at prices in excess of prices used in valuing inventory, after allowing for selling expenses and a normal profit margin. Since the date of the Base Balance Sheet, no inventory items have been sold or disposed of except through sales in the ordinary course of business at prices no less than prevailing market prices, and in no event less than cost.

          2.14     Intellectual Property Rights. Rights.

                 (a) For purposes of this Section 2.14, "Intellectual Property" means a patent, patent application, trademark or service mark, trademark or service mark application, trade name or copyright, and "Computer Software" means all information, however embodied, with respect to information processing processes and programs, including software, firmware, databases and manuals and documentation with respect thereto.

                 (b) All rights of ownership of, or material licenses to use, Intellectual Property or Computer Software held by the Seller or any Subsidiary are listed on Schedule 2.14. There are no Intellectual Property or Computer Software rights, other than those set forth on such schedule, reasonably necessary to the conduct of the business of Seller and its Subsidiaries as presently conducted.

                 (c) Except as set forth on Schedule 2.14, all rights to Intellectual Property required to be listed in Schedule 2.14 and in which Seller or any Subsidiary claims ownership rights:

                         (i)  have been duly  registered  in,  filed in, or iss-
ued by the United States Patent Office, United States Register of Copyrights, or the corresponding offices of other countries identified on said schedule;

                        (ii) have been properly maintained and renewed in acc-ordance with all applicable laws and regulations in the United States and such foreign countries;

                              Page 6 of Appendix A

                       (iii) in the case of copyrightable works of authorship, were developed and authored as original works of authorship either by full time employees of Seller or a Subsidiary within the normal scope of their duties as works for hire, or by third persons as works for hire under an express written obligation of assignment to Seller or a Subsidiary;

                        (iv) are owned exclusively by Seller or a Subsidiary, free and clear of any attachments, liens, or encumbrances; no other person has any right or interest in or license to use or right to license others to use any of the Intellectual Property;

                         (v)   are freely transferable (except as otherwise re-
quired by law); and

                        (vi) are not subject to any outstanding order, decree, judgment or stipulation.

                 (d) Except as set forth in Schedule 2.14, with respect to any Computer Software used in or necessary to the business of the Seller and the Subsidiaries and in which Seller or any Subsidiary claims ownership rights, Seller and each Subsidiary have: (i) affixed in a timely manner appropriate copyright notices complying with the Copyright Act of 1976, as amended, and the rules and regulations of the United States Copyright Office to all copies of such Computer Software, in object code form or any other form distributed to the public; (ii) distributed such Computer Software only pursuant to written agreements limiting the use, reproduction, distribution and disclosure thereof, and requiring the licensees to preserve the confidentiality thereof to an extent adequate to protect Seller's rights therein; and (iii) disclosed or made available the source code or systems documentation thereof only to employees or consultants of the Seller who required such disclosure or access for the business purposes of the Seller.

                 (e) With respect to any Intellectual Property or Computer Software set forth on Schedule 2.14 which Seller or any Subsidiary holds a license to use, such license is adequate to the conduct of the business of Seller and its Subsidiaries as presently conducted.

                 (f) No proceedings to which Seller or any Subsidiary is a party have been commenced which (i) challenge the rights of Seller or any Subsidiary in respect of the Intellectual Property or any Computer Software listed on
Schedule 2.14, or (ii) charge Seller or any Subsidiary with infringement of any other person's rights in Intellectual Property or Computer Software; and no such proceeding to which Seller or a Subsidiary is not a party has been filed, nor are any such proceedings threatened to be filed.

                 (g) To Seller's knowledge, none of the rights in Intellectual Property or Computer Software listed on Schedule 2.14 is being infringed by any other person, and neither Seller nor any Subsidiary is infringing upon any Intellectual Property or Computer Software rights of any other person.

                 (h) No director, officer or employee of Seller or any of its Subsidiaries owns, directly or indirectly, in whole or in part, any Intellectual Property right which Seller or any of its Subsidiaries has used, is presently using, or the use of which is reasonably necessary to their respective businesses as now conducted.

                 (i) In addition to the Intellectual  Property  described above,
Seller and each of its Subsidiaries have the right to use, free and clear of any claims or rights of others except claims or rights described in Schedule 2.14, all trade secrets, customer lists, manufacturing secret processes (collectively "Trade Secrets") required for or used in the manufacture or marketing of all products formerly or presently produced by Seller or such Subsidiary, including products licensed from others. The Seller and its Subsidiaries have adopted measures adequate to protect their Trade Secrets. Copies of all forms of confidentiality or non-disclosure agreements utilized by Seller or any Subsidiary to protect its Trade Secrets have been provided to Buyer. The Seller and each of its Subsidiaries are not using or in any way making use of any Trade Secrets of any third party, including without limitation a former employer of any present or past employee of Seller or any Subsidiary.

                 (j) To Seller's knowledge, none of the Trade Secrets is being infringed by any other person, and none of the Trade Secrets infringe upon the trade secret rights of any other person.

          2.15  Contracts and Commitments.

                 (a) Except for contracts, commitments, plans, agreements and licenses described in Schedule 2.15 hereto, neither Seller nor any Subsidiary is a party to or subject to:

                     (i) any contract or agreement for the purchase of any commodity, material, equipment or asset, except purchase orders in the ordinary course for less than $1,000 each, such orders not exceeding in the aggregate $5,000;

                    (ii) any other contracts or agreements creating any oblig-ations of Seller or any Subsidiary after the date of the Base Balance Sheet;

                   (iii) any contract or agreement providing for the purchase of all or substantially all of its requirements of a particular product from a supplier;

                    (iv) any contract or agreement which by its terms does not terminate or is not terminable without penalty by Seller or such Subsidiary (or its successor or assign) within one year after the date hereof;

                     (v) any contract or agreement for the sale or lease of its products not made in the ordinary course of business;

                    (vi) any contract with any sales agent or distributor of products of Seller or any Subsidiary;

                   (vii) any contract containing covenants limiting the freedom of Seller or any Subsidiary to compete in any line of business or with any person or entity; or

                  (viii) any license or franchise agreement (as licensor or licensee or franchisor or franchisee).

                 (b) Except as described in Schedule 2.15, neither Seller nor any Subsidiary is in default under any contracts, commitments, plans, agreements or licenses to which they are party or by which they are bound or has knowledge of any termination, cancellation, limitation or modification or change in any business relationship with any material supplier or customer. For the purposes hereof, a supplier or customer is material if it accounts for more than two percent (2%) of the orders or sales, as the case may be, of Seller and its Subsidiaries on a consolidated basis.

         2.16    Labor and Employee Relations.

                 (a) Except as shown on Schedule 2.16 hereto, there are no currently effective consulting or employment agreements or other material agreements with individual consultants or employees to which Seller or any Subsidiary is a party or by which they are bound. Complete and accurate copies of all such written agreements have been delivered to Buyer. Also shown on

Schedule 2.16 are the name and rate of compensation (including all bonus compensation) of each officer, employee or agent of Seller or any Subsidiary.

                 (b) Except as shown on Schedule 2.16, none of the employees of Seller or any Subsidiary is covered by any collective bargaining agreement with any trade or labor union, employees' association or similar association. Each of Seller and the Subsidiaries has complied with applicable laws, rules and regulations relating to the employment of labor, including without limitation those relating to wages, hours, unfair labor practices, discrimination, and payment of social security and similar taxes.

                              Page 6 of Appendix A

There are no representation elections, arbitration proceedings, labor strikes, slowdowns or stoppages, material grievances or other labor troubles pending or overtly threatened, with respect to the employees of Seller or any Subsidiary.

                 (c) There are no complaints against Seller or any Subsidiary pending or overtly threatened before the National Labor Relations Board or any similar state or local labor agencies, or before the Equal Employment Opportunity Commission or any similar state or local agency, by or on behalf of any employee of Seller or any Subsidiary.

                 (d) There is no contingent liability for sick leave, vacation time, severance pay or similar items not set forth on the Base Balance Sheet or on Schedule 2.16. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not trigger any severance pay obligation under any contract or at law.

                 (e) The Seller has provided to Buyer a complete description of all employment policies under which the Seller or any Subsidiary has operated or which has been communicated to their employees.

         2.17     Employee Benefits and ERISA.

                  (a) Schedule 2.17 (a) hereto describes all of the employee compensation and benefit plans, agreements, commitments, practices or arrangements of any type (including, but not limited to, plans described in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) offered, maintained or contributed to by Seller or any Subsidiary for the benefit of current or former employees or directors of Seller or any Subsidiary, or with respect to which Seller or any Subsidiary has or may have any liability, whether direct or indirect, actual or contingent (including, but not limited to, liabilities arising from affiliation under Section 414(b), (c),
(m) or (o) of the Code or Section 4001 of ERISA) (collectively, the "Benefit Plans"). Neither Seller nor any Subsidiary has incurred any obligation for any withdrawal liability or liability to make any other contributions with respect to any employee benefit plan that is a "multiemployer plan" within the meaning of Section 3(37) of ERISA. Neither Seller nor any Subsidiary has any liability, whether direct or indirect, actual or contingent, with respect to any employee pension plan as defined in Section 3(2) of ERISA, and which is intended to meet the qualification requirements of the Code that is a defined benefit plan (as defined in Section 3(35) of ERISA) and is subject to Title IV of ERISA, whether or not terminated (including, but not limited to, liabilities arising from affiliation under Section 414(b), (c), (m) or (o) of the Code or Section 4001 of ERISA).

                  (b) With respect to each Benefit Plan described in Section 2.17(a) hereto, Seller has delivered to Buyer true and complete copies of: (i) any and all plan documents (including, but not limited to, all amendments thereto) and agreements (including, but not limited to, trust agreements, insurance contracts, and custodial and investment management agreements); (ii) any and all material employee communications (including, but not limited to, all summary plan descriptions and material modifications thereto, claims, review policies, distribution forms, and loan documents, as applicable); (iii) all returns or reports required at any time within the last five (5) years by ERISA or the Code (including, but not limited to, the five (5) most recent actuarial reports, if applicable); (iv) the most recent annual and periodic accounting of plan assets, if applicable; (v) the most recent determination letter received from the Internal Revenue Service (the "Service"), if applicable; and (vi) in the case of any unfunded or self-insured plan or arrangement, a current estimate of accrued and anticipated liabilities thereunder.

                  (c) With respect to each Benefit Plan described on Schedule 2.17(a) hereto and except as set forth on Schedule 2.17(c) hereto, (i) if intended to qualify under Section 401(a) of the Code, such plan so qualifies, and its trust is exempt from taxation under Section 501(a) of the Code; (ii) such plan has been administered and enforced in accordance with its terms and all applicable laws, regulations and rulings in all material respects; (iii) no breach of fiduciary duty has occurred with respect to which Seller or any Subsidiary or any Benefit Plan may be liable or otherwise damaged in any material respect; (iv) no material disputes nor any audits or investigations by any governmental authority are pending or threatened; (v) no "prohibited transaction" (within the meaning of either Section 4975(c) of the Code or
Section 406 of ERISA) has occurred with respect to which Seller or any Subsidiary or any Benefit Plan may be liable or otherwise damaged in any material respect; (vi) all contributions (including, without limitation, normally anticipated matching or discretionary contributions under defined contribution plans), premiums, and other payment obligations have been accrued on the consolidated financial statements of Seller (including without limitation the Base Balance Sheet) in accordance with generally accepted accounting principles, and, to the extent due, have been made on a timely basis, in all material respects; (vii) all contributions or benefit payments made or required to be made under such plan meet the requirements for deductibility under the Code; (viii) Seller has expressly reserved the right to amend, modify or terminate such plan, or any portion of it, at any time without liability to itself; and (ix) no such plan requires Seller or any Subsidiary to continue to employ any employee or director.

                  (d) With respect to each Benefit Plan described on Schedule 2.17(a) hereto and except as set forth on Schedule 2.17(d) hereto, (i) no such plan is, or has ever been, subject to Title IV of ERISA; (ii) there is no excess of actuarial accrued liabilities or "benefit liabilities" (as defined in Section 4001(a)(16) of ERISA), over the fair market value of Plan assets as of the Closing Date; (iii) there has been no "accumulated funding deficiency," whether or not waived, and no missed "quarterly contributions," (as these terms are defined in ERISA); (iv) the funding methods used are acceptable under ERISA; (v) the actuarial assumptions used are and have been reasonable, both individually and collectively and calculated as if the participants receive lump sum payments upon plan termination; (vi) there has been no "reportable event" (as defined in Section 4043 of ERISA); (vii) there has been no termination or partial termination; (viii) there
                                      -15-

has been no filing with the Pension Benefit Guaranty Corporation ("PBGC") of an intent to terminate such plan, nor has the PBGC instituted any proceedings to terminate such plan; (ix) no lien has been created under Section 412(n) of the Code or Section 302(f) of ERISA; (x) neither Seller nor any Subsidiary has received a notice of deficiency or liability or a demand for payment from, incurred any liability to, been assessed a penalty by, or had a lien perfected or enforced by the PBGC; and (xi) if such plan is a multiemployer pension plan under which the Seller is obligated to make contributions, there would be no withdrawal liability under Title IV of ERISA upon the cessation of contributions to such plan as of the day of the Closing.

                  (e) With respect to each Benefit Plan described on Sched-ule 2.17(a) hereto which provides welfare benefits of the type described in
Section 3(1) of ERISA: except as set forth on Schedule 2.17(e) hereto, (i) no such plan provides medical or death benefits with respect to current or former employees or directors of Seller or any Subsidiary, or their dependents, beyond their termination of employment, other than coverage mandated by Sections
601-608 of ERISA and 4980B of the Code; (ii) each such plan has been administered in compliance with Sections 601-609 of ERISA and 4980B of the Code;
(iii) no such plan is or is provided through a "multiple employer welfare arrangement" within the meaning of Section 3(40) of ERISA; and (iv) no such plan has reserves, assets, surpluses or prepaid premiums.

                  (f) The consummation of the transactions contemplated by this Agreement will not (i) entitle any individual to severance pay pursuant to a prior agreement with Seller; (ii) accelerate the time of payment or vesting under any Benefit Plan; or (iii) increase the amount of compensation or benefits due to any individual. No payment made or contemplated under any Benefit Plan constitutes an "excess parachute payment" within the meaning of Section 280G of the Code.

         2.18    Environmental Matters.

                 (a) Except as disclosed in Schedule 2.18 hereto, any and all waste oil, hazardous waste, hazardous substances, toxic substances or hazardous materials used or generated by Seller or any Subsidiary have always been and are being generated, used, stored or treated on or at any of the properties or facilities owned or leased by Seller or any Subsidiary (for the purposes of this Section, a "Site") in accordance with federal, state and local laws, regulations and ordinances. Copies of any and all filings made or documents prepared under the California Safe Drinking Water & Toxic Enforcement Act of 1986 and under Title III of the Superfund Amendments and Reauthorization Act of 1986, including without limitation material safety data sheets and chemical lists, have been provided to Buyer.


                              Page 7 of Appendix A

                 (b) Except as disclosed in Schedule 2.18 hereto, no petroleum, oil, hazardous waste, hazardous substances, toxic substances or hazardous materials used or generated by Seller or any Subsidiary have ever been, are being, are intended to be or are threatened with being spilled, released, discharged, disposed, placed, leaked, or otherwise caused to become located in the air, soil or water in, under or upon a Site. Seller has provided Buyer with copies of all notices filed pursuant to the Comprehensive Environmental Response, Compensation and Liability Act or comparable state law, including without limitation any reports, whether oral or written, made to the National Response Center, or other agencies.

                 (c) Except as disclosed in Schedule 2.18 hereto, no petroleum, oil, hazardous substances or hazardous waste have ever been shipped by or for Seller or any Subsidiary to other sites or facilities for treatment, storage or disposal, and neither Seller nor any Subsidiary has received any notice that any sites or facilities to which any such wastes have been shipped or sent are subject to or threatened to become subject to any governmental response action or clean up order. Seller has provided Buyer with copies of all manifests documenting disposal of hazardous substances relating to operations of Seller and its Subsidiaries.

                 (d) Except as disclosed in Schedule 2.18 hereto, all hazardous materials and toxic substances have been shipped by Seller and its Subsidiaries in accordance with all applicable federal, state and local laws, regulations and ordinances, including The Hazardous Materials Transportation Act, the regulations of the Department of Transportation, and any corresponding state and local statute and regulations adopted pursuant to said acts.

                 (e) All underground tanks and other underground storage facilities located at any Site are disclosed in Schedule 2.18 hereto and copies of all notifications made to federal, state or local authorities pursuant to the Resource Conservation and Recovery Act relating to underground storage tanks have been provided to Buyer. As of the date hereof, none of such underground tanks and other underground storage facilities are in violation of any federal, state or local environmental law, regulation or ordinance.

                 (f) Except as disclosed in Schedule 2.18 hereto, all wells, water discharges and other water diversions on any Site are properly registered and/or permitted under, and copies of such permits have been provided to Buyer, and do not violate, any applicable federal, state or local law, regulation or ordinance.

                 (g) Except as disclosed in Schedule 2.18 hereto, each of Seller and its Subsidiaries has all necessary and applicable air permits and licenses, and has properly registered (for air pollution control purposes) all air emitting devices used in activities conducted by it, as required by applicable federal, state or local law, regulation or ordinance. Copies of all such permits have been provided to Buyer.

                 (h) Except as disclosed on Schedule 2.18 hereto, all asbestos insulated equipment or areas on any Site are in compliance with all applicable federal, state and local laws, current regulations, and ordinances.

                 (i) For purposes of this section, "hazardous waste", "hazardous substances", "hazardous material", "oil", "petroleum", "toxic substances", "manifest", "material safety data sheets", and "response action" shall have the meaning set forth in the Resource Conservation and Recovery Act, The
Comprehensive Environmental Response, Compensation and Liability Act, The Hazardous Materials Transportation Act, The Federal Water Pollution Control Act, The Toxic Substances Control Act, and corresponding state and local statutes, and ordinances and any amendments, or successor legislation to such Acts, or as currently defined in any federal, state or local regulations adopted pursuant to such Acts.

          2.19 Permits. Each of Seller and its Subsidiaries holds all licenses, permits and franchises which are required to permit it to conduct their respective businesses as presently conducted, and all such licenses, permits and franchises are listed on Schedule 2.19 hereto and are now, and will be after the Closing, valid and in full force and effect, and Buyer shall have full benefit of the same.

          2.20 Warranty or Other Claims. Except as disclosed on Schedule 2.20, there are no existing or threatened claim, nor are there any facts upon which a claim could be based, against Seller or any Subsidiary for services or merchandise which are defective or fail to meet any service or product warranties. No claim has been asserted against Seller or any Subsidiary for renegotiation or price redetermination of any business transaction, and there are no facts upon which any such claim could be based.

          2.21 Litigation. Except for matters described in Schedule 2.21 hereto, there is no litigation pending or threatened against Seller or any Subsidiary and there are no outstanding court orders, court decrees, or court stipulations to which Seller or any of its Subsidiaries is a party or by which any of their assets are bound, any of which (a) question this Agreement or affect the transactions contemplated hereby, or (b) materially restrict the present business, operations, prospects, assets or condition, financial or otherwise, of Seller or any Subsidiary, or (c) will result in any material adverse change in the business, properties, operations, prospects, assets or the condition, financial or otherwise, of Seller or any of its Subsidiaries. Neither Seller nor any Subsidiary, has any reason to believe that any further action, suit, proceeding or investigation which (a) questions this Agreement or affects the transactions contemplated hereby, or (b) materially restricts the present business, properties, operations, prospects, assets or conditions, financial or otherwise, of Seller or any Subsidiary, or (c) will result in any material adverse change in the business, properties, operations, prospects, assets or condition, financial or otherwise, of Seller or any of its Subsidiaries, which has not been identified in Schedule 2.21 may be brought against the Seller or any of its Subsidiaries.

          2.22 Borrowings and Guarantees. Except for the loan in the amount of Five Hundred Thousand Dollars ($500,000) made pursuant to that certain Business Loan and Security/Subordination Agreement by and among BBI, Seller and Concord Growth Corporation (the "Loan Agreement") and as otherwise set forth on
Schedule 2.22 hereto, there are no agreements and undertakings pursuant to which Seller (a) is borrowing or is entitled to borrow any money, (b) is lending or has committed itself to lend any money, or (c) is a guarantor or surety with respect to the obligations of any person. Complete and accurate copies of all such written agreements have been delivered to Buyer.

          2.23 Financial Service Relations and Powers of Attorney. All of the arrangements which Seller or any Subsidiary has with any bank depository institution or other financial services entity, whether or not in Seller's or the Subsidiary's name, are completely and accurately described on Schedule 2.23 hereto, indicating with respect to each of such arrangements the type of arrangement maintained (such as checking account, borrowing arrangements, safe deposit box, etc.) and the person or persons authorized in respect thereof. Except as set forth in Schedule 2.23 or pursuant to the Loan Agreement, neither the Seller nor any Subsidiary has any outstanding power of attorney.

          2.24 Insurance. Schedule 2.24 contains a complete and correct list of all policies of insurance maintained by Seller or any Subsidiary (including insurance providing benefits for employees) in effect on the date hereof, together with complete and correct information with respect to the premiums, coverages, insurers, expiration dates, and deductibles in respect of such policies. Except for amounts deductible under policies of insurance described on such Schedule or with respect to risks assumed as a self-insurer and described on such Schedule, neither Seller nor any Subsidiary is, or has been at any time, subject to any liability as a self-insurer of the businesses or assets of Seller or any Subsidiary that is reasonably likely to have a material adverse effect upon the businesses, assets, revenues, condition (financial or otherwise) or prospects of Seller or any Subsidiary. Except as set forth on Schedule 2.24, there are no claims pending or overtly threatened, under any of said policies, or disputes with insurers, and all premiums due and payable thereunder have been paid, and all such policies are in full force and effect in accordance with their respective terms.

          2.25 Minute Books. The minute books of Seller and the minute books of each Subsidiary accurately record all action taken by their respective shareholders, boards of directors and committees thereof.

                              Page 8 of Appendix A

          2.26 Finder's Fee. Except as set forth on Schedule 2.26 hereto, neither the Seller, nor any Subsidiary nor, to Seller's knowledge any Principal Stockholder, has incurred or become liable for any broker's commission or finder's fee relating to or in connection with the transactions contemplated by this Agreement.

          2.27 Transactions with Interested Persons. No officer, supervisory employee, director or stockholder of Seller or any Subsidiary, or their respective spouses or children, (a) owns, directly or indirectly, on an individual or joint basis, any material interest in, or serves as an officer or director of, any customer, competitor or supplier of Seller or any Subsidiary, or any organization which has a material contract or arrangement with Seller or any Subsidiary, or (b) has any contract or agreement with the Seller or any Subsidiary other than as disclosed on Schedule 2.27 hereto, and all such agreements are, except as noted on such schedule, on arms-length terms.

          2.28 Absence of Sensitive Payments. Neither Seller, any of its Sub-sidiaries, nor any of their respective directors, officers, agents, stockholders or employees, either on behalf of Seller or its Subsidiaries:

                 (a) has made or has agreed to make any contributions, payments or gifts of funds or property to any governmental official, employee or agent where either the payment or the purpose of such contribution, payment or gift was or is illegal under the laws of the United States, any state thereof, or any other jurisdiction (foreign or domestic);

                 (b) has established or maintained any unrecorded fund or asset for any purpose, or has made any false or artificial entries on any of its books or records for any reason; or

                 (c) has made or has agreed to make any contribution or expenditure, or has reimbursed any political gift or contribution or expenditure made by any other person, to candidates for public office, whether federal, state or local (foreign or domestic) where such contributions were or would be a violation of applicable law.

          2.29 Disclosure of Material Information. Neither this Agreement nor any schedule or exhibit hereto or certificate issued pursuant hereto contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements herein or therein not misleading, relating to the business or affairs of Seller and its Subsidiaries. There is no fact which materially adversely affects the business, condition (financial or otherwise) or prospects of Seller and its Subsidiaries which has not been set forth herein or in a Schedule hereto.

         2.30    SEC Filings.

                 (a) Seller has filed or caused to be filed all registration statements, reports or statements, and any amendments thereto, required to be filed by it pursuant to Sections 13, 14 or 15(d) of the Securities Exchange Act of 1934, and has heretofore furnished (or shall prior to the Closing Date furnish) to Buyer copies, as applicable, of:

                        (i) Seller's Annual Report on Form 10-K for its three most recent fiscal years;

                        (ii) Seller's Annual Report to Stockholders for its three most recent fiscal years;

                        (iii) Seller's definitive Proxy Statements for all meetings of stockholders since the beginning of its third preceding fiscal year; and

                        (iv) Seller's Quarterly Report(s) on Form 10-Q for each quarter since the end of its most recent fiscal year.

                 (b) The documents furnished to Buyer pursuant to paragraph (a) were prepared in accordance with the requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder in all material respects and do not contain any misstatement of a material fact or omit to state a material fact necessary in order to make the statements contained therein, in light of the circumstances, not misleading.

ARTICLE 3.  REPRESENTATIONS AND WARRANTIES OF BBI AND BUYER.

BBI and Buyer hereby represent and warrant to Seller as follows:

          3.1 Organization of BBI and Buyer. Each of BBI and Buyer is a corporation duly organized, validly existing and in good standing under the laws of Massachusetts with full corporate power to own or lease its properties and to conduct its business in the manner and in the places where such properties are owned or leased or such business is conducted by each of them.

          3.2 Authorization of Transaction. All necessary action, corporate or otherwise, has been taken by BBI and Buyer to authorize the execution, delivery and performance of this Agreement, and the same is the valid and binding obligation of BBI and Buyer enforceable in accordance with its terms, subject to laws of general application affecting creditor's rights generally.

          3.3   No Conflict of Transaction With Obligations and Laws.

                 (a) Neither the execution, delivery or performance of this Agreement, nor the performance of the transactions contemplated hereby, will:
(i) constitute a breach or violation of BBI or Buyer's Charter or by-laws; (ii) conflict with or constitute (with or without the passage of time or the giving of notice) a breach of, or default under any material agreement, instrument or obligation to which BBI or Buyer is a party or by which either of them or their respective assets are bound which would materially affect the performance by Buyer of its obligations under this Agreement; or (iii) result in a violation of any law, regulation, administrative order or judicial order applicable to BBI or Buyer.

                 (b) The execution, delivery and performance of this Agreement and the transactions contemplated hereby by Buyer do not require the consent, waiver, approval, authorization, exemption of or giving of notice to any governmental authority.

         3.4     SEC Filings.

                 (a) Buyer has filed or caused to be filed all registration statements, reports or statements, and any amendments thereto, required to be filed by it pursuant to Sections 13, 14, or 15(d) of the Securities Exchange Act of 1934, and has heretofore furnished (or shall prior to the Closing Date furnish) to Seller copies, as applicable, of:

                        (i) Buyer's Annual Report on Form 10-K for its most recent fiscal year;

                       (ii) Buyer's Annual Report to Stockholders for its most recent fiscal year;

                      (iii)    Buyer's  definitive  Proxy   Statements  for  all
meetings of Stockholders since the beginning of its preceding fiscal year; and

                       (iv)    Buyer's   Quarterly  Report(s)  on  Form 10-Q for
each quarter since the end of its most recent fiscal year.

          3.5 Litigation. There is no litigation pending or, to the knowledge of Buyer, threatened against Buyer which will have a material adverse effect on its properties, assets or business or which would prevent or hinder the consummation of the transactions contemplated by this Agreement.

          3.6 Finder's Fee. Except as set forth on Schedule 3.6 hereto, Buyer has not incurred or become liable for any broker's commission or finder's fee relating to or in connection with the transactions contemplated by this Agreement.

ARTICLE 4.  COVENANTS OF SELLER.

         Seller hereby covenants and agrees with Buyer as follows:

                              Page 9 of Appendix A

          4.1 Conduct of Business. Between the date of this Agreement and the Closing, Seller will do, and it will cause each of its Subsidiaries to do, the following unless Buyer shall otherwise consent in writing:

                  (a) conduct its business only in the ordinary course and refrain from changing or introducing any method of management or operations except in the ordinary course of business and consistent with prior practices;

                  (b) refrain from making any purchase, sale or disposition of any asset or property other than in the ordinary course of business, from purchasing any capital asset costing more than $300 and from mortgaging, pledging, subjecting to a lien or otherwise encumbering any of its properties or assets;

                  (c) refrain from incurring any contingent liability as a guarantor or otherwise with respect to the obligations of others, and from incurring any other contingent or fixed obligations or liabilities except those that are usual and normal in the ordinary course of business;

                  (d) refrain from making any change or incurring any obligation to make a change in its Charter or by-laws or authorized or issued capital stock, except as contemplated by this Agreement;

                  (e) refrain from declaring, setting aside or paying any dividend or making any other distribution in respect of capital stock, or making any direct or indirect redemption, purchase or other acquisition of capital stock, of Seller or any Subsidiary other than a wholly-owned Subsidiary;

                  (f) refrain from entering into any employment contract or making any change in the compensation payable or to become payable to any of its officers, employees or agents;

                  (g) refrain from prepaying any loans from its stockhol-ders, officers or directors (if any) or making any change in its borrowing arrangements;
                                      -22-

                  (h) use its best efforts to prevent any change with respec to its banking arrangements;

                  (i) use its best efforts to keep intact its business organization, to keep available its present officers, agents and employees and to preserve the goodwill of all suppliers, customers and others having business relations with it;

                  (j) have in effect and maintain at all times all insurance of the kind, in the amount and with the insurers set forth in Schedule 2.24 hereto or equivalent insurance with any substitute insurers approved by Buyer; and

                  (k) permit Buyer and its authorized representatives to have full access to all its properties, assets, records, tax returns, contracts and documents and furnish to Buyer or its authorized representatives such financial and other information with respect to its business or properties as Buyer may from time to time reasonably request.

                 (l) promptly advise Buyer of additions, deletions or other changes required to be made to the Schedules hereto to make such Schedules accurate and complete as of the Closing solely as a result of the operation of the business of Seller in a manner consistent with the covenants of this Agreement, and to furnish Buyer with such revised Schedules at or prior to the Closing.

          4.2 Authorization from Others. Prior to the Closing, Seller will have obtained, and will cause its Subsidiaries to have obtained, all authorizations, consents and permits of others required to permit the consummation by Seller and its Subsidiaries of the transactions contemplated by this Agreement.

          4.3 Breach of Representations and Warranties. Promptly upon the occurrence of, or promptly upon Seller's becoming aware of the impending or threatened occurrence of, any event which would cause or constitute a breach, or would have caused or constituted a breach had such event occurred or been known to Seller prior to the date hereof, of any of the representations and warranties of Seller contained in or referred to in this Agreement, Seller shall give detailed written notice thereof to Buyer and shall use its best efforts to prevent or promptly remedy the same.

          4.4 Consummation of Agreement. The Seller shall use its best efforts to perform and fulfill all conditions and obligations on its part to be performed and fulfilled under this Agreement, to the end that the transactions contemplated by this Agreement shall be fully carried out. To this end, Seller will obtain all necessary authorizations or approvals of its stockholders and Board of Directors, to the sale of assets contemplated by this Agreement and the dissolution of Seller in accordance with the laws of the state of incorporation of Seller, which shall include as integral parts thereof:

                  (a) the transfer to Buyer of the Subject Assets upon the terms and conditions set forth in this Agreement;

                                      -23-

                  (b) cessation of all business by Seller as Source Scientific, Inc. from and after the Closing, except in connection with its liquidation; and

                  (c) authorization to the officers and directors of Seller to discharge all debts and obligations of Seller (other than those assumed by Buyer hereunder), and to distribute in liquidation the purchase price received by Seller as provided herein.

          4.5 Compliance with Securities Laws. As soon as practicable after execution of this Agreement, Seller shall cause its counsel to initiate preparation of preliminary proxy materials in accordance with the Securities Exchange Act of 1934, and the rules and regulations thereunder, for a special meeting of the Company's stockholders at which the stockholders will be asked to approve the transactions contemplated hereby. Such proxy materials shall be in form and substance satisfactory to Buyerand its counsel.

ARTICLE 5.  COVENANTS OF BBI AND BUYER.

         BBI and Buyer hereby covenant and agree with Seller as follows:

          5.1 Authorization from Others. Prior to the Closing Buyer will have obtained all authorizations, consents and permits of others required to permit the consummation by BBI and Buyer of the transactions contemplated by this Agreement.

          5.2 Consummation of Agreement. Buyer shall use its best efforts to perform and fulfill all conditions and obligations on its part to be performed or fulfilled under this Agreement, to the end that the transactions contemplated by this Agreement shall be fully carried out. To this end, BBI will obtain any approvals of its stockholders or Board of Directors and Buyer will obtain any approvals of its stockholders or Board of Directors which may be required in order to consummate the transactions contemplated hereby.

          5.3 Disclosure of Adverse Change. Prior to the Closing, Buyer shall advise Seller of any fact which materially adversely affects the business, condition (financial or otherwise) or prospects of Buyer and BBI not otherwise previously publicly disclosed. To this end, Buyer shall have the right, prior to disclosing such fact to Seller, to require Seller to enter into a confidentiality agreement relating to non-disclosure of such fact consistent with compliance under the Securities Exchange Act of 1934.

ARTICLE 6.  CONDITIONS TO OBLIGATIONS OF BBI AND BUYER.

         The obligations of BBI and Buyer to consummate this Agreement and the transactions contemplated hereby are subject to the condition that on or before the Closing Date the actions required by this Article 6 will have been accomplished.

          6.1 Shareholder Authorization. This Agreement and the transactions contemplated hereby shall have been duly approved by the affirmative vote of Seller's stockholders, as required by the laws of the state of incorporation of Seller.
                                      -24-


                              Page 10 of Appendix A

          6.2 Dissenting Stockholders. Holders of not more than one-half per-cent (.5%) of the shares of the Common Stock of Seller shall have taken steps to preserve the rights of dissenting stockholders afforded by the laws of the state of incorporation of Seller, and Seller shall have delivered to Buyer a true and correct list of the names, addresses and numbers of shares held by each holder of dissenting shares of Seller and the steps taken by each such holder as required by the laws of Seller's jurisdiction of incorporation governing appraisal rights.

          6.3 Representations; Warranties; Covenants. Each of the represen-tations and warranties of Seller contained in Article 2 shall be true and correct as though made on and as of the Closing Date. Seller shall, on or before the Closing Date, have performed all of its obligations hereunder which by the terms hereof are to be performed on or before the Closing Date. Seller shall have delivered to Buyer a certificate of Seller's President and Chief Financial Officer dated as of the Closing Date, in form and substance satisfactory to BBI and Buyer, to the effect that the statements contained in Sections 6.3 and 6.4 are true and that all other conditions to BBI's and Buyer's obligations hereunder have been satisfied. Seller shall have delivered to Buyer a certificate of Seller's President and Chief Financial Officer, dated as of the Closing Date, in form and substance satisfactory to BBI and Buyer, confirming that the conditions set forth in Sections 6.1 and 6.2 have been fulfilled.

          6.4 No Material Adverse Change. There shall have been no material ad-verse change in the financial condition, prospects, properties, assets, liabilities, business or operations of Seller since the date hereof, whether or not in the ordinary course of business.

          6.5  Opinion of Seller's Counsel.

                  (a) At the Closing, BBI and Buyer shall have received from Susan L. Preston, Esquire, counsel for Seller, an opinion dated as of the Closing, in form and substance satisfactory to BBI and Buyer.

                  (b) At the Closing, BBI and Buyer shall have received from Messrs. Arter & Hadden, counsel for Seller, an opinion dated as of the Closing, in form and substance satisfactory to BBI and Buyer.

          6.6 Employment Contracts.  Each of the individuals listed  on Schedule
6.6 hereto shall have accepted employment with Buyer and executed and delivered to Buyer an employment agreement having substantially the terms and conditions contained in Exhibit 6.6 attached hereto, and all employment contracts to which Seller is a party shall have been terminated.

          6.7 Non-Competition Contracts. Seller and each of the individuals listed on Schedule 6.7 hereto shall have executed and delivered to Buyer non-competition agreements having substantially the terms and conditions of
Exhibit  6.7  attached  hereto.

          6.8 Approval of Board of Directors. The transactions contempla-ted by this Agreement shall have been reviewed and approved by the Board of Directors of Buyer and BBI and their respective stockholders to the extent nec-essary.

          6.9 Approval of Buyer's Counsel. All actions, proceedings instru-ments and documents required to carry out this Agreement and all related legal matters contemplated by this Agreement shall have been approved by coun-sel for Buyer, provided that the approval of such counsel shall not be unreason-ably withheld.

          6.10 Absence of Certain Litigation. There shall not be any (a) injunction, restraining order or order of any nature issued by any court of competent jurisdiction which directs that this Agreement or any material transaction contemplated hereby shall not be consummated as herein provided, (b) suit, action or other proceeding by any federal, state, local or foreign government (or any agency thereof) pending before any court or governmental agency, or threatened to be filed or initiated, wherein such complainant seeks the restraint or prohibition of the consummation of any material transaction contemplated by this Agreement or asserts the illegality thereof, or (c) suit, action or other proceeding by a private party pending before any court or governmental agency, or threatened to be filed or initiated, which in the opinion of counsel for Buyer is likely to result in the restraint or prohibition of the consummation of any material transaction contemplated hereby or the obtaining of an amount in payment (or indemnification) of material damages from or other material relief against any of the parties or against any directors or officers of BBI or Buyer, in connection with the consummation of any material transaction contemplated hereby.

          6.11 FIRPTA Certificate. At the Closing, the Seller will deliver to Buyer certificates which satisfy the requirements of the regulations under
Section 1445 of the Internal Revenue Code of 1986, as amended.

          6.12 Consents and Waivers. Seller shall have obtained any necessary consents or waivers to assure Buyer of the benefits of all leases, contracts, commitments and rights, to the extent that the assignment of any lease, contract, commitment or right requires the consent of parties other than Seller.

          6.13 Escrow Agreement. There shall have been executed and delivered to BBI and Buyer an Escrow Agreement in substantially the form attached hereto as
Exhibit 1.3, pursuant to which $250,000 of the purchase price shall be deposited in escrow at the Closing to secure payment of any purchase price adjustment or indemnification payable to BBI and Buyer hereunder by reason of the breach of any of the representations and warranties of Seller or failure of Seller to perform any of its obligations hereunder, and said amounts shall have been deposited with the Escrow Agent pursuant to said Escrow Agreement.

          6.14 Convertible Debentures. Holders of the convertible debentures of Seller in the principal amount of $629,000 shall have converted the principal amount of such debentures and all accrued interest thereon ($70,898 as of January 31, 1997) into 13,997,960 shares of Seller's Common Stock and terminated in writing their stock purchase warrants, in full satisfaction of Seller's obligations to such debenture holders.

          6.15 Opinion of Independent Accountants. Buyer shall have received in form and substance reasonably satisfactory to it, reports and opinions on such business, financial and legal matters in connection with the transactions contemplated by this Agreement as it deems pertinent, including, without limitation, a satisfactory report from Buyer's independent accountants, Coopers & Lybrand, regarding Seller's business and financial condition.

          6.16 Opinion of Investment Banking Firm. Buyer shall have received in form and substance reasonably satisfactory to it, an opinion from a recognized investment banking firm to the effect that the purchase price is fair to Buyer's stockholders from a financial point of view.

          6.17 Due Diligence. The results of Buyer's due diligence investigation of Seller shall be satisfactory to Buyer, in Buyer's sole discretion. Any additions, deletions or other changes to be made to the Schedules hereto pursuant to Section 4.1(1) shall be satisfactory to Buyer, in Buyer's sole discretion.

          6.18 Facility Lease. The lease with respect to Seller's Garden Grove facility located at 7390 Lincoln Way, Garden Grove, California (the "Garden Grove Lease") shall have been amended, in form and substance satisfactory to Buyer, to reduce to approximately 25,000 square feet (one floor) the space leased by Seller, and to reduce the payment due under the Garden Grove Lease in proportion to the decrease in the amount of space leased.

          6.19 Reduction of Interest Payments. Concord Growth Corporation ("Concord") shall have agreed in writing to a reduction in the minimum interest payment to $2,500 per month in return for an increase in interest to the prime rate plus five percent (5%) and a reduction in advancement to seventy percent (70%), along with payment of the line of credit loan by April 30, 1997, and Concord shall have further agreed in writing that upon repayment of the principal amount of Seller's line of credit loan with Concord and all accrued but unpaid interest thereon, Concord shall waive its right to prepayment penalties of any kind.

          6.20 Consents to Transactions. BBI's lending bank, The First National Bank of Boston, shall have consented to the transactions contemplated hereby.

                              Page 11 of Appendix A

          6.21 Authorization. Seller shall have obtained and will cause its Subsidiaries to have obtained all authorities, consents and permits of others required to permit the consummation by Seller and its Subsidiaries of the transactions contemplated by this Agreement.

          6.22 Bulk Sales Law. Seller shall have complied with the obligations imposed on vendors under the Bulk Sales Act, or the equivalent, as a result of the transactions contemplated by this Agreement.

ARTICLE 7.  CONDITIONS TO OBLIGATIONS OF SELLER

          The obligations of Seller to consummate this Agreement and the transactions contemplated hereby are subject to the condition that on or before the Closing the actions required by this Article 7 will have been accomplished.

          7.1 Shareholder Authorization. This Agreement and the transactions contemplated hereby shall have been duly approved by the affirmative vote of the stockholders of Seller as required by Seller's state of incorporation.

          7.2 Representations; Warranties; Covenants. Each of the representations and warranties of Buyer contained in Article 3 shall be true and correct as though made on and as of the Closing; Buyer shall, on or before the Closing, have performed all of its obligations hereunder which by the terms hereof are to be performed on or before the Closing; and Buyer shall have delivered to Seller a certificate of the President and any Vice President of Buyer dated as of the Closing to such effect.

ARTICLE 8.  TERMINATION OF AGREEMENT.

          8.1 Termination. At any time prior to the Closing, this Agreement may be terminated (a) by mutual consent of the parties with the approval of their respective Board of Directors, notwithstanding prior approval of this Agreement by the stockholders of any party, (b) by either party if there has been a material misrepresentation, breach of warranty or breach of covenant by the other party in its representations, warranties and covenants set forth herein,
(c) by Buyer if the conditions stated in Article 6 have not been satisfied at or prior to the Closing, or (d) by Seller if the conditions stated in Article 7 have not been satisfied at or prior to the Closing.

          8.2 Right to Proceed. Anything in this Agreement to the contrary notwithstanding, if any of the conditions specified in Article 6 hereof have not been satisfied, Buyer shall have the right (but not the obligation) to proceed with the transactions contemplated hereby without waiving its rights hereunder, and if any of the conditions specified in Article 7 hereof have not been satisfied, Seller shall have the right (but not the obligation) to proceed with the transactions contemplated hereby without waiving its rights hereunder.

ARTICLE 9.  RIGHTS AND OBLIGATIONS SUBSEQUENT TO CLOSING.

          9.1 Survival of Warranties. All representations, warranties, agreements, covenants and obligations herein or in any schedule, certificate or financial statement delivered by either party to the other party incident to the transactions contemplated hereby are material, shall be deemed to have been relied upon by the other party and shall survive through and until March 31, 1998, regardless of any investigation and shall not merge in the performance of any obligation by either party hereto.

          9.2 Collection of Assets. Subsequent to the Closing, Buyer shall have the right and authority to collect all receivables and other items transferred and assigned to it by Seller hereunder and to endorse with the name of Seller any checks received on account of such receivables or other items, and Seller agrees that it will promptly transfer or deliver to Buyer from time to time after Closing, any cash or other property that Seller may receive with respect to any claims, contracts, licenses, leases, commitments, sales orders, purchase orders, receivables of any character or any other items required to be transferred by it to Buyer pursuant to the provisions hereof.

          9.3 Payment of Debts. Seller shall as promptly as possible after the Closing pay all debts and obligations not to be assumed by Buyer hereunder.

ARTICLE 10.  INDEMNIFICATION.

          10.1 Definitions. For purposes of this Article 10:

                 "Losses" means all losses, damages (including, without limitation, punitive and consequential damages), liabilities, payments and obligations, and all expenses related thereto. Losses shall include any reasonable legal fees and costs incurred by any of the Indemnified Persons subsequent to the Closing in defense of or in connection with any alleged or asserted liability, payment or obligation, whether or not any liability or payment, obligation or judgment is ultimately imposed against the Indemnified Persons and whether or not the Indemnified Persons are made or become parties to any such action.

                 "Buyer's Indemnified Persons" means BBI and the Buyer, and their respective directors, officers, employees, stockholders and agents.

                 "Indemnified   Person"   means  any  person   entitled   to  be
indemnified under this Article 10.

                 "Indemnifying Person" means any person obligated to indemnify another person under this Article 10.

                 "Seller's Indemnified Persons" means the Seller.

                 "Third Party Action" means any written assertion of a claim, or the commencement of any action, suit, or proceeding, by a third party as to which any person believes it may be an Indemnified Person hereunder.

         10.2    Indemnification by Seller.

                 (a) Subject to the limitations in paragraph (b) below, Seller agrees to defend, indemnify and hold harmless Buyer's Indemnified Persons from and against all Losses directly or indirectly incurred by or sought to be imposed upon any of them:

                      (i) resulting from, relating to or arising out of any breach of any of the representations or warranties made by Seller in or pursu-ant to this Agreement or any schedule hereto or in any agreement, document or instrument executed and delivered pursuant hereto or in connection with the Closing;

                     (ii) resulting from or arising out of any breach of any covenant or agreement made by Seller in or pursuant to this Agreement;

                    (iii)    in  respect of  any  liability  or  obligation   of
Seller or any  Subsidiary  not included in the Assumed Liabilities;

                     (iv) resulting from or arising out of any liability, payment or obligation arising out of any litigation or similar matter required to be described on Schedule 2.21, except to the extent of reserves with respect thereto on the Base Balance Sheet;

                      (v) resulting from or arising out of any liability, payment or obligation in respect of any taxes for all periods, or portions thereof, ending on or before the Closing Date, owing by Seller or any Subsid-iary of any kind or description (including interest and penalties with respect thereto);

                     (vi) resulting from or arising out of any governmental or third party claims for damages or clean-up costs under any environmental law arising out of the operations of the Seller or any Subsidiary on or before the Closing Date, except to the extent of reserves with respect thereto on the Base Balance Sheet.

                 (b) The right to indemnification under paragraph 10.2(a) is subject to the following limitations: Seller shall have no liability under paragraph 10.2(a) unless one or more of the Buyer's Indemnified Persons gives written notice to Seller asserting a claim for Losses, including reasonably detailed facts and circumstances pertaining thereto, before the earlier of the running of any applicable statute of limitations or March 31, 1998.

                              Page 12 of Appendix A

         10.3    Indemnification by Buyer.

                 (a) From and after the Closing Date, Buyer shall indemnify and hold harmless Seller's Indemnified Persons from any and all Losses directly or indirectly incurred by or sought to be imposed upon them:

                      (i) resulting from or arising out of any breach of any of the representations or warranties made by Buyer, in or pursuant to this Agreement or in any agreement, document or instrument executed and delivered pursuant hereto or in connection with the Closing; and

                     (ii) resulting from or arising out of any breach of any covenant or agreement made by Buyer in or pursuant to this Agreement.

         10.4    Defense of Third Party Actions.

                 (a) Promptly after receipt of notice of any Third Party Action, any person who believes he, she or it may be an Indemnified Person will give notice to the potential Indemnifying Person of such action. The omission to give such notice to the Indemnifying Person will not relieve the Indemnifying Person of any liability hereunder, except to the extent, but only to the extent, it was prejudiced thereby, nor will it relieve it of any liability which it may have other than under this Article 10.

                 (b) Upon receipt of a notice of a Third Party Action, the Indemnifying Person shall have the right, at its option and at its own expense, to participate in and be present at the defense of such Third Party Action, but not to control the defense, negotiation or settlement thereof, which control shall remain with the Indemnified Person, unless the Indemnifying Person makes the election provided in paragraph (c) below.

                 (c) By written notice within 45 days after receipt of a notice of a Third Party Action, an Indemnifying Person may elect to assume control of the defense, negotiation and settlement thereof, with counsel reasonably satisfactory to the Indemnified Person; provided, however, that the Indemnifying Person agrees (i) to promptly indemnify the Indemnified Person for its expenses to date, and (ii) to hold the Indemnified Person harmless from and against any and all Losses caused by or arising out of any settlement of the Third Party Action approved by the Indemnifying Person or any judgment in connection with that Third Party Action. The Indemnifying Persons shall not in the defense of the Third Party Action enter into any settlement which does not include as a term thereof the giving by the third party claimant of an unconditional release of the Indemnified Person, or consent to entry of any judgment except with the consent of the Indemnified Person.

                 (d) Upon assumption of control of the defense of a Third Party Action under paragraph (c) above, the Indemnifying Person will not be liable to the Indemnified Person hereunder for any legal or other expenses subsequently incurred in connection with the defense of the Third Party Action, other than reasonable expenses of investigation.

                 (e) If the Indemnifying Person does not elect to control the defense of a Third Party Action under paragraph (c), the Indemnifying Person shall promptly reimburse the Indemnified Person for expenses incurred by the Indemnified Person in connection with defense of such Third Party Action, as and when the same shall be incurred by the Indemnified Person.

                 (f) Any person who has not assumed control of the defense of any Third Party Action shall have the duty to cooperate with the party which assumed such defense.

10.5 Miscellaneous. Buyer's Indemnified Persons shall be entitled to indemnification under Section 10.2(a) and Seller's Indemnified Persons shall be entitled to indemnification under Section 10.3(a), regardless of whether the matter giving rise to the applicable liability, payment, obligation or expense may have been previously disclosed to any such person and limited only in accordance with Section 10.4(a) notice requirements.

10.6 Payment of Indemnification. Claims for indemnification under this Article 10 other than pursuant to Section 10.3 shall be paid pursuant to the terms of the Escrow Agreement with respect to amounts held thereunder and otherwise by the Seller, and any claims for indemnification under this Article 10 shall be paid or otherwise satisfied by Indemnifying Persons within 30 days after notice thereof is given by the Indemnified Person if the Indemnifying Person does not dispute the claim, or within five (5) days of resolution of any disputed claim.

ARTICLE 11.  MISCELLANEOUS

11.1CLE 1 Fees and Expenses. Except as set forth below, each of the parties will bear its own expenses in connection with the negotiation and the consummation of the transactions contemplated by this Agreement, and no expenses of Seller relating in any way to the purchase and sale of the Subject Assets hereunder shall be charged to or paid by Buyer or included in any account of Seller as of the Closing.

         Seller shall pay to Buyer upon demand a fee equal to all Expenses (as defined below) (the "Termination Fee"), payable by certified check or by federal funds wire transfer, if (i) the requisite approval of the transactions contemplated hereby by Seller's stockholders is not obtained at Seller's Special Meeting of Stockholders, (ii) the Special Meeting of Stockholders does not occur prior to April 2, 1997 or if it does occur, Seller's stockholders do not approve the transactions by the requisite vote, (iii) the conditions specified in Articles 6 and 7 hereof are not satisfied (other than regulatory approvals and breach by Buyer), (iv) Seller materially breaches the letter agreement dated February 4, 1997 between Buyer and Seller (the "Letter Agreement"), or (v) this Agreement is terminated by Seller for any reason other than as a result of a willful and material breach of this Agreement by Buyer; provided, however, that the Termination Fee shall be Buyer's Expenses plus $250,000 if Seller (or any affiliate) enters into an acquisition with a person other than Buyer, within one year of the date of the Letter Agreement.

         For purposes of this Article 8, "Expenses" means all fees and expenses incurred or paid by or on behalf of Buyer or any of its affiliates in connection with the consummation of any of the transactions contemplated hereby, by the Letter Agreement, by the Business Loan and Security/Subordination Agreement, or the transactions contemplated hereby or thereby, including all fees and expenses of counsel, investment banking firms, accountants, experts and consultants to Buyer or any of its affiliates and a reasonable allocation of corporate overhead. In the event that this Agreement is so terminated, each party will return all papers, documents, financial statements and other data furnished to it by or with respect to each other party to such other party (including any copies thereof made by the first party).

          11.2 Notices. Any notice or other communication in connection with this Agreement shall be deemed to be delivered if in writing (or in the form of a telegram or facsimile transmission) addressed as provided below and if either
(a) actually delivered electronically or physically at said address, or (b) in the case of a letter, three business days shall have elapsed after the same shall have been deposited in the United States mail, postage prepaid and registered or certified, return receipt requested:

If to the Seller, to:

Source Scientific, Inc.
7390 Lincoln Way
Garden Grove, CA  92841
Attention:  Richard A. Sullivan, President

with a copy to:

Weiss, Jensen, Ellis & Howard
520 Pike Street, Suite 2600
Seattle, WA  98101
Attention:  Susan L. Preston

                              Page 13 of Appendix A

If to BBI or Buyer, to:

Boston Biomedica, Inc.
375 West Street
West Bridgewater, MA 02379
Attention:  Richard T. Schumacher, President

with a copy to:

Brown, Rudnick, Freed & Gesmer
One Financial Center
Boston, MA  02111
Attention:  Steven R. London, Esquire and John G. Nossiff, Jr., Esquire

and in any case at such other address as the addressee shall have specified by written notice. All periods of notice shall be measured from the date of delivery thereof.

          11.4 Publicity and Disclosures. No press releases or any public disclosure, either written or oral, of the transactions contemplated by this Agreement shall be made without the prior knowledge and written consent of BBI and Seller. Seller and BBI acknowledge, however, that, as public companies, Seller and BBI may be legally obligated to make certain public announcements from time to time regarding their respective businesses, including one or more announcements regarding the transactions contemplated by this Agreement. Accordingly, BBI and Seller agree that, notwithstanding any other provision of this Section 11.4, BBI and Seller shall be free to make such public announcements regarding the transactions contemplated by this Agreement at such time as Buyer, or BBI or Seller reasonably believes such announcements are required in order to comply with applicable federal and state securities laws, provided that each provides the other with a copy of such announcement at least 24 hours prior to its release.

          11.5 Non-Solicitation. Seller shall not, and shall use its best efforts to cause its affiliates, as that term is interpreted under the
Securities Act of 1933, as amended, and each of its officers, directors, employees, representatives, and agents not to, directly or indirectly (a)
encourage, solicit, initiate, engage or participate in discussions or negotiations with any person or entity (other than Buyer) concerning any merger, consolidation, sale of material assets, tender offer, recapitalization, accumulation of any equity interest in Seller, proxy solicitation or other business combination involving Seller or any Subsidiary or (b) provide any nonpublic information concerning the business, properties or assets of Seller or any subsidiary to any person or entity (other than Buyer) other than in connection with the sale of products in the ordinary course of business.

          11.6 Confidentiality. The parties agree that they will keep confidential and not disclose or divulge any confidential, proprietary or secret information which they may obtain from the other in connection with the transactions contemplated herein, or pursuant to inspection rights granted hereunder unless such information is or hereafter becomes public information.

          11.7 Entire Agreement. This Agreement (including all exhibits or schedules appended to this Agreement and all documents delivered pursuant to or referred to in this Agreement, all of which are hereby incorporated herein by reference) constitutes the entire agreement between the parties, and all promises, representations, understandings, warranties and agreements with reference to the subject matter hereof and inducements to the making of this Agreement relied upon by any party hereto, have been expressed herein or in the documents incorporated herein by reference.

          11.8 Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision hereof.

          11.9 Assignability. This Agreement may not be assigned otherwise than by operation of law (a) by BBI or Buyer without the prior written consent of Seller, or (b) by Seller without the prior written consent of Buyer. However, any or all rights of BBI and Buyer to receive performance (but not the obligations of Buyer to Seller hereunder) and rights to assert claims against Seller hereunder, may be assigned by Buyer to (i) any direct or indirect subsidiary, parent or other affiliate of Buyer, or (ii) any person or entity extending credit to BBI or Buyer to finance the purchase price. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

          11.10 Amendment. This Agreement may be amended only by a written agreement executed by BBI, Buyer and Seller.

          11.11 Attorney-in-Fact. The Seller hereby irrevocably appoints and designates Richard T. Schumacher or his successor unanimously appointed in written notice by the Seller to the Buyer (the "Agent") as its agent and attorney-in-fact to accept service of process immediately following the Closing.

          11.12  Governing Law;  Venue.

                    (a) This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts (other than the choice of law principles thereof), except that any representations and warranties with respect to real and tangible property shall be governed by and construed in accordance with the laws of the jurisdiction where such property is situated if other than in the Commonwealth of Massachusetts.

                 (b) Any claim, action, suit or other proceeding initiated by any of the Sellers' Indemnified Persons against Buyer, or by any of the Buyer's Indemnified Persons against any Seller, under or in connection with this Agreement may be asserted, brought, prosecuted and maintained in any Federal or state court in the Commonwealth of Massachusetts, as the party bringing such action, suit or proceeding shall elect, having jurisdiction over the subject matter thereof, and Seller and Buyer hereby waive any and all rights to object to the laying of venue in any such court, the assertion of personal jurisdiction over such persons by any such court and to any right to claim that any such court may be an inconvenient forum. Seller and Buyer hereby submit themselves to the jurisdiction of each such court and agree that service of process on them in any such action, suit or proceeding may be effected by the means by which notices are to be given to it under this Agreement.

          11.13 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed in original but all of which together shall constitute one and the same instrument.

          11.14 Effect of Table of Contents and Headings. Any table of contents, title of an article or section heading herein contained is for convenience of reference only and shall not affect the meaning of construction of any of the provisions hereof.
                                      -35-

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in multiple counterparts as of the date set forth above by their duly authorized representatives.

                                       BOSTON BIOMEDICA, INC.

                                       BY: ____________________________
                                           Richard T. Schumacher, President

                                       BBI-SOURCE SCIENTIFIC, IN..

                                       BY: ____________________________
                                             Name:
                                             Title:

                              Page 14 of Appendix A

                                       SOURCE SCIENTIFIC, INC.

                                       BY:  ____________________________
                                            Richard A. Sullivan, President


                                      -36-

                       ASSETS FOR CASH PURCHASE AGREEMENT

                         List of Schedules and Exhibits

Schedule 1.1  -  Assets

Schedule 1.2(a) - Liabilities Assumed

Schedule 2.1  -  Qualification of Seller

Schedule 2.2  -  Options, Warrants and Convertible Securities

Schedule 2.3  -  Subsidiaries

Schedule 2.7  -  Financial Statements of the Seller

Schedule 2.8  -  Undisclosed Liabilities

Schedule 2.9  -  Changes Since Base Balance Sheet Date

Schedule 2.10 -  Payment and Taxes

Schedule 2.11 -  Property, Leases and Equipment

Schedule 2.13 -  Inventories

Schedule 2.14 -  Intellectual Property Rights

Schedule 2.15 -  Contracts and Commitments

Schedule 2.16 -  Labor and Employee Relations

Schedule 2.17(a)  ERISA; Compensation and Benefit Plans

Schedule 2.17(c)  ERISA; Compensation and Benefit Plans

Schedule 2.17(d)  ERISA; Compensation and Benefit Plans

Schedule 2.17(e)  ERISA; Compensation and Benefit Plans

                                      -37-


Schedule 2.18 - Environmental Matters

Schedule 2.19 - Permits

Schedule 2.20 - Claims

Schedule 2.21 - Litigation

Schedule 2.22 - Borrowings and Guarantees

Schedule 2.23 - Banking and Financial Arrangements

Schedule 2.24 - Insurance

Schedule 2.26 - Finder's Fees

Schedule 2.27 - Transactions with Interested Persons

Schedule 6.6  - Parties to Employment Contracts

Schedule 6.7  - Parties to Non-Competition Contracts

Exhibit 1.3   - Escrow Agreement

Exhibit 1.6   - Assumption of Liabilities

Exhibit 1.7   - Bill of Sale

Exhibit 6.6   - Employment Contract

Exhibit 6.7   - Non-Competition Contract

                                      -38-
                        (End of Asset Purchase Agreement)

                              Page 15 of Appendix A

                                   APPENDIX B
      Sections 1301 through 1304 of the California General Corporation Law

1301.     Notice to holders of dissenting shares in reorganizations;  demand for purchase; time, contents.

         (a) If, in the case of a reorganization, any shareholders of a corporation have a right under Section 1300, subject to compliance with paragraphs (3) and (4) of subdivision (b) thereof, to require the corporation to purchase their shares for cash, such corporation shall mail to each such shareholder a notice of the approval of the reorganization by its outstanding shares (Section 152) within 10 days after the date of such approval, accompanied by a copy of Sections 1300, 1302, 1303, 1304 and this section, a statement of the price determined by the corporation to represent the fair market value of the dissenting shares, and a brief description of the procedure to be followed if the shareholder desires to exercise the shareholders' right under such sections. The statement of price constitutes and offer by the corporation to purchase at the price stated any dissenting shares as defined in subdivision (b) of Section 1300, unless they lose their status as dissenting shares under
Section 1309.

         (b) Any shareholder who has a right to require the corporation to purchase the shareholder's shares for cash under Section 1300, subject to compliance with paragraphs (3) and (4) of subdivision (b) thereof, and who desires the corporation to purchase such shares shall make written demand upon the corporation for the purchase of such shares and payment to the shareholder in cash of their fair market value. The demand is not effective for any purpose unless it is received by the corporation or any transfer agent thereof (1) in the case of shares described in (i) or (ii) of paragraph (1) of subdivision (b) of Section 1300 (without regard to the provisos in that paragraph), not later than the date of the shareholders' meeting to vote upon the reorganization, or
(2) in any other case within 30 days after the date on which the notice of the approval by the outstanding shares pursuant to subdivision (a) or the notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder.

         (c) The demand shall state the number and class of the shares held of record by the shareholder which the shareholder demands that the corporation purchase and shall contain a statement of what such shareholder claims to be the fair market value of those shares as of the day before the announcement of the proposed reorganization or short-form merger. The statement of fair market value constitutes an offer by the shareholder to sell the shares at such price.

1302. Submission of share certificates for endorsement; uncertificated securit-ies.

          Within 30 days after the date on which notice of the approval by the outstanding shares or the notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder, the shareholder shall submit to the corporation at its principal office or at the office of any transfer agent thereof, (a) if the shares are certificated securities, the shareholder's certificates representing any shares which the shareholder demands that the corporation purchase, to be stamped or endorsed with a statement that the shares are dissenting shares or to be exchanged for certificate of appropriate denomination so stamped or endorsed or (b) if the shares are uncertificated securities, written notice of the number of shares which the shareholder demands that the corporation purchase. Upon subsequent transfers of the dissenting shares on the books of the corporation, the new certificates, initial transaction statement, and other written statements issued therefor shall bear a like statement, together with the name of the original dissenting holder of the shares.

1303. Payment of agreed price with interest; agreement fixing fair market value; filing; time of payment.

         (a) If the corporation and the shareholder agree that the shares are dissenting shares and agree upon the price of the shares, the dissenting shareholder is entitled to the agreed price with interest thereon at the legal rate on judgments from the date of the agreement. Any agreements fixing the fair market value of any dissenting shares as between the corporation and the holders thereof shall be filed with the secretary of the corporation.

          (b) Subject to the provisions of Section 1306, payment of the fair market value of dissenting shares shall be made within 30 days after the amount thereof has been agreed or within 30 days after any statutory or contractual conditions to the reorganization are satisfied, whichever is later, and in the case of certificated securities, subject to surrender of the certificates therefor, unless provided otherwise by agreement.
1304. Action to determine whether shares are dissenting shares or fair market value; limitation; joinder; consolidation; determination of issues; appointment of appraisers.

         (a) If the corporation denies that the shares are dissenting shares, or the corporation and the shareholder fail to agree upon the fair market value of the shares, then the shareholder demanding purchase of such shares as dissenting shares or any interested corporation, within six months after the date on which notice of the approval by the outstanding shares (Section 152) or notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder, but not thereafter, may file a complaint in the superior court of the proper county praying the court to determine whether the shares are dissenting shares or the fair market value of the dissenting shares or both or may intervene in any action pending on such a complaint.

         (b) Two or more dissenting shareholders may join as plaintiffs or be joined as defendants in any such action and two or more such actions may be consolidated.

         (c) On the trial of the action, the court shall determine the issues. If the status of the shares as dissenting shares is in issue, the court shall first determine that issue. If the fair market value of the dissenting shares is in issue, the court shall determine, or shall appoint one or more impartial appraisers to determine, the fair market value of the shares.